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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Craft Brew Alliance, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Craft Brew Alliance, Inc. common stock, par value $0.005 per share
(2)	Aggregate number of securities to which transaction applies:
19,494,150 shares of CBA common stock, 264,798 shares of CBA common stock underlying outstanding stock options, and 286,302 shares of CBA common stock underlying outstanding restricted stock units, assuming settlement of outstanding performance-based performance restricted stock units based on maximum performance.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Exchange Act Rule 0-11(c), the filing fee of $42,595.45 was determined by multiplying 0.0001298 by the aggregate merger consideration of $328,162,196.52. The aggregate merger consideration was calculated as the sum of (a) 19,494,150 shares of CBA common stock multiplied by the merger consideration of $16.50 per share, (b) 264,798 shares of CBA common stock underlying outstanding stock options multiplied by the merger consideration of $16.50 per share less the $9.76 weighted average exercise price of the outstanding stock options, and (c) 286,302 shares of CBA common stock underlying outstanding restricted stock units, assuming settlement of outstanding performance-based performance restricted stock units based on maximum performance, multiplied by the merger consideration of $16.50 per share.
	(4)	Proposed maximum aggregate value of transaction: $328,162,196.52
	(5)	Total fee paid: $42,595.45
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Craft Brew Alliance, Inc.
929 North Russell Street
Portland, OR 97227-1733

January 21, 2020

Dear Craft Brew Alliance Shareholder:

        You are invited to attend a special meeting (we refer to such meeting, including any adjournment or postponement thereof, as the "special meeting") of the shareholders of Craft Brew Alliance, Inc., which we refer to as "CBA" or the "Company," to be held on Tuesday, February 25, 2020, at 1 p.m. Pacific Standard Time at Widmer Brothers Pub Space, 947 N. Russell Street, Portland, OR 97227.

        At the special meeting you will be asked to approve the adoption of the Agreement and Plan of Merger, dated as of November 11, 2019 (as amended from time to time, the "merger agreement"), by and among the Company, Anheuser-Busch Companies, LLC, a Delaware limited liability company ("Parent"), and Barrel Subsidiary, Inc., a Washington corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (which we refer to as the "merger"), with the Company surviving the merger as a wholly owned subsidiary of Parent.

        If the merger is completed, each share of CBA's common stock, par value $0.005 per share (which we refer to as a "share" or, collectively, the "shares"), outstanding immediately prior to the effective time of the merger (other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties and (ii) shares that are owned by shareholders of the Company (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) who do not vote in favor of the merger agreement (or consent thereto in writing) and who exercise dissenters' rights when and in the manner required under Chapter 23B.13 of the Washington Business Corporation Act) will be converted into the right to receive $16.50 per share in cash, without interest.

        The special committee (the "Committee") of the board of directors of the Company (the "Board"), consisting solely of independent directors of the Company who are neither affiliated with nor appointed by Parent or its affiliates, evaluated the merger in consultation with the Company's management and legal and financial advisors and recommended the merger to the Board. The Committee unanimously (a) determined that the terms of the merger agreement and the transactions contemplated by it, including the merger, were fair to, and in the best interests of, the Company and the holders of shares of CBA common stock (other than Parent, Merger Sub and their affiliates), (b) determined that it was advisable and in the best interests of the Company and the holders of shares of CBA common stock (other than Parent, Merger Sub and their affiliates) to enter into the merger agreement, and (c) recommended that the Board approve and authorize the merger agreement and the merger. The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent), on behalf of the Company and based on the recommendation of the

Committee, unanimously (a) determined that the terms of the merger agreement and the transactions contemplated by it, including the merger, are fair to, and in the best interests of, the Company and its shareholders, (b) determined that it is in the best interests of the Company and its shareholders and declared it advisable to enter into the merger agreement, (c) approved the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions contemplated by the terms and subject to the conditions contained in the merger agreement, and (d) resolved to recommend that the shareholders of the Company vote to approve the merger agreement, in each case on the terms and subject to the conditions set forth in the merger agreement. The approval of the proposal to adopt the merger agreement requires the vote of a majority of the outstanding shares of CBA common stock entitled to vote on such matter at a shareholders' meeting duly called and held for such purpose, which majority includes a majority of the shares of CBA common stock held by shareholders other than Parent, Merger Sub and their affiliates. The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent) recommends that you vote "FOR" the proposal to adopt the merger agreement and the transactions contemplated by it, including the merger (the "Merger Agreement Proposal").

        You will also be asked to vote at the special meeting on (a) one or more proposals to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies, which requires the affirmative vote of the holders of a majority of the outstanding shares of CBA common stock cast in person or by proxy and entitled to vote thereon at the special meeting, whether or not a quorum is present, and (b) the nonbinding proposal regarding certain merger-related executive compensation arrangements, which requires the affirmative vote of the holders of a majority of the shares of CBA common stock cast in person or by proxy and entitled to vote thereon at the special meeting. The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent) recommends that you vote "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, and "FOR" the nonbinding proposal regarding certain merger-related executive compensation arrangements.

        The merger agreement provides that Parent will vote or cause to be voted any shares of CBA common stock beneficially owned by it or any of its subsidiaries in favor of the Merger Agreement Proposal at the special meeting. As of November 11, 2019, Parent owns approximately 31.2% of the issued and outstanding shares of CBA common stock.

        Completion of the merger is subject to the satisfaction or waiver of certain conditions set forth in the merger agreement.

        Your vote is very important. Whether or not you plan to attend the special meeting, as promptly as possible please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy through the Internet or by telephone. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        The accompanying proxy statement provides you with more detailed information about the special meeting, the merger agreement and the transactions contemplated by it, including the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement and the documents referred to or incorporated by reference in this proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, you should read the "Risk Factors" section beginning on page 14 in our annual report on Form 10-K for the fiscal year ended December 31, 2018, and other risk factors detailed from time to time in the Company's reports filed with the SEC and incorporated by reference in this proxy statement, for risks relating to our business and for a discussion of the risks that you should consider in evaluating the proposed transaction and how it may affect you.

        If you have any questions or need assistance voting your shares of CBA common stock, please call MacKenzie Partners, Inc., the Company's proxy solicitor in connection with the special meeting, toll-free at (800) 322-2885.

        Thank you in advance for your cooperation and continued support.

Sincerely,
/s/ David R. Lord	/s/ Andrew J. Thomas
David R. Lord Chairman of the Board and Chair of the Committee	Andrew J. Thomas Chief Executive Officer

        The accompanying proxy statement is dated January 21, 2020, and is first being mailed to the Company's shareholders on or about January 21, 2020.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Craft Brew Alliance, Inc.
929 North Russell Street
Portland, OR 97227-1733

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Craft Brew Alliance Shareholder:

        You are cordially invited to attend a special meeting (we refer to such meeting, including any adjournment or postponement thereof, as the "special meeting") of the shareholders of Craft Brew Alliance, Inc., which we refer to as the "Company" or "CBA," to be held on Tuesday, February 25, 2020, at 1 p.m. Pacific Standard Time at Widmer Brothers Pub Space, 947 N. Russell Street, Portland, OR 97227, for the following purposes:

          1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 11, 2019 (as amended from time to time, the "merger agreement"), by and among the Company, Anheuser-Busch Companies, LLC, a Delaware limited liability company ("Parent"), and Barrel Subsidiary, Inc., a Washington corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (which we refer to as the "merger"), with the Company surviving the merger as a wholly owned subsidiary of Parent, which we refer to as the "Merger Agreement Proposal." A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

          2.     To consider and vote on one or more proposals to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement Proposal, which we refer to as the "Adjournment Proposal."

          3.     To approve, by nonbinding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger, which we refer to as the "Advisory (Nonbinding) Merger-Related Compensation Proposal."

          4.     To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the Company's board of directors, which we refer to as the "Board," subject to the prior written consent of Parent.

        These items of business are more fully described in the proxy statement accompanying this notice.

        The affirmative vote of a majority of the outstanding shares of CBA common stock entitled to vote on such matter at a shareholders' meeting duly called and held for such purpose, which majority includes a majority of the shares of CBA common stock held by shareholders other than Parent, Merger Sub and their affiliates, is necessary for the approval of the Merger Agreement Proposal. The affirmative vote of the holders of the majority of the shares of CBA common stock cast in person or by proxy and entitled to vote thereon at the special meeting is necessary for the approval of the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        The record date for the special meeting is January 17, 2020. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. Any shareholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and act on such shareholder's behalf.

        Any holder of CBA common stock who provides written notice to the Company of their intent to demand payment for their shares prior to the special meeting and does not vote in favor of approval of the merger agreement will have the right to demand payment of the fair value of such holder's shares of CBA common stock if the merger is completed in lieu of receiving the $16.50 merger consideration, but only if such holder does not vote in favor of approving the merger agreement and otherwise complies with the procedures of Chapter 23B.13 of the Washington Business Corporation Act ("WBCA"), the dissenters' rights statute applicable to Washington corporations. These dissenters' rights are summarized in the accompanying proxy statement, and a copy of Chapter 23B.13 of the WBCA is attached to this proxy statement as Annex C. The accompanying proxy statement constitutes notice to you from CBA of the availability of dissenters' rights under the WBCA.

        Your vote is very important. To ensure your representation at the special meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone. Please vote promptly, regardless of whether or not you plan to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting. The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent) has approved the merger agreement and the transactions contemplated by it, including the merger, and recommends that you vote "FOR" the Merger Agreement Proposal, "FOR" the Adjournment Proposal and "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        Submitting your proxy through the Internet or by telephone is fast and convenient, and your proxy is immediately confirmed and tabulated. Using the Internet or telephone helps save the Company money by reducing postage and proxy tabulation costs.

By Order of the Board of Directors,

/s/ Marcus Reed

Marcus Reed
 Secretary

Portland, Oregon
Dated: January 21, 2020

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ii

        This Proxy Statement contains information related to a special meeting of shareholders of Craft Brew Alliance, Inc., which will be held on Tuesday, February 25, 2020 at 1 p.m. Pacific Standard Time at Widmer Brothers Pub Space, 947 N. Russell Street, Portland, OR 97227, and at any adjournments or postponements thereof. We are furnishing this Proxy Statement to our shareholders as part of the solicitation of proxies by our board of directors of the Company for use at the special meeting. At the special meeting you will be asked to, among other things, consider and vote on the adoption of the merger agreement (as defined immediately below). This Proxy Statement is dated January 21, 2020, and is first being mailed to the Company's shareholders on or about January 21, 2020.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated by it, including the merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

 SUMMARY TERM SHEET

        The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information."

Certain Defined Terms

        In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of November 11, 2019, by and among Anheuser-Busch Companies, LLC, Barrel Subsidiary, Inc., and Craft Brew Alliance, Inc., as it may be amended from time to time, as the "merger agreement," and the merger of Barrel Subsidiary, Inc. with and into Craft Brew Alliance, Inc. pursuant to the merger agreement as the "merger." We refer to (i) the U.S. Securities and Exchange Commission as the "SEC," (ii) the Securities Act of 1933, as amended, as the "Securities Act," and (iii) the Securities Exchange Act of 1934, as amended, as the "Exchange Act." In addition, we refer to (a) Anheuser-Busch Companies, LLC as "A-B" or "Parent"; (b) Barrel Subsidiary, Inc. as "Merger Sub"; (c) Parent and Merger Sub, collectively, as the "A-B Parties"; (d) Craft Brew Alliance, Inc. as the "Company," "CBA," "us," "our" or "we"; (e) the board of directors of CBA as the "Board"; and (f) the special committee made up of the members of the Board excluding, for the avoidance of doubt, Messrs. Gilbertson and Mills due to their affiliation with Parent, as the "Committee."

        We refer to the special meeting of the shareholders of the Company to be held on Tuesday, February 25, 2020, at 1 p.m. Pacific Standard Time at Widmer Brothers Pub Space, 947 N. Russell Street, Portland, OR 97227, including any adjournment or postponement thereof, as the "special meeting," and January 17, 2020, the record date for the special meeting, as the "record date."

Merger Consideration

        If the merger is completed, each share of CBA common stock outstanding immediately prior to the effective time of the merger (other than (i) shares of CBA common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares of CBA common stock owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties and (ii) shares of CBA common stock that are owned by shareholders of the Company (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) who do not vote in favor of the merger agreement (or consent thereto in writing) and who exercise dissenters' rights when and in the manner required under Chapter 23B.13 of the Washington Business Corporation Act ("WBCA")) will be converted into the right to receive $16.50 per share in cash, without interest, which we refer to as the "merger consideration." Shares of CBA common stock held by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent at the effective time of the merger will remain outstanding after the effective time of the merger and, as a result, will not be converted into the right to receive the merger consideration.

Treatment of CBA Equity Awards

  Options

        Each CBA stock option that is outstanding at the effective time of the merger (a "CBA Option"), whether or not then vested, will at the effective time of the merger automatically and without any action on the part of the holder of such option be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to such CBA Option, multiplied by (ii) the excess of $16.50 over the applicable per share exercise price of such CBA Option, less applicable tax withholding.

  Restricted Stock Units

        Each restricted stock unit award corresponding to shares of CBA common stock that is outstanding at the effective time of the merger (a "CBA RSU Award") will at the effective time of the merger automatically and without any action on the part of the holder of such award, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to the CBA RSU Award, multiplied by (ii) $16.50, less applicable tax withholding. For purposes of any performance-based CBA RSU Awards, the number of shares of CBA common stock subject to a CBA RSU Award will equal, to the extent outstanding at the effective time of the merger:

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  for the 2017-2019 performance cycle, 33% of the target number of shares of CBA common stock covered by the award; and

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  for the 2018-2020 and 2019-2021 performance cycles, 100% of the target number of shares of CBA common stock covered by the award.

For a further discussion, see "Special Factors—Certain Effects of the Merger—Treatment of CBA Equity Awards."

Special Factors (page 17)

  Background of the Merger

        A description of the background of the merger, including our discussions with A-B, is included in "Special Factors—Background of the Merger."

  Recommendation of the Board; Fairness of the Merger

        The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent), on behalf of the Company and following the recommendation of the Committee, pursuant to resolutions approved at a meeting of the Board held on November 11, 2019, unanimously (a) determined that the terms of the merger agreement and the transactions contemplated by it, including the merger, are fair to, and in the best interests of, the Company and its shareholders (including unaffiliated security holders), (b) determined that the merger agreement is in the best interests of the Company and its shareholders (including unaffiliated security holders) and declared it advisable to enter into the merger agreement, (c) approved the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions contemplated by the terms and subject to the conditions contained in the merger agreement, (d) resolved to recommend that the shareholders of the Company vote to approve the merger agreement, in each case on the terms and subject to the conditions set forth in the merger agreement, and (e) directed that the merger agreement be submitted to the shareholders for their approval. In evaluating the merger, the Committee and the Board consulted with the Company's management and legal and financial advisors and considered various material factors. For a description of the material factors considered by the Board in deciding to recommend approval of the proposal to adopt the merger agreement, see "Special Factors—Reasons for the Merger; Recommendation of the Board; Fairness of the Merger."

  Position of the A-B Parties as to the Fairness of the Merger

        The A-B Parties did not participate in the deliberations of the Board regarding, or receive advice from the Company's legal or financial advisors as to, the fairness of the proposed merger to the Company's unaffiliated shareholders. The A-B Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the merger to the Company's unaffiliated shareholders. However, based on the knowledge and analysis by the A-B Parties of available information regarding the Company, its business and the factors considered by, and the analysis and resulting conclusions of, the Board, as discussed in the section "Special Factors—Purpose and Reasons of the Company for the Merger," the A-B Parties believe that the merger is substantively and procedurally fair to the Company's unaffiliated shareholders.

  Opinion of Goldman Sachs & Co. LLC

        At a meeting of the Committee held on November 11, 2019, Goldman Sachs & Co. LLC (which we refer to as "Goldman Sachs") rendered to the Committee its oral opinion, subsequently confirmed in its written opinion dated November 11, 2019, to the effect that, as of the date of Goldman Sachs' written opinion, and based upon and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the $16.50 in cash per share of CBA common stock to be paid to the holders (other than Anheuser-Busch InBev SA/NV (which we refer to as "A-B InBev") and its affiliates) of shares of CBA common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated November 11, 2019, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with Goldman Sachs' opinion, is attached to this proxy statement as Annex B. The summary of Goldman Sachs' opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs' written opinion. Goldman Sachs' advisory services and opinion were provided for the information and assistance of the Committee in connection with its consideration of the merger and the opinion does not constitute a recommendation as to how any holder of shares of CBA common stock should vote with respect to the merger or any other matter.

        Pursuant to an engagement letter between CBA and Goldman Sachs, CBA has agreed to pay Goldman Sachs for its services in connection with the merger an aggregate fee of approximately $5,900,000, all of which is contingent upon completion of the merger.

        For additional information, see the section entitled "Special Factors—Opinion of Goldman Sachs & Co. LLC" beginning on page 32 and Annex B to this proxy statement.

  Purpose and Reasons of the Company for the Merger

        The Company's purpose for engaging in the merger is to enable its shareholders to receive the merger consideration, which represents a per share premium of (a) 99% over the volume weighted average price of a share of CBA common stock for the 30-day period ending on November 11, 2019, the last trading day prior to the public announcement of the merger and (b) 125% over the closing price of a share of CBA common stock on November 11, 2019, the last trading day prior to the public announcement of the merger.

  Certain Effects of the Merger

        At the effective time of the merger, each share of CBA common stock outstanding immediately prior to the effective time of the merger (other than (i) shares of CBA common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares of CBA common stock owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties and (ii) shares of CBA common stock that are owned by shareholders of the Company (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) who do not vote in favor of the merger agreement (or consent thereto in writing) and who exercise dissenters' rights when and in the manner required under Chapter 23B.13 of the WBCA) will be converted into the right to receive the merger consideration, upon the terms and subject to the conditions set forth in the merger agreement, whereupon all such shares of CBA common stock will be automatically cancelled, will cease to be outstanding, and will cease to exist, and the holders of such shares of CBA common stock will cease to have any rights with respect thereto, other than the right to receive the merger consideration. Shares of CBA common stock held by Parent or Merger Sub at the effective time of the merger will remain outstanding after the effective time of the merger and, as a result, will not be converted into the right to receive the merger consideration. For a further discussion of the effects of the merger, see "Special Factors—Certain Effects of the Merger."

  Interests of Executive Officers and Directors of the Company in the Merger

        In considering the recommendations of the Board with respect to the merger, the Company's shareholders should be aware that the Company's executive officers and directors have certain interests in the merger that may be different from, or in addition to, the interests of the Company's shareholders generally. The Board was aware of these interests and considered them, among other matters, in making its recommendations. These interests include, among others, the accelerated vesting and payment of the Company's equity awards, retention bonus awards for each of Messrs. Thomas and Mennen and Ms. Perich, and certain severance and other separation benefits that may be payable following termination of an executive officer's employment after the effective time of the merger under severance agreements or the Company's severance policy, as applicable, and the provision of indemnification and insurance arrangements pursuant to the merger agreement. These interests are discussed in more detail under "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger."

  Intent to Vote in Favor of the Merger

        Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of CBA common stock owned directly by them in favor of the adoption of the merger agreement and each of the other proposals. As of January 17, 2020, the record date for the special meeting, our directors and executive officers directly owned, in the aggregate, 686,021 shares of CBA common stock entitled to vote at the special meeting, or collectively approximately 3.5% of the outstanding shares of CBA common stock entitled to vote at the special meeting.

  A-B's Obligation to Vote in Favor of the Merger

        The merger agreement provides that A-B will vote or cause to be voted any shares of CBA common stock beneficially owned by it or any of its subsidiaries in favor of the Merger Agreement Proposal (defined below) at the special meeting. As of November 11, 2019, A-B owns approximately 31.2% of the issued and outstanding shares of CBA common stock.

  Material U.S. Federal Income Tax Consequences of the Merger

        The receipt of cash in exchange for shares of CBA common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of CBA common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the discussion under "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 54.

  Financing of the Merger

        The merger is not subject to any financing condition. The Company estimates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $228,000,000. For a further discussion, see "Special Factors—Financing of the Merger."

  Litigation Relating to the Merger

        Two purported class action complaints related to the merger have been filed on behalf of putative classes of CBA's public shareholders: Steven Kost v. Craft Brew Alliance, Inc., et al., Case No. 20-2-00389-1 SEA, filed January 3, 2020, in the Superior Court of Washington, King County; and Evan Birkby v. Craft Brew Alliance, Inc., et al., Case No. 20CV02867, filed January 14, 2020, in the Circuit Court of the State of Oregon for the County of Multnomah. Both complaints name as defendants CBA and its directors, and the Birkby complaint also names as defendants Andrew J. Thomas and A-B. The complaints generally allege that CBA's directors breached their fiduciary duties by allegedly failing to establish a fair process to maximize the value of CBA to its public shareholders, by allegedly agreeing to the merger with A-B without regard for purported detrimental effects on CBA's public shareholders, and by allegedly failing to disclose material information in the preliminary form of this proxy statement. The Birkby complaint also alleges that Andrew J. Thomas as an officer of CBA and A-B as a significant shareholder of CBA breached fiduciary duties owed to CBA's public shareholders, and that all of the named defendants aided and abetted one another in breaching fiduciary duties owed to CBA's public shareholders. The complaints seek, among other things, injunctive relief preventing the consummation of the merger, rescission of the merger if consummated, damages, and an award of plaintiffs' expenses and attorneys' fees.

The Merger Agreement (page 63)

        A summary of the material provisions of the merger agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is described under "The Merger Agreement." Among other things, the merger agreement includes the following terms:

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  Effective Time of the Merger; Closing.  If our shareholders vote to adopt the merger agreement, the merger will become effective on the third (3rd) business day following the day on which the last condition to the merger is satisfied or waived, including the receipt of all required regulatory approvals and consents, unless otherwise agreed in writing by Parent and CBA. Assuming timely satisfaction of necessary closing conditions set forth in the merger agreement, we anticipate that the merger will be completed in 2020. The Company, however, cannot assure completion of the merger by any particular date, if at all.

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  Conditions to the Merger.  The closing of the merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in "The Merger Agreement—Conditions to the Merger," include:

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  the approval of the merger agreement by the holders of a majority of the outstanding shares of CBA common stock entitled to vote on the proposal at a shareholders' meeting, which majority includes a majority of the shares of CBA common stock held by holders other than Parent, Merger Sub their affiliates, has been obtained;

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    any notification and waiting period requirements (or extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which we refer to as the "HSR Act," has expired or been earlier terminated;

    •
    the absence of any law, statute, ordinance, ruling or order of any governmental authority enjoining or otherwise prohibiting consummation of the merger or making the consummation of the merger illegal;

    •
    the accuracy of each party's representations and warranties in the merger agreement (generally subject to materiality qualifications);

    •
    the performance in all material respects by each party of all obligations required to be performed by it under the merger agreement;

    •
    the delivery of an officers' certificate by each party with respect to the accuracy of the representations and warranties and performance of obligations of such party under the merger agreement; and

    •
    no "material adverse effect" (as described in "The Merger Agreement—Representations and Warranties—Material Adverse Effect," beginning on page 68) having occurred.

  •
  No Solicitation of Acquisition Proposals.  The merger agreement provides that we are not permitted to, directly or indirectly through our representatives, initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal (as defined in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes" beginning on page 72), engage in, continue or otherwise participate in discussions or negotiations related to, or furnish any nonpublic information to any third party relating to, any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any acquisition proposal (other than to state that the terms of the merger agreement prohibit such discussions), approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle with respect to an acquisition approval, or otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

  •
  Board Recommendation Changes.  Notwithstanding the restrictions described above, under certain circumstances, we may, prior to the time the merger agreement is adopted by our shareholders, (w) provide information in response to an unsolicited, bona fide written acquisition proposal that did not result from a material breach of the non-solicitation provisions if the Company receives from the third party requesting such information an executed confidentiality agreement (as described in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes" beginning on page 72), (x) engage or participate in any discussions or negotiations with certain third parties who have made such a bona fide written acquisition proposal, (y) authorize, approve, recommend or declare advisable such an acquisition proposal (or propose to do any of the foregoing), and (z) effect a change of recommendation (as defined in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes") with respect to an acquisition proposal if and only if (a) prior to taking any such action described in the foregoing clauses (w), (x), (y) and (z), the Board (acting on the recommendation of the Committee) or the Committee determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law, (b) in each such case referred to in clauses (w) and (x), the Board, or any committee of the Board, has determined in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal, and (c) in the case of clause (y) above, the Board or the Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal is a superior proposal.

    The merger agreement also provides that, at any time before the shareholders of the Company adopt the merger agreement, the Board (acting on the recommendation of the Committee) or the Committee may effect a change of recommendation (or terminate the merger agreement, in which case the Company will be required to pay a termination fee of $9,000,000 to Parent) with respect to an acquisition proposal if (A) the Board or the Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal is a superior proposal, and (B) the Company gives four (4) business day's prior written notice to Parent that the Company has received such proposal, and the Company thereafter complies with certain match right provisions under the merger agreement, as described in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—Match Rights" beginning on page 75.

    The merger agreement further provides that the Board (acting on the recommendation of the Committee) or the Committee may effect a change in recommendation and terminate the merger agreement at any time before the shareholders of the Company adopt the merger agreement in response to an intervening event if, prior to such time, the Board (acting on the recommendation of the Committee) or the Committee, as applicable, determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to effect a change of recommendation would be inconsistent with the directors' fiduciary duties under applicable law, as described in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes" beginning on page 72.

  •
  Termination and Termination Fees.  The merger agreement contains certain termination rights, including the right of either party to terminate the merger agreement if the merger has not occurred on or before November 11, 2020 (subject to extension by the terms of the merger agreement) and the right of the Company to terminate the merger agreement to accept a superior proposal, subject to specified exceptions and limitations, and provides that:

  •
  Upon termination of the merger agreement by the Company or Parent in certain circumstances, including as a result of a change in the recommendation of the Board or Committee or by termination by the Company of the merger agreement to enter into an alternative acquisition agreement providing for a superior proposal, or, if the merger agreement is terminated and the Company enters into or completes a competing transaction within nine months, the Company will be required to pay Parent a termination fee of $9,000,000.

  •
  Upon termination of the merger agreement by the Company or Parent due to failure to satisfy certain antitrust-related conditions, Parent will be required to pay the Company a termination fee of $15,000,000.

        For further discussion of the rights of the parties to terminate the merger agreement and the circumstances in which certain termination fees will be payable, see "The Merger Agreement—Termination."

Dissenters' Rights

        Shareholders who do not vote in favor of approval of the merger agreement and the transactions contemplated by it, including the merger, and who otherwise comply with the procedures for perfecting dissenters' rights under Washington law may demand payment of the "fair value" of their shares of

CBA common stock in connection with the consummation of the merger. The fair value of your shares of CBA common stock may be more or less than the merger consideration.

Parties to the Merger (page 89)

        Craft Brew Alliance, Inc. is a Washington corporation. Craft Brew Alliance, Inc. is the seventh largest craft brewing company in the U.S. and a leader in brewing, branding, and bringing to market world-class American craft beers. Its distinctive portfolio combines the power of Kona Brewing Co., one of the top craft beer brands in the world, with strong regional breweries and innovative lifestyle brands, including Appalachian Mountain Brewery, Cisco Brewers, Omission Brewing Co., pH Experiment, Redhook Brewery, Square Mile Cider Co., Widmer Brothers Brewing, and Wynwood Brewing Co. The Company nurtures the growth and development of its brands in today's increasingly competitive beer market through state-of-the-art brewing and distribution capability, integrated sales and marketing infrastructure, and strong focus on innovation, local community and sustainability. The Company was formed in 2008 through the merger of Redhook Brewery and Widmer Brothers Brewing, the two largest craft brewing pioneers in the Northwest at the time. Following a successful strategic brewing and distribution partnership, Kona Brewing Co. joined CBA in 2010. As part of CBA, Kona Brewing Co. has expanded its reach across all 50 U.S. states and approximately 30 countries, while remaining deeply rooted in its home of Hawaii. The shares of CBA common stock are publicly traded on NASDAQ under the symbol "BREW."

        Anheuser-Busch Companies, LLC is a Delaware limited liability company and a wholly owned subsidiary of Anheuser Busch InBev SA/NV. Anheuser-Busch Companies, LLC was organized in 2011 by statutory conversion of Anheuser-Busch Companies, Inc. into a limited liability company. Anheuser-Busch Companies, Inc. was incorporated in 1979 as the holding company of Anheuser-Busch, Incorporated (now, Anheuser-Busch, LLC).

        For more than 165 years, Anheuser-Busch Companies, LLC has been woven into the cultural fabric of the United States, carrying on a legacy of brewing great-tasting, high-quality beers that have satisfied beer drinkers for generations. Today, Anheuser-Busch Companies, LLC owns and operates 23 breweries, 14 distributorships and 23 agricultural and packaging facilities, and has more than 18,000 colleagues across the United States. Anheuser-Busch Companies, LLC is home to several of America's most recognizable beer brands, including Budweiser, Bud Light, Michelob ULTRA and Stella Artois, as well as a number of regional brands that provide beer drinkers with a choice of the best-tasting craft beers in the industry. From responsible drinking programs and emergency drinking water donations to industry-leading sustainability efforts, Anheuser-Busch Companies, LLC is guided by an unwavering commitment to supporting the communities it calls home.

        Barrel Subsidiary, Inc. is a Washington corporation and a wholly owned subsidiary of Parent. Barrel Subsidiary, Inc. was incorporated under the laws of the State of Washington on November 8, 2019.

        For more information, see "Parties to the Merger."

Market Price of Common Stock and Dividends (page 104)

        The shares of CBA common stock are listed for trading on the Nasdaq Global Market, which we refer to as "NASDAQ," under the symbol "BREW." We have not declared or paid any cash dividends on shares of CBA common stock in the last five fiscal years.

        On January 17, 2020, the most recent practicable date before this proxy statement was distributed to our shareholders, the closing price for CBA's shares on NASDAQ was $16.42 per share. On November 11, 2019, the last trading day prior to the public announcement of the merger, the closing price for CBA's shares of CBA common stock on NASDAQ was $7.33 per share. You are encouraged to obtain current market quotations for the shares of CBA common stock in connection with voting your shares of CBA common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the "Summary Term Sheet" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully. See "Where You Can Find More Information."

Q.
Why am I receiving this document?

A.
On November 11, 2019, the Company entered into the merger agreement. Pursuant to the merger agreement, Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Annex A.

  The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent), on behalf of the Company and following the recommendation of the Committee, pursuant to resolutions approved at a meeting of the Board held on November 11, 2019, unanimously (a) determined that the terms of the merger agreement and the transactions contemplated by it, including the merger, are fair to, and in the best interests of, the Company and its unaffiliated shareholders, (b) determined that the merger agreement is in the best interests of the Company and its unaffiliated shareholders and declared it advisable to enter into the merger agreement, (c) approved the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions contemplated by the terms and subject to the conditions contained in the merger agreement, (d) resolved to recommend that the shareholders of the Company vote to approve the merger agreement, in each case on the terms and subject to the conditions set forth in the merger agreement, and (e) directed that the merger agreement be submitted to the holders of the shares of CBA common stock for their adoption. In evaluating the merger, the Committee and the Board consulted with the Company's management and outside legal and financial advisors, and considered a number of factors.

  The Company is soliciting proxies for the special meeting. You are receiving this proxy statement because you own shares of CBA common stock. This proxy statement contains important information about the proposed transaction and the special meeting, and you should read it carefully. The enclosed proxy card allows you to vote your shares of CBA common stock without attending the special meeting in person.

  The Company is holding the special meeting so that our shareholders may vote on the proposal to approve the adoption of the merger agreement, the proposal to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies, and the nonbinding proposal regarding certain merger-related executive compensation arrangements.

  Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of CBA common stock, please see the section of this proxy statement entitled "The Special Meeting."

Q.
What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the merger agreement. If the merger agreement is adopted by our shareholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company and the Company will continue as the surviving corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a public company. In addition, following the consummation of the merger, the registration of the shares of CBA common stock and the Company's reporting obligation under the Exchange Act with respect to the shares of CBA common stock will be terminated upon application to the SEC, the shares of CBA common stock will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. Following the consummation of the merger, your shares of CBA common stock will represent only the right to receive the merger consideration (unless you have exercised dissenters' rights when and in the manner required under Chapter 23B.13 of the WBCA), and you will no longer have any interest in our future earnings, growth or value.

Q.
What will happen to the CBA common stock as a result of the merger?

A.
If the merger is completed, your shares of CBA common stock will represent only the right to receive the merger consideration (unless you have exercised dissenters' rights when and in the manner required under Chapter 23B.13 of the WBCA, see "Special Factors—Dissenters' Rights"), and you will no longer have any interest in our future earnings, growth or value.

Q.
What happens if the merger is not completed?

A.
If the proposal to adopt the merger agreement is not adopted by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of CBA common stock in connection with the merger. Instead, the Company will remain a public company and shares of CBA common stock will continue to be listed and traded on NASDAQ, so long as the Company continues to meet the applicable listing requirements.

Q.
When and where is the special meeting?

A.
The special meeting of shareholders of the Company will be held on Tuesday, February 25, 2020, at 1 p.m. Pacific Standard Time at Widmer Brothers Pub Space, 947 N. Russell Street, Portland, OR 97227.

Q.
Who can vote at the special meeting?

A.
Shareholders of record as of the close of business on January 17, 2020, the record date for the special meeting, are entitled to receive notice of and to attend and vote at, the special meeting, or any adjournment or postponement thereof. Each record holder of the shares of CBA common stock as of the record date is entitled to cast one vote on each matter properly brought before the special meeting for each share of CBA common stock that such holder owns of record as of the record date. If you are a shareholder of record, please be prepared to provide proper identification at the special meeting, such as a driver's license. If you wish to attend the special meeting and your shares of CBA common stock are held in "street name" by your broker, bank or other nominee, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. "Street name" holders who wish to vote at the special meeting will need to obtain a proxy executed in such holder's favor from the broker, bank or other nominee that holds their shares of CBA common stock of record. Seating will be limited at the special meeting.

Q.
What is the difference between being a "shareholder of record" and a "beneficial owner" of shares of CBA common stock held in "street name"?

A.
If your shares of CBA common stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of CBA common stock, the "shareholder of record." In that case, this proxy statement and your proxy card have been sent directly to you by the Company.

  If your shares of CBA common stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of the shares of CBA common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee, which may be, with respect to those shares of CBA common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares of CBA common stock by following their instructions for voting.

Q.
What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on the following:

•
A proposal to adopt the merger agreement, a copy of which is attached to this proxy statement as Annex A, pursuant to which, at the effective time, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent, which we refer to as the "Merger Agreement Proposal";

•
One or more proposals to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, which we refer to as the "Adjournment Proposal"; and

•
A nonbinding proposal regarding certain merger-related executive compensation arrangements, as disclosed in the table under "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation," which we refer to as the "Advisory (Nonbinding) Merger-Related Compensation Proposal."

Q.
What is a quorum?

A.
The representation of the holders of a majority of the shares of CBA common stock outstanding and entitled to vote, present in person or by proxy, at the special meeting will constitute a quorum for the purposes of the special meeting.

Q.
What vote is required for the Company's shareholders to adopt the Merger Agreement Proposal?

A.
The approval of the proposal to adopt the merger agreement and the transactions contemplated by it, including the merger, requires the affirmative vote of a majority of all of the outstanding shares of CBA common stock, including the affirmative vote of a majority of the outstanding shares of CBA common stock held by shareholders other than A-B or any of its affiliates. The transaction is structured to require the approval of a majority of security holders not affiliated with A-B; however, the transaction is not structured to require approval of a majority of all security holders unaffiliated with the Company because, although the votes of A-B and its affiliates are excluded, the votes of our directors (other than the A-B designees on the Board) and officers are included.

  As of January 17, 2020, which is the record date, there were 19,495,907 shares of CBA common stock outstanding.

Q.
How will A-B vote the shares of CBA common stock it holds?

A.
The merger agreement provides that A-B will vote or cause to be voted any shares of CBA common stock beneficially owned by it or any of its subsidiaries in favor of the Merger Agreement Proposal at the special meeting. As of November 11, 2019, A-B owns approximately 31.2% of the issued and outstanding shares of CBA common stock.

Q.
What vote is required for the Company's shareholders to adopt the Adjournment Proposal?

A.
Approval of one or more proposals to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of CBA common stock cast at a meeting of shareholders and entitled to vote, whether or not a quorum is present.

Q.
What vote is required for the Company's shareholders to adopt the Advisory (Nonbinding) Merger-Related Compensation Proposal?

A.
Approval of the advisory (nonbinding) proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of holders of a majority of the shares of CBA common stock cast at a meeting of shareholders and entitled to vote.

Q.
How are the votes counted?

A.
For each of the Merger Agreement Proposal, the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN." An abstention will have the same effect as an "AGAINST" vote for the Merger Agreement Proposal, and will have no effect with respect to the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal, and will count for purposes of determining if a quorum is present at the special meeting.

Q.
How does the Board recommend that I vote?

A.
The Board recommends that you vote:

•
"FOR" the Merger Agreement Proposal;

•
"FOR" the Adjournment Proposal; and

•
"FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

  You should read "Special Factors—Reasons for the Merger; Recommendation of the Board; Fairness of the Merger" for a discussion of the factors that the Board considered in deciding to recommend the approval of the merger agreement. See also "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger."

Q.
How do I vote?

A.
If you are a shareholder of record as of the record date, you may vote your shares of CBA common stock on matters presented at the special meeting in any of the following ways:

•
in person—you may attend the special meeting and cast your vote there;

•
by proxy—shareholders of record have a choice of voting by proxy;

•
through the Internet (the website address for Internet voting is printed on your proxy card);

•
by using the toll-free telephone number noted on your proxy card; or

  •
  by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  If you are a beneficial owner of the shares of CBA common stock as of the record date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

  The control number located on your proxy card is designed to verify your identity and allows you to vote your shares of CBA common stock and to confirm that your voting instructions have been properly recorded when submitting a proxy through the Internet or by telephone.

  Please note that if you attend the special meeting in person, cameras, recording devices, cell phones and certain other electronic devices will not be permitted.

Q.
What is the deadline for voting my shares of CBA common stock?

A.
If you are a shareholder of record as of the record date and choose to vote your shares of CBA common stock through the Internet or by telephone, your proxy must be received through the Internet by 11:59 p.m. Eastern Standard Time on February 24, 2020 or by telephone by 11:59 p.m. Eastern Standard Time on February 24, 2020 in order for your shares to be voted at the special meeting, or you may instead complete, sign, date and return the proxy card in the accompanying prepaid envelope or otherwise file your proxy with our Secretary, as long as the proxy is received by our Secretary by the time the special meeting begins. You may also attend the special meeting and vote in person. If you are a beneficial owner, please review the voting instructions provided by your bank, brokerage firm or other nominee for information on the deadline for voting your shares.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person to vote your shares of CBA common stock. This written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to designate a proxy to vote your shares of CBA common stock is called a proxy card.

Q.
If I am a shareholder of record, what happens if I do not vote or submit a proxy card?

A.
If you fail to vote, either in person or by proxy, your shares of CBA common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

  Additionally, your failure to vote will (a) have the effect of counting "AGAINST" the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of a majority of all of the outstanding shares of CBA common stock, including the affirmative vote of a majority of the outstanding shares of CBA common stock held by shareholders other than A-B or any of its affiliates, and (b) have no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Q.
If my shares of CBA common stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of CBA common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of CBA common stock if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of CBA common stock. Under stock exchange rules applicable to banks, brokerage firms, and other nominees, absent your instructions, a bank, brokerage firm or other nominee does not have discretionary authority to vote on "non-routine" matters and we believe that all of the matters to be considered at the special meeting are "non-routine" for this purpose.

  If you instruct your bank, brokerage firm or other nominee how to vote on at least one, but not all of the proposals to be considered at the special meeting, your shares of CBA common stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the special meeting. In this scenario, a "broker non-vote" will occur with respect to each proposal for which you did not provide voting instructions to your bank, brokerage firm or other nominee.

  A failure to provide instructions with respect to any of the proposals and a broker non-vote will have (a) the effect of an "AGAINST" vote on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of a majority of all of the outstanding shares of CBA common stock, including the affirmative vote of a majority of the outstanding shares of CBA common stock held by shareholders other than A-B or any of its affiliates, and (b) no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Q.
If a shareholder gives a proxy, how are the shares of CBA common stock voted?

A.
Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your shares of CBA common stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of CBA common stock should be voted "FOR" or "AGAINST," or to "ABSTAIN" from voting on, all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes indicating how your shares of CBA common stock should be voted on a matter, the shares of CBA common stock represented by your properly signed proxy will be voted "FOR" the Merger Agreement Proposal, "FOR" the Adjournment Proposal and "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Q.
Can I change or revoke my vote?

A.
Yes. You have the right to revoke a proxy, including any proxy you may have given, whether delivered through the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with our Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. If your shares of CBA common stock are held in street name by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on changing or revoking your proxy.

  Only your latest submitted proxy will be considered. Please cast your vote "FOR" each of the proposals listed in this proxy statement by following the instructions provided, as promptly as possible.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of CBA common stock in "street name," or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement to ensure that all of your shares of CBA common stock are voted.

Q.
What happens if I sell my shares of CBA common stock before the special meeting?

A.
The record date for shareholders entitled to vote at the special meeting is prior to both the date of the special meeting and the consummation of the merger. If you transfer your shares of CBA common stock before the record date, you will not be entitled to vote at the special meeting and will not be entitled to receive the merger consideration. If you transfer your shares of CBA common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares of CBA common stock. Unless special arrangements are made, the person to whom you transfer your shares of CBA common stock after the record date will not have a right to vote those shares of CBA common stock at the special meeting. Accordingly, it is important for you to vote your shares of CBA common stock, even if you transfer them after the record date.

Q.
Do shareholders have dissenters' rights?

A.
Yes. Any shareholders of the Company who provide written notice to the Company of their intent to demand payment for their shares prior to the special meeting and do not vote in favor of approval of the merger agreement and the transactions contemplated by it, including the merger, will have the right to demand payment of the "fair value" of their shares of CBA common stock in connection with the consummation of the merger, if the merger contemplated by the merger agreement is consummated, but only if they comply with the procedures for perfecting dissenters' rights under the WBCA. The fair value of such shares of CBA common stock as determined under Chapter 23B.13 of the WBCA could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not exercise dissenters' rights with respect to your shares of CBA common stock. Chapter 23B.13 of the WBCA is included as Annex C to this proxy statement. We encourage you to read that Washington statute carefully and to consult with legal counsel if you desire to exercise your dissenters' rights. See "Special Factors—Dissenters' Rights."

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay MacKenzie Partners, Inc. a fee of $25,000, and to reimburse MacKenzie Partners, Inc. for reasonable out-of-pocket expenses. The Company will indemnify MacKenzie Partners, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the shares of CBA common stock for their expenses in forwarding solicitation materials to beneficial owners of our shares of CBA common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, by email, through the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of CBA common stock are represented at the special meeting. If you hold your shares of CBA common stock in your own name as the shareholder of record, please submit your proxy for your shares of CBA common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by calling the telephone number printed on your proxy card or by following the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot at the special meeting will revoke any proxy previously submitted. If you are a beneficial owner of the shares of CBA common stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
What is householding and how does it affect me?

A.
The SEC rules permit companies and intermediaries such as banks and brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice of Internet availability of proxy materials addressed to those shareholders. This process is commonly referred to as "householding." While the Company does not household, a number of brokerage firms with account holders who are the Company's shareholders may institute householding. Once you have received notice from your bank or broker that it will be householding materials to your address, householding generally will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of Internet availability of proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you should contact your bank or broker.

Q.
Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of CBA common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

  MacKenzie Partners, Inc.
  1407 Broadway, 27th Floor
  New York, NY 10018
  (800) 322-2885 (toll free)
  (212) 929-5500 (call collect)
  Email: proxy@mackenziepartners.com

SPECIAL FACTORS

        This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully because it is the legal document that governs the merger.

        We are asking our shareholders to vote on the adoption of the merger agreement. If the merger is completed, the holders of the shares of CBA common stock will have the right to receive the merger consideration.

Background of the Merger

        The Board, together with CBA's management team, regularly reviews CBA's performance, prospects and strategy in light of current business and economic conditions, as well as developments in the craft brewing industry. These regular reviews have, from time to time, included evaluation of potential opportunities for commercial arrangements, strategic acquisition opportunities and a sale of the company, including in certain cases opportunities involving A-B and its affiliates.

        A-B, together with its predecessors and affiliates, has maintained a significant equity ownership interest in CBA and has had minority representation on the Board and has been party to commercial agreements with CBA beginning prior to the initial public offering of CBA's predecessor in 1995. At all relevant times during 2019, A-B and its affiliates held 6,069,047 shares of CBA common stock (representing approximately 31.2% of the outstanding shares of CBA common stock as of November 11, 2019) and have been party to certain commercial agreements with CBA, as described in "Other Important Information Regarding the A-B Parties—Significant Past Transactions and Contracts."

        In 2016, CBA explored a number of strategic alternatives including a potential merger or sale of the entire company, both with A-B and with third parties, and reviewed its existing commercial arrangements with A-B. In connection with CBA's exploration of strategic alternatives and review of commercial arrangements with A-B, the Board formed the Committee, which is a special committee of directors comprising all of CBA's directors who were independent and not affiliated with A-B, to consider strategic alternatives and review commercial arrangements with A-B and, if appropriate, negotiate on bhalf of the shareholders not affiliated with A-B. Goldman Sachs and Wachtell, Lipton, Rosen & Katz ("Wachtell Lipton") were retained to act as the Committee's and CBA's financial advisor and legal counsel, respectively. These explorations and review culminated in the execution of new and amended commercial agreements between CBA and A-B and certain of its affiliates in 2016. Among other things, these agreements obligated A-B to make a $20,000,000 payment to CBA on August 23, 2019 if A-B or one of its affiliates did not make a "qualifying offer" to CBA prior to that date. A "qualifying offer" was defined as an offer to purchase all of the outstanding equity securities of CBA not owned by A-B or its affiliates at a per share price of not less than $22.00 prior to August 24, 2017, $23.25 prior to August 24, 2018, and $24.50 on or prior to August 23, 2019, and on certain other non-financial terms.

        In anticipation of the possibility of receipt of a "qualifying offer" prior to the August 23, 2019 $20,000,000 payment deadline, the Committee met on May 14, 2019, and on August 1, 2019, together with members of CBA's senior management and representatives of Goldman Sachs and Wachtell Lipton, to discuss and review CBA's strategic and competitive positioning, projections of future performance, valuation, potential reactions to an offer from A-B at various prices and CBA's strategic alternatives to continuing independently or engaging in a transaction with A-B, including the likelihood or unlikelihood of other parties being willing and able to acquire CBA or engage in a shareholder-value-maximizing strategic transaction with CBA. At this time, and at all times during 2019, the Committee consisted of all six of the directors who were (and are) independent and not affiliated with A-B: Messrs. Timothy P. Boyle, Marc J. Cramer, Paul D. Davis, Kevin R. Kelly, David R. Lord (chairman) and Ms. Jacqueline S. Woodward. At all times during 2019, the Board consisted of eight directors, six of whom are independent and not affiliated with A-B, and two of whom, Messrs. Gilbertson and Mills, are employed by A-B. In this section of the proxy, unless otherwise indicated, references to the Board refer to the Board without the participation of Messrs. Gilbertson and Mills, who recused themselves from these discussions due to their affiliation with A-B.

        On August 22, 2019, representatives of A-B informed representatives of CBA that A-B would not make a "qualifying offer" and instead would make the $20,000,000 payment on the following day, but emphasized that CBA continued to be a key complement to A-B's craft beer portfolio and that A-B looked forward to continuing to work together with CBA. The parties agreed to meet the following week to discuss the future of CBA's relationship with A-B.

        On August 23, 2019, A-B made the $20,000,000 payment to CBA and amended its Schedule 13D pertaining to its investment in CBA common stock. The amended Schedule 13D stated that A-B may develop plans or proposals pertaining to CBA, including amendments to the agreements between A-B or its affiliates and CBA, investments, acquisitions, divestitures, licenses or other transactions by, with or from CBA, or merger, reorganization, liquidation, consolidation or other change of control transactions involving CBA, and that A-B may discuss such plans or proposals with third parties. Also on August 23, 2019, CBA issued a press release announcing that an off-cycle investor conference call would be held on September 5, 2019 (the "September 5th Conference Call"). In such press release, Mr. Andrew J. Thomas, CBA's Chief Executive Officer, stated that management would turn its attention to refining strategic alternatives to maximize shareholder value.

        At CBA's request, on August 26, 2019, representatives of A-B, Messrs. Craig Katerberg, Vice President and General Counsel of A-B, Nelson Jamel, Vice President-Finance of A-B, and Marcelo Michaelis, President of the Brewers Collective (a business unit of A-B), and representatives of CBA, Messrs. Thomas, Marcus Reed, CBA's General Counsel and Secretary, J. Scott Mennen, CBA's Chief Operating Officer, and Ms. Christine N. Perich, CBA's Chief Financial and Strategy Officer, met in New York City, with Mr. Michaelis participating over the telephone, to discuss in general terms the future of the strategic and commercial relationships between CBA and A-B in light of the passage of the "qualifying offer" deadline and CBA's intention to consider strategic alternatives, including potential CBA requests for governance changes and operational changes to the commercial and distribution relationship between A-B and CBA that might be beneficial to CBA's performance.

        On August 28, 2019, representatives of A-B, Messrs. Katerberg, Jamel and Michaelis, participated in a follow-up telephone call with representatives of CBA, Messrs. Thomas, Reed, Mennen and Ms. Perich. During that call, representatives of A-B again stressed that the longstanding partnership between A-B and CBA remained a key complement to A-B's craft brewing portfolio, and that A-B would continue to honor its contractual obligations and expected CBA to do the same. Representatives of A-B noted that they had no concerns with the Board reviewing strategic alternatives, and that A-B would be open to considering any offers or proposals that CBA or any third parties would make, but that A-B would not be willing to waive in advance any consent or governance rights that it had under its existing commercial relationships with CBA.

        On August 29, 2019, the Committee met telephonically, together with members of CBA's senior management team, to receive an update and to discuss CBA's overall strategy, potential strategic alternatives and potential positions regarding CBA requests for potential governance and operational changes to the commercial relationship between CBA and A-B.

        Throughout the period from late August through the execution of the merger agreement on November 11, 2019, CBA's management team routinely updated individual members of the Committee or a working group of the Committee consisting of Messrs. Lord, Cramer and Davis, and frequently received feedback and guidance, particularly from Mr. Lord, the chairman of the Committee and of the Board.

        On September 5, 2019, CBA announced updated guidance for fiscal year 2019, adjusting its shipments and depletions range downward to between flat and an increase of 3%. During the September 5th Conference Call, Mr. Thomas noted that the relationship between CBA and A-B remained intact following the passage of the qualifying offer deadline, and acknowledged CBA and A-B's extensive history and A-B's expressions of continued support of the partnership. In addition, Mr. Thomas highlighted the importance of the distinction between the "qualifying offer" and the enhanced commercial agreements, each of which was negotiated between CBA and A-B in 2016, specifically noting that CBA viewed the enhanced commercial arrangement as enabling the transformation and fundamental improvement in CBA's operations. Representatives of CBA also stated that CBA would simultaneously continue its dialogue with A-B in order to understand A-B's posture and intent for the future, noting CBA's requests for possible governance and operational changes to the commercial relationship between CBA and A-B.

        On September 11, 2019, representatives of CBA, Messrs. Thomas, Reed, Mennen and Ms. Perich, and representatives of A-B, Messrs. Katerberg and Jamel, met in New York City to continue discussions concerning the future of the strategic and commercial relationships between CBA and A-B. During this meeting, representatives of CBA indicated that CBA remained willing to consider a strategic transaction with A-B. In response, representatives of A-B emphasized that A-B intended to remain a significant shareholder in CBA for the foreseeable future and that, despite not making a "qualifying offer" prior to August 23, 2019, A-B was committed to the long-term commercial relationship with CBA and also open to evaluating its interest in a potential strategic transaction with CBA.

        On September 19, 2019, representatives of CBA, Messrs. Thomas, Reed, Mennen and Ms. Perich and representatives of Goldman Sachs, met with representatives of A-B, Messrs. Katerberg and Jamel, in New York City to continue the discussion from the September 11, 2019 meeting. The A-B representatives reiterated the importance to A-B of its long-term commercial relationship with CBA and indicated that A-B was continuing to evaluate its potential interest in a strategic transaction. Representatives of A-B stated that in connection with any discussions about a potential strategic transaction, A-B would require that the Committee have complete discretion to approve or reject such transaction between CBA and A-B and that any such transaction would need to be approved by the holders of a majority of the outstanding shares of CBA common stock not held by A-B and its affiliates. Representatives of A-B also stated that an important element of any such transaction would be that A-B would not be contractually required to commence litigation in order to obtain regulatory clearances (although A-B would have discretion to do so).

        On September 24, 2019, representatives of CBA, Messrs. Thomas, Reed, Mennen and Ms. Perich, and representatives of A-B, Messrs. Katerberg and Jamel, met in Las Vegas, with some participants in person and other participants by telephone, to advance discussions regarding a potential strategic transaction, including potential transaction structure. During the call, A-B representatives indicated that, while A-B's internal evaluation was ongoing and no determination had been made, A-B viewed the price, structure and terms of any potential strategic transaction as significant factors in its determination. The A-B representatives indicated that if A-B were to propose an acquisition of CBA by A-B, the A-B representatives believed that an appropriate valuation for CBA would be $15 in cash per share of CBA common stock, reflecting the value of CBA's business as well as a substantial premium to the then-current trading price, which had fallen to the $8.06 to $9.30 range in recent weeks. The A-B representatives also stated that any such transaction would require A-B InBev board of directors approval and reiterated certain points made at the September 19 meeting, including that any such transaction would need to be conditioned on approval by holders of a majority of the outstanding shares of CBA common stock not held by A-B and its affiliates and that A-B would not be contractually required to commence litigation in order to obtain regulatory clearances. CBA representatives indicated in response that they did not believe that the Committee would view the $15 per share price indicated by A-B as sufficient, and discussed some reasons and bases for a higher valuation. Following this meeting, CBA's management team updated, and received guidance from, three members of the Committee, including the chairman.

        Also on September 24, 2019, in the early stages of considering any potential transaction with CBA, A-B retained Lazard Fréres & Co. LLC ("Lazard") as its financial advisor in connection with such proposed transaction. Periodically over the course of A-B's consideration of the proposed merger, A-B discussed with representatives of Lazard certain publicly available performance metrics with respect to CBA—including CBA's historical price performance and summary financials—for purposes of A-B's consideration of an appropriate per share purchase price, and Lazard provided materials to A-B in connection with these discussions on October 22, 2019 and November 4, 2019. None of these discussion materials related to the fairness of the consideration provided for in the merger agreement to any unaffiliated shareholders of CBA. These discussion materials were based on Lazard's review of, among other things, publicly available historical business and financial information about CBA, analyst reports regarding CBA's performance and publicly available information about select peer companies and comparable transactions in the beer industry. These discussion materials were intended to assist A-B with its evaluation of the proposed merger, and Lazard was not requested to provide, and did not provide, any opinion as to the fairness of the proposed transaction, any valuation for the purpose of assessing fairness of the consideration or any recommendation as to how a shareholder should vote on the proposed merger. Lazard was not otherwise limited in the scope of its analysis or investigation. Lazard expressly consented to the inclusion in their entirety of the materials it presented to A-B as exhibits to the Schedule 13E-3. These materials will also be available for any interested shareholder of the Company (or any representative of a shareholder who has been so designated in writing) to inspect and copy. However, Lazard's presentations to A-B do not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the merger or any other matter.

        On September 26, 2019, representatives of CBA, Messrs. Thomas, Reed, Mennen and Ms. Perich, along with representatives of Goldman Sachs and Wachtell Lipton, and representatives of A-B, Messrs. Katerberg, Jamel, Matthew Gilbertson, Treasurer and Vice President for the North America Zone of A-B, Tom Larson, Senior Associate General Counsel of A-B, and Peter McGraw, Senior Director of Mergers & Acquisitions of A-B, along with representatives of Lazard, Sullivan & Cromwell LLP ("Sullivan & Cromwell"), A-B's outside M&A legal counsel, and Covington & Burling LLP ("Covington"), A-B's outside antitrust legal counsel, met in New York City (with certain participants participating by phone) to discuss some of the significant issues and terms that would need to be negotiated were A-B to determine to propose an acquisition transaction, including transaction structure and provisions related to the obtaining of regulatory clearances. With respect to price, the A-B representatives reiterated that if A-B were to make a proposal, the A-B representatives believed that $15 in cash per share of CBA common stock would be the appropriate valuation. In response, Mr. Thomas reiterated that CBA continued to view a price of $15 in cash per share as insufficient for CBA shareholders, discussed some reasons and bases for a higher valuation, and indicated that a price of at least $18 per share would likely be a value that CBA's senior management team would be prepared to recommend to the Committee. A-B's representatives indicated in response that they would consider proposing a price higher than $15 per share to the A-B InBev board of directors, subject to its satisfaction with the non-price terms of any such proposal. The group also discussed the possibility, raised during the August 26 meeting, of agreeing to certain governance and operational changes related to the existing commercial agreements between the parties and when such changes would become effective.

        Throughout the month of October, representatives of CBA and A-B met periodically to discuss communications plans and human resources matters.

        On October 2, 2019, representatives of CBA, Messrs. Thomas and Reed, and representatives of A-B, Messrs. Katerberg and Jamel, spoke by telephone to continue discussions on a few of the issues discussed at the September 26 meeting. The representatives continued to discuss structure and certain contractual terms, including the level of A-B's commitment to obtain regulatory approvals for the transaction. Representatives of A-B indicated that their willingness to consider a higher price would be linked to a satisfactory outcome on structure and the contractual terms. The CBA representatives raised the potential governance and operational changes relating to the existing commercial agreements between the parties that had been discussed at the September 26 meeting. The A-B representatives reiterated that A-B would not be willing to waive in advance any governance rights or make any governance changes to the existing commercial agreements between the parties, but stated that A-B might consider certain undertakings to potentially improve performance of certain of CBA's businesses.

        On October 4, 2019, the Committee met telephonically, together with members of CBA's senior management team and representatives of Goldman Sachs and Wachtell Lipton, to receive an update to the discussions between CBA and A-B and for the Committee to consider, and to provide guidance to CBA's senior management team concerning, key terms of a potential transaction with A-B, including price and commitment to obtain regulatory approvals. Following discussion, it was the consensus of the Committee that a proposal in the range being indicated by A-B could potentially be highly attractive to CBA and its shareholders relative to the alternative of remaining independent and continuing to execute on its business plan with no change to its relationship with A-B and relative to CBA's other strategic alternatives, and that management should be authorized to continue discussions with A-B in order to develop, if possible, an actionable proposal from A-B.

        On October 7, 2019, a representative of CBA, Mr. Reed, along with representatives of Wachtell Lipton, spoke by telephone with a representative of A-B, Mr. Katerberg, along with representatives of Sullivan & Cromwell, to discuss potential process and timing for negotiations should A-B determine to make a transaction proposal.

        On October 18, 2019, representatives of CBA, Messrs. Thomas and Reed, spoke by telephone with representatives of A-B, Messrs. Katerberg and Jamel, to discuss potential process and timing for negotiations should A-B determine to make a transaction proposal.

        In order to convey CBA's expectations regarding any potential legal transaction terms, on October 21, 2019, Wachtell Lipton provided a draft form of merger agreement to Sullivan & Cromwell. The draft form of merger agreement, among other things, provided that the merger was conditioned on the approval of a majority of the unaffiliated shareholders of CBA.

        On October 29, 2019, the Committee met in person, together with members of CBA's senior management team and representatives of Goldman Sachs and Wachtell Lipton, in North Carolina. Mr. Thomas and the representatives of Goldman Sachs and Wachtell Lipton updated the Committee on the status of discussions with A-B, a representative of Wachtell Lipton reviewed the directors' fiduciary duties and presented a detailed summary of the terms of the draft merger agreement and reviewed non-price terms and issues surfaced during the discussions to date, and a representative of Goldman Sachs discussed with the Committee a potential transaction with A-B, including preliminary financial analyses of CBA on a standalone basis and in the context of a transaction. During this meeting, the Committee and its advisors discussed and reviewed CBA's strategic and competitive positioning, projections of future performance, valuation, potential reactions to an offer from A-B at various prices and CBA's strategic alternatives to continuing independently or engaging in a transaction with A-B, including the likelihood or unlikelihood of other parties being willing and able to acquire CBA or engage in a shareholder-value-maximizing strategic transaction with CBA. During a break in the meeting, Messrs. Thomas and Reed received a call from Messrs. Katerberg and Jamel, which they summarized to the Committee after the call concluded. During this call, the A-B representatives indicated the topic of an acquisition of CBA by A-B would be discussed at a meeting of the board of directors of ABI, A-B's parent company, scheduled for November 7, 2019, and that A-B hoped to schedule a meeting between A-B and CBA for November 8, 2019 to discuss potential transaction terms in the event that A-B were to determine as a result of its board of directors meeting to make a proposal to CBA. During the call, Mr. Thomas encouraged A-B to propose a price greater than $15 per share. The Committee meeting resumed and, following discussion, including as to the matters discussed below in the section entitled "Reasons for the Merger; Recommendation of the Board; Fairness of the Merger" (to the extent known at this time), the Committee continued to believe that a proposal in the range being indicated by A-B could potentially be highly attractive to CBA and its shareholders relative to the alternative of remaining independent and continuing to execute on its business plan with no change to its relationship with A-B and relative to CBA's other strategic alternatives, and that management should be authorized to engage with A-B should A-B determine to make a proposal.

        On October 31, 2019, representatives of Sullivan & Cromwell and Wachtell Lipton spoke by telephone to discuss the process for possible negotiations should A-B determine to make a proposal, and for Wachtell Lipton to answer questions concerning the draft form of merger agreement. The group also discussed a potential process for conducting confirmatory diligence.

        On November 7, 2019, during a regular meeting of the board of directors of ABI, A-B's parent company, Messrs. Jamel and Katerberg updated the A-B InBev board of directors on the status of exploratory discussions between representatives of A-B and CBA with respect to a transaction, including on the price per share to be offered in a potential transaction and certain regulatory terms, including A-B's discretion to litigate to obtain regulatory approvals, the level of A-B's commitment to obtain regulatory approvals for the transaction and the amount of any fee to be paid to CBA if regulatory approval is not obtained. Following discussions, A-B InBev authorized A-B and its management team to make a definitive proposal to CBA with respect to a potential merger transaction on the terms discussed at the meeting.

        Also on November 7, 2019, CBA opened a virtual dataroom to A-B and its advisors for confirmatory diligence purposes.

        On the afternoon of November 8, 2019, representatives of CBA, including Messrs. Thomas, Reed, Mennen and Ms. Perich, along with representatives of Goldman Sachs and Wachtell Lipton, met with representatives of A-B, including Messrs. Katerberg, Jamel, Gilbertson, McGraw, Larson and Ms. Katherine Frank, Associate General Counsel of A-B, along with representatives of Lazard and Sullivan & Cromwell, in New York City. During the meeting, the A-B representatives communicated A-B's proposal to acquire all of the outstanding shares of CBA common stock not already owned by A-B in a merger transaction at a price of $16.50 in cash per share, and communicated A-B's proposal on select non-price terms, including as to the terms relating to regulatory approvals, the level of A-B's commitment to obtain such approvals and limitations on that commitment, and the amount A-B would be willing to pay as a monetary break fee tied to the outcome of certain regulatory approvals. Later on November 8, Sullivan & Cromwell provided Wachtell Lipton with a revised draft of the merger agreement which indicated A-B's positions on the non-price terms of the transaction. The revised draft retained the Wachtell Lipton draft's provision that completion of the transaction be conditioned upon approval by holders of a majority of the outstanding shares of CBA common stock not held by A-B.

        Over the course of November 9 through November 11, 2019, the parties and their representatives, including, with respect to A-B, representatives of Covington and Skadden, Arps, Slate, Meagher & Flom LLP, outside antitrust legal counsel for A-B, negotiated the terms of the merger agreement, including terms relating to regulatory matters, and related transaction documents. On multiple occasions on November 9, 10 and 11, Messrs. Thomas and Reed met with Messrs. Katerberg and Jamel to negotiate price and non-price terms, including seeking on multiple occasions an improvement in the proposed purchase price. In response, Mr. Jamel stated that A-B had taken into account the arguments and basis for a higher price made by CBA's representatives since the September 26 meeting as well as the results of intensive internal assessment within A-B and that A-B had concluded that $16.50 per share was the maximum price A-B was prepared to offer. Mr. Jamel stated that $16.50 represented A-B's best and final offer. A-B's offer did not include any agreement on governance or operational changes related to the existing commercial agreements between the parties.

        On November 10, 2019, the Committee met telephonically, together with members of CBA's senior management team and representatives of Goldman Sachs and Wachtell Lipton, to receive an update on the status of negotiations, including A-B's proposed price of $16.50 per share, and representatives of Wachtell Lipton discussed certain key terms of the draft merger agreement, including the efforts A-B would be obligated to undertake to seek regulatory approvals and proposed limits to such obligations. Following discussion, it was the consensus of the Committee that management should seek to finalize negotiations of the merger agreement, subject to final review and approval or disapproval by the Committee and the Board.

        On November 11, the parties substantially completed negotiations of the merger agreement and related documentation. Later on November 11, 2019, the Committee met telephonically, together with members of CBA's senior management team and representatives of Goldman Sachs and Wachtell Lipton. This meeting also served as a meeting of the full Board (other than the A-B-affiliated directors, who recused themselves due to such affiliation). Prior to the meeting, Goldman Sachs delivered a letter, dated November 11, 2019, to the Committee providing information regarding certain of Goldman Sachs' relationships with A-B and its significant shareholders. Mr. Thomas updated the Committee on the state of negotiations, including price and the regulatory efforts provisions, and noted that Mr. Jamel had stated that the proposed price of $16.50 per share was A-B's best and final offer. Representatives of Wachtell Lipton summarized the changes to the merger agreement and non-price terms since the last meeting where the agreement was reviewed. Goldman Sachs presented the financial terms of the proposed transaction with A-B, as well as Goldman Sachs' updated financial analyses of CBA on a standalone basis. Following that presentation, Goldman Sachs rendered to the Committee its oral opinion, subsequently confirmed in its written opinion dated November 11, 2019, to the effect that, as of the date of Goldman Sachs' written opinion, and based upon and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the $16.50 in cash per share of CBA common stock to be paid to the holders (other than A-B and its affiliates) of shares of CBA common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below in the section entitled "Special Factors—Opinion of Goldman Sachs & Co. LLC" beginning on page 32 of this proxy statement. Following discussion, including as to the matters discussed below in the section entitled "Reasons for the Merger; Recommendation of the Board; Fairness of the Merger," the Committee unanimously determined, among other things, to recommend that the Board approve and authorize the merger agreement and the merger. Thereafter, the Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with A-B), on behalf of the Company and based on the recommendation of the Committee, unanimously (a) determined that the merger agreement and the transactions contemplated by it, including the merger, are fair to, and in the best interests of, CBA and its shareholders (including unaffiliated security holders), (b) determined that it is in the best interests of CBA and its shareholders (including unaffiliated security holders) and declared it advisable to enter into the merger agreement, (c) approved the execution and delivery by CBA of the merger agreement, the performance by CBA of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions contemplated by the terms and subject to the conditions contained in the merger agreement, and (d) resolved to recommend that the shareholders of CBA vote to approve the merger agreement, in each case on the terms and subject to the conditions set forth in the merger agreement.

        Following conclusion of the Committee and the Board meetings on November 11, 2019, the parties finalized the transaction documentation, executed the merger agreement and issued a press release announcing the merger. A-B amended its Schedule 13D in respect of shares of CBA common stock to disclose A-B's entry into the merger agreement with CBA on November 12, 2019.

Reasons for the Merger; Recommendation of the Board; Fairness of the Merger

        The Board originally formed the Committee in 2016 in connection with CBA's exploration of strategic alternatives with A-B and third parties and the subsequent negotiation of the commercial agreements entered into at that time between CBA and A-B, and the Committee has remained as a standing committee to be convened as needed from time to time. In 2019, the Committee, comprised at all times of all of CBA's directors who are independent and not affiliated with A-B, was called upon to evaluate CBA's alternatives with respect to its commercial and strategic relationships with A-B and to consider the proposed merger transaction. At all times during 2019, the Board consisted of eight directors, six of whom are independent and not affiliated with A-B, and two of whom, Messrs. Gilbertson and Mills, are employed by A-B. In this section of the proxy entitled "Reasons for the Merger; Recommendation of the Board; Fairness of the Merger," references to the Board refer to the Board without the participation of Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with A-B. After careful consideration, at a special meeting on November 11, 2019, the Committee unanimously recommended that the Board approve and authorize the merger agreement and the merger, and the Board (other than the A-B-affiliated directors, who recused themselves due to such affiliation), on behalf of the Company and based on the recommendation of the Committee, unanimously (a) determined that the merger agreement and the transactions contemplated by it, including the merger, are fair to and in the best interests of CBA and its shareholders (including unaffiliated security holders), (b) determined that it is in the best interests of CBA and its shareholders (including unaffiliated security holders) and declared it advisable to enter into the merger agreement, and (c) approved the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, based on its evaluation and having received the recommendation of the Committee, the Board, by unanimous vote of the directors not affiliated with A-B, recommends that CBA shareholders vote "FOR" the adoption of the merger agreement. In addition, the Committee and the Board believe that the merger is fair to CBA's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act.

        In evaluating the merger, the Committee and the Board consulted with CBA's legal and financial advisors, as well as CBA's management team, and considered a number of factors, including the following factors that weighed in favor of the merger:

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  Attractive Value.  The merger consideration of $16.50 per share of CBA common stock represented a per share premium of (a) 125% over the closing price of a share of CBA common stock on November 11, 2019, the last trading day prior to the announcement of the merger, (b) 99% over the volume weighted average price of a share of CBA common stock for the 30-day period ending on November 11, 2019, the last trading day prior to the announcement of the merger and (c) 60% above the highest closing price of CBA common stock at any time following A-B's August 23, 2019 announcement that it would not be making a "qualifying offer" and instead would pay CBA $20,000,000 under agreements entered into in 2016. In this regard, the Committee and the Board considered that during the period from August 23, 2016 to August 22, 2019, the trading price of CBA common stock was impacted by speculation regarding the likelihood of A-B making a "qualifying offer" at certain prices, including at a price equal to or exceeding $24.50 in 2019, and that the trading prices prevailing after August 23, 2019 represented a better indication of investors' perceptions of CBA's true value.

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  Best Alternative for Maximizing Shareholder Value.  The Committee and the Board considered that the merger consideration of $16.50 in cash per CBA share was more favorable to CBA's shareholders than the potential value that might result from other alternatives reasonably available to CBA, including, but not limited to, the continued operation of CBA on a standalone basis with no change in its relationship with A-B, in light of a number of factors, including:

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    The Committee's and the Board's respective assessments of CBA's business, operations, financial condition, earnings and prospects, its competitive position and historical and projected financial performance, its long-range plans, and the risk in achieving those prospects and plans, as well as industry, economic and market conditions and trends, including the Committee's and the Board's assessments of CBA's exposure to the changes in the craft brewing industry including shifting consumer tastes, the impact on CBA of general, macro-economic development and other risks and uncertainties discussed in CBA's public filings with the SEC, and the benefits and risks of CBA's relationship with A-B;

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    The strategic and other alternatives reasonably available to CBA, including the alternative of remaining a standalone public company, in light of a number of factors and the risks and uncertainty associated with those alternatives, none of which were deemed likely to result in value to CBA's stockholders that would exceed, on a present-value basis, the value of the merger consideration;

    •
    That A-B was the most logical acquiror of CBA and, in light of A-B's strategic positioning, existing presence within and plans for the craft beer segment and synergy potential, as well as A-B's existing investment in CBA and A-B's long-standing brewing, marketing and distributorship relationships with CBA, that A-B was the potential transaction partner most likely to offer the highest value to A-B's shareholders;

    •
    The fact that although A-B's amended Schedule 13D filing on August 23, 2019 indicated it from time to time evaluates its investment in and arrangements with CBA and may develop plans or proposals with respect to mergers, reorganizations, liquidations, consolidations or other change of control transactions involving CBA, or partnering with third parties in other strategic transactions as to CBA, no potential acquirer other than A-B made a proposal to acquire CBA before the merger agreement was executed on November 11, 2019; the Committee's and the Board's belief that, if any third parties were interested in exploring a transaction with CBA, such potential acquirers would have been motivated to approach CBA; and the Committee's and the Board's belief, after consultation with Goldman Sachs, that no other potential transaction party was likely to be both willing and able to propose to acquire CBA at a valuation of $16.50 per share or greater, including because under certain circumstances involving a change of control of CBA to a third party, A-B would have the right to terminate or revoke certain commercial arrangements with CBA or reinstitute certain commercial arrangements between the parties that existed prior to August 23, 2016, which could have a negative effect on the perceived value of CBA to a third-party acquiror;

    •
    A-B's consistent assertions that A-B intended to remain a significant shareholder in CBA for the foreseeable future and that A-B was not willing to waive in advance any contractual governance or other rights that A-B had under the existing commercial agreements between A-B and CBA; and

    •
    A-B's representation to CBA that the $16.50 merger consideration was its best and final offer, and that such offer had taken into account, and had been increased because of, CBA's negotiating efforts, and the conclusion reached by the Committee, after discussions with CBA's advisors and negotiations with A-B, that $16.50 per share was at or very close to the maximum price that A-B would offer.

  •
  Greater Certainty of Value.  The Committee and the Board considered that the proposed merger consideration is all cash, so that the transaction provides shareholders certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in CBA's business, including the internal and external risks associated with CBA's strategy.

  •
  Higher Likelihood of Completion.  The Committee and the Board considered the likelihood of completion of the merger to be high, particularly in light of the terms of the merger agreement and closing conditions, including:

  •
  The absence of a financing condition in the merger agreement (as more fully described under "Special Factors—Financing of the Merger");

  •
  The commitment of A-B in the merger agreement to use reasonable best efforts to satisfy conditions and complete the merger, and to obtain the regulatory approvals, including the obligation to make divestitures that would not constitute a "substantial detriment" (as more fully described under "The Merger Agreement—Filings; Other Actions; Notification");

  •
  The requirement that, in the event of a failure of the merger to be consummated due to failure to satisfy antitrust-related conditions, A-B pay CBA a termination fee of $15,000,000 (as more fully described under "The Merger Agreement—Parent Termination Fee");

  •
  The absence of any unusual or unlikely-to-be-satisfied conditions to the consummation of the merger (as more fully described under "The Merger Agreement—Conditions to the Merger"); and

  •
  The commitment of A-B to vote or cause to be voted any CBA shares beneficially owned by it in favor of the Merger Agreement Proposal at the special meeting, which limits A-B's ability to seek to avoid completing the merger should A-B's view of the desirability of the transaction change during the pendency of the merger (as more fully described under "Special Factors—A-B's Obligation to Vote in Favor of the Merger").

  •
  Opportunity to Receive Alternative Proposals and to Terminate the A-B Transaction in Order to Accept a Superior Proposal.  The Committee and the Board considered the terms of the merger agreement permitting CBA to receive unsolicited acquisition proposals, and the other terms and conditions of the merger agreement, including:

  •
  That until the time CBA's shareholders approve the Merger Agreement Proposal, subject to certain conditions and requirements, CBA is permitted to receive, consider and respond to unsolicited acquisition proposals or engage in discussions or negotiations with third parties making such acquisition proposals (as more fully described under "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Solicitation Exceptions"); and

  •
  CBA is permitted, subject to customary requirements included in the merger agreement, to recommend, or to terminate the merger agreement to enter into a superior transaction, subject to payment to A-B of a termination fee of $9,000,000, which amount the directors believed to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the unlikelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals (as more fully described under "The Merger Agreement—Termination—Termination Fees").

  •
  Receipt of Fairness Opinion from Goldman Sachs.  The Committee considered the oral opinion of Goldman Sachs, subsequently confirmed in Goldman Sachs' written opinion dated as of November 11, 2019, to the effect that, as of the date of Goldman Sachs' written opinion, and based upon and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the $16.50 in cash per share of CBA common stock to be paid to the holders (other than A-B and its affiliates) of shares of CBA common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below the section entitled "Special Factors—Opinion of Goldman Sachs & Co. LLC" beginning on page 32 of this proxy statement.

  •
  Other Factors.  The Committee and the Board also considered:

  •
  The fact that the approval of the Merger Agreement Proposal is conditioned on the affirmative vote of a majority of the outstanding shares of CBA common stock not held by A-B or any of its affiliates (as more fully described under "The Special Meeting—Vote Required");

  •
  That CBA shareholders who do not vote to approve the merger agreement and who follow certain prescribed procedures are entitled to dissent from the merger and demand payment of the "fair value" of their CBA shares, as and to the extent provided by Washington law (as more fully described under "Special Factors—Dissenters' Rights");

  •
  The terms of the merger agreement providing CBA sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the merger or the termination of the merger agreement (as more fully described under "The Merger Agreement—Conduct of Our Business Pending the Merger"); and

  •
  That the merger agreement permits CBA to award retention payments to current employees and executives, which, the Committee and the Board believed, would increase the stability of CBA during the pendency of the merger and reduce the risks to CBA in the event the merger is terminated and not completed for any reason (as more fully described under "Interests of Executive Officers and Directors of the Company in the Merger—Retention Program").

        The Committee and the Board also considered the following uncertainties, risks and potentially negative factors in their deliberations concerning the merger:

  •
  That, following the completion of the merger, CBA's shareholders will not participate in potential further growth in CBA's assets, future earnings growth or future appreciation in value of the shares;

  •
  The risk that the transactions contemplated by the merger agreement may not be consummated in a timely manner or at all, and the consequences thereof, including (i) the potential loss of value to CBA's shareholders, (ii) the potential negative impact on the operations and prospects of CBA, including the risk of loss of key personnel, and (iii) the market's perception of CBA's prospects could be adversely affected if such transactions were delayed or were not consummated;

  •
  The limitations on A-B's obligations to use reasonable best efforts to obtain regulatory approvals, including that (i) in the event a governmental entity commences litigation to prevent the merger on antitrust grounds or succeeds in obtaining an injunction against the merger, A-B is not required to litigate to defend against such action or to remove such injunction and (ii) other than with respect to CBA's Hawaii business, A-B is not required to make any divestitures, or agree to any other remedies, in order to obtain antitrust-related clearances;

  •
  That the receipt of cash by stockholders in exchange for their shares of common stock pursuant to the merger will be a taxable transaction to CBA stockholders for U.S. federal income tax purposes (as more fully described under "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger");

  •
  The possibility that under certain limited circumstances generally involving CBA entering into a superior transaction, CBA may be required to pay A-B a termination fee of $9,000,000 (as more fully described under "The Merger Agreement—Company Termination Fee");

  •
  The restrictions placed on the conduct of CBA's business prior to the completion of the merger pursuant to the terms of the merger agreement, which could delay or prevent CBA from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of CBA absent the pending completion of the merger; and

  •
  That CBA's directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the merger agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions and that CBA has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated.

        The Committee and the Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger.

        In the course of reaching its decision to approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, the Committee and the Board did not consider the liquidation value of CBA, and did not believe it to be a relevant methodology, because it considered CBA to be a viable, going concern, it considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of CBA and that CBA will continue to operate its business following the merger. For the foregoing reasons, the Committee and the Board did not consider liquidation value to be a relevant methodology. Further, the Committee and the Board did not consider net book value as a factor because they believed that net book value is not a material indicator of the value of CBA as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of CBA, market conditions, trends in the industry in which CBA operates or the business risks inherent in that industry. The Committee and the Board were not aware of any firm offer for a merger, sale of all or a substantial part of CBA's assets, or a purchase of a controlling amount of CBA securities having been received by CBA from anyone other than A-B with respect to the current transaction, in the two years preceding the signing of the merger agreement.

        The Committee did not seek to establish a pre-merger going concern value for the Company, and therefore no such value was considered by the Board in making its fairness determination on behalf of the Company. Rather, the Committee believed that the financial analyses presented by Goldman Sachs, as more fully summarized in the section entitled "Special Factors—Opinion of Goldman Sachs & Co. LLC," on which the Committee relied in making its recommendation to the Board, were indicative of going concern values for the Company as it continues to operate its business.

        In addition, the Committee and the Board were aware of and considered the interests that CBA's directors and executive officers may have with respect to the transaction that may differ from, or are in addition to, their interests as stockholders of CBA generally, as described in the section entitled "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger."

        This discussion of the information and factors considered by the Committee and the Board includes the material positive and negative factors considered by the Committee and the Board, but it is not intended to be exhaustive and may not include all the factors considered by the Committee or the Board. Neither the Committee nor the Board quantified or assigned any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger agreement and the transactions. Rather, Committee and the Board each viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the Committee and the Board may have given differing weights to different factors.

        The Committee and the Board believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the Committee and the Board to represent effectively the interests of the unaffiliated shareholders. These procedural safeguards include the following:

  •
  the members of the Board who are independent and not affiliated with A-B constitute a super-majority of the total number of directors (six of eight), and had the ability to exercise all powers of the Board, including the power to reject any transaction proposal regardless of the vote or objection of either of the A-B-affiliated directors;

  •
  the members of the Board who are designated by A-B have recused themselves and were excluded from all deliberations with respect to the negotiation, evaluation or approval of the merger agreement and the merger and the consideration of other strategic alternatives, deferring all decisions relating to the merger and CBA's potential strategic alternatives to the Committee (which represented a majority of the Board), which had the power to review, identify and negotiate the terms and conditions of any strategic transaction or opportunities related to strategic alternatives and make recommendations to the Board regarding what action, if any, should be taken by CBA with respect to any strategic alternatives (including rejecting any proposal);

  •
  that the members of the Committee are not officers or employees of CBA and the members of the Committee are not representatives of A-B, and are not expected to have an economic interest in CBA or the surviving corporation following the completion of the merger;

  •
  that the Committee retained independent financial and legal advisors to evaluate the merger, and was empowered to consider and negotiate the merger agreement and the transaction contemplated thereby, including the merger, and to make a recommendation to the Board as to what action (including approval or rejection thereof, if appropriate), if any, should be taken by CBA with respect thereto;

  •
  the terms of the merger agreement (including the merger consideration) and the transactions contemplated thereby, including the merger, were extensively negotiated by members of CBA's officers and financial and legal advisors, and were closely reviewed and scrutinized by the Committee;

  •
  that at the outset of negotiations, A-B conditioned its entry into the transaction on (i) the approval of the merger agreement and the transactions contemplated thereby, including the merger, by the Committee and (ii) the unwaivable approval of the merger agreement and the transactions contemplated thereby, including the merger, by a majority of the outstanding shares of CBA common stock entitled to vote at the special meeting, other than those owned by A-B or any of its affiliates;

  •
  the various terms of the merger agreement, including the ability of CBA to receive, negotiate and, under specified circumstances, to terminate the merger agreement to accept a "superior proposal" (as more fully described under "The Merger Agreement"); and

  •
  that the members of the Committee met frequently during the period from August 23, 2019 through the execution of the merger agreement, to receive updates; to review, among other things, CBA's business, operations, financial condition, earnings and prospects, its competitive position and historical and projected financial performance, its long-range plans, and the risk in achieving those prospects and plans; to review CBA's strategic and commercial alternatives and options; and to consider and evaluate discussions with A-B and, ultimately, the proposal from A-B.

Position of the A-B Parties as to the Fairness of the Merger

        Under the SEC rules governing "going private" transactions, each of the A-B Parties may be deemed to be an "affiliate" (as defined under Rule 13e-3 of the Exchange Act) of the Company engaged in the "going private" transaction and, therefore, the A-B Parties are required to express their position as to the fairness of the proposed merger to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. The A-B Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the A-B Parties should not be construed as a recommendation to any unaffiliated shareholder as to how that shareholder should vote on the Merger Agreement Proposal.

        The A-B Parties believe that the merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement was or simultaneously with this proxy statement will be filed with the SEC) is fair to the Company's unaffiliated shareholders on the basis of the factors described in "Special Factors—Purpose and Reasons of the A-B Parties for the Merger" and the additional factors described below.

        The A-B Parties did not participate in the deliberations of the Board regarding, or receive advice from the Company's management or legal or financial advisors as to, the fairness of the proposed merger to the Company's unaffiliated shareholders. The A-B Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the merger to the Company's unaffiliated shareholders. However, based on the knowledge and analysis by the A-B Parties of available information regarding the Company, as well as the factors considered by, and the analysis and resulting conclusions of, the Board discussed in this proxy statement in "Special Factors—Purpose and Reasons of the Company for the Merger," the A-B Parties believe that the merger is substantively and procedurally fair to the Company's unaffiliated shareholders. In particular, the A-B Parties based their belief on the following factors, among others, which are not presented in any relative order of importance:

  •
  at the outset of negotiations, Parent conditioned its entry into the transaction on (i) the approval of the merger agreement and the transactions contemplated by it, including the merger, by the Committee and (ii) the unwaivable approval of the merger agreement and the transactions contemplated by it, including the merger, by a majority of the outstanding shares of CBA common stock entitled to vote at the special meeting, held by shareholders other than Parent or any of its affiliates;

  •
  the merger consideration represents a premium of 99% over the volume weighted average price of the shares of CBA common stock for the 30-day period ending on November 11, 2019, the last trading day prior to the public announcement of the merger, and 125% over the closing price of the shares of CBA common stock on November 11, 2019;

  •
  the merger consideration is all cash, which provides certainty of value and liquidity to the unaffiliated shareholders;

  •
  consummation of the merger will allow the unaffiliated shareholders not to be exposed to risks and uncertainties relating to the prospects of the Company following completion of the merger;

  •
  the terms of the merger agreement (including the merger consideration) and the transactions contemplated by it, including the merger, were extensively negotiated with the Company's management, and were closely reviewed and scrutinized by the Committee;

  •
  the merger is conditioned on the approval of the merger agreement by a majority of the outstanding shares of CBA common stock entitled to vote at the special meeting, taking into account Parent's commitment to vote its shares of CBA common stock in favor of the Merger

    Agreement Proposal, and the approval of the merger agreement by a majority of the outstanding shares of CBA common stock entitled to vote at the special meeting, held by shareholders other than Parent or any of its affiliates;

  •
  the Company is permitted to, subject to customary requirements included in the merger agreement, enter into or recommend a transaction with a person or group (as defined under Section 13 of the Exchange Act) that constitutes a superior proposal (as defined in "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Solicitation Exceptions," beginning on page 73), subject to payment to Parent of a termination fee equal to $9,000,000;

  •
  the Board or the Committee is permitted to, subject to customary requirements included in the merger agreement, change its recommendation if it determines that an intervening event (as defined in "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Change of Recommendation Exceptions—Intervening Events," beginning on page 76) has occurred after the date of the merger agreement;

  •
  the requirement that, in the event of a failure of the merger to be consummated due to failure to satisfy certain antitrust-related closing conditions, Parent must pay the Company a termination fee of $15,000,000;

  •
  the fact that dissenters' rights are available to the Company's unaffiliated shareholders who comply with all of the required procedures under the WBCA for exercising dissenters' rights, which allows holders to obtain payment of the fair value under Chapter 23B.13 of the WBCA;

  •
  the Committee retained independent financial and legal advisors to evaluate the merger, and was empowered to consider and negotiate the merger agreement and the transactions contemplated by it, including the merger, and to make a recommendation to the Board as to what action (including approval or rejection thereof, if appropriate), if any, should be taken by the Company with respect thereto;

  •
  the fact that at the meeting of the Committee on November 11, 2019, Goldman Sachs rendered to the Committee its oral opinion, subsequently confirmed in its written opinion dated November 11, 2019, to the effect that, as of the date of Goldman Sachs' written opinion, and based upon and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the $16.50 in cash per share of CBA common stock to be paid to the holders (other than A-B InBev and its affiliates) of shares of CBA common stock pursuant to the merger agreement was fair from a financial point of view to such holders (as more fully described under "Special Factors—Opinion of Goldman Sachs & Co. LLC");

  •
  the Committee unanimously determined that the terms of the merger agreement and the transactions contemplated by it, including the merger, are fair to and in the best interests of, the Company and its shareholders (including unaffiliated security holders) (other than the A-B Parties and their affiliates) and resolved to recommend that the Board approve and authorize the merger agreement and the transactions contemplated by it, including the merger; and

  •
  upon the recommendation of the Committee, the Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with A-B) on behalf of the Company and unanimously approved the merger agreement and the transactions contemplated by it, including the merger, and determined that the terms of the merger agreement and the transactions contemplated by it, including the merger, were fair to, and in the best interests of, the Company and its shareholders (including unaffiliated security holders).

        In addition to the factors above, the A-B Parties considered (i) the historical stock trading price of the Company, (ii) the then-current trading price of the Company, which the A-B Parties considered the best available indicator of the Company's going concern value so long as the trading price at that time was not impacted by speculation regarding the likelihood of a potential transaction, and (iii) the A-B Parties' internal determination based on non-stock trading price metrics, including a discounted cash flow analysis, comparisons against other publicly traded companies and publicly available analyst targets for the Company, that the Company could have a pre-merger going concern value on a standalone basis in the range of approximately $10.00 to $17.00. The A-B Parties' going-concern determination was made purely for internal analysis purposes and not with a view toward determining the fairness of the proposed merger to the Company's unaffiliated shareholders. To the extent that the closing price for the Company's shares on NASDAQ on November 11, 2019, the last trading day prior to the public announcement of the merger, reflected the per share going concern value of the Company, the merger consideration represented a premium of approximately 125% to the going concern value of the Company.

        The A-B Parties did not consider the liquidation value of the Company to be a relevant valuation methodology and, therefore, did not appraise the assets of the Company to determine the liquidation value because (a) of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (b) the A-B Parties considered the Company to be a viable going concern, and (c) the business and operations of the Company will continue to be operated following the merger and will be integrated into Parent's business. The A-B Parties did not consider net book value, which is an accounting concept, because, in the A-B Parties' view, net book value is neither indicative of the Company's market value nor its value as a going concern, but rather is an indicator of historical costs. The A-B Parties have also not made any purchases of shares of CBA common stock during the past two years and are not aware of any firm offers for the Company made by any unaffiliated person, other than the A-B Parties, within the past two years.

        The foregoing discussion of the information and factors considered by the A-B Parties in connection with the fairness of the merger agreement and the transactions contemplated by it, including the merger, is not intended to be exhaustive but is believed to include all material factors considered by them. The A-B Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger agreement or the merger. Rather, the A-B Parties believe these factors provide a reasonable basis upon which to form its belief that the merger agreement and the merger, are fair to the Company's unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any unaffiliated shareholder to vote in favor of the Merger Agreement Proposal. None of the A-B Parties makes any recommendation as to how any unaffiliated shareholder should vote its shares of CBA common stock on the Merger Agreement Proposal.

Opinion of Goldman Sachs & Co. LLC

        At a meeting of the Committee held on November 11, 2019, Goldman Sachs rendered to the Committee its oral opinion, subsequently confirmed in its written opinion dated November 11, 2019, to the effect that, as of the date of Goldman Sachs' written opinion, and based upon and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the $16.50 in cash per share of CBA common stock to be paid to the holders (other than A-B InBev and its affiliates) of shares of CBA common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated November 11, 2019, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with Goldman Sachs' opinion, is attached to this proxy statement as Annex B. The summary of Goldman Sachs' opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs' written opinion. Goldman Sachs' advisory services and opinion were provided for the information and assistance of the Committee in connection with its consideration of the merger and the opinion does not constitute a recommendation as to how any holder of shares of CBA common stock should vote with respect to the merger or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to shareholders and Annual Reports on Form 10-K of CBA for the five years ended December 31, 2018;

  •
  certain interim reports to shareholders and Quarterly Reports on Form 10-Q of CBA;

  •
  certain other communications from CBA to its shareholders;

  •
  certain publicly available research analyst reports for CBA; and

  •
  certain internal financial analyses and forecasts for CBA prepared by its management, as approved for Goldman Sachs' use by the Committee (referred to in this section as the "projections" and which are summarized in the section entitled "Special Factors—Unaudited Prospective Financial Information of CBA," beginning on page 47).

        Goldman Sachs also held discussions with members of the senior management of CBA regarding their assessment of the past and current business operations, financial condition and future prospects of CBA; reviewed the reported price and trading activity for the shares of CBA common stock; compared certain financial and stock market information for CBA with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the beverage industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs, with the consent of the Committee, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Committee that the projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Committee. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of CBA and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of CBA to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to CBA; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, CBA or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than A-B InBev and its affiliates) of shares of CBA common stock, as of the date of the opinion, of the $16.50 in cash per share of CBA common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or the merger, or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of CBA; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of CBA, or class of such persons, in connection with the merger, whether relative to the $16.50 in cash per share of CBA common stock to be paid to the holders (other than A-B and its affiliates) of CBA common stock pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the impact of the merger on the solvency or viability of CBA, A-B InBev or Parent or the ability of CBA, A-B InBev or Parent to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion. Goldman Sachs' advisory services and its opinion were provided for the information and assistance of the Committee and the Board in connection with their consideration of the merger and such opinion does not constitute a recommendation as to how any holder of shares of CBA common stock should vote with respect to the merger or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

  Summary of Financial Analyses

        The following is a summary of the material financial analyses presented by Goldman Sachs to the Committee in connection with Goldman Sachs' rendering to the Committee of the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 8, 2019, the last completed trading day prior to the day the parties entered into the merger agreement, and is not necessarily indicative of current market conditions.

  Implied Premia and Multiples

        Goldman Sachs calculated and compared the implied premia and implied multiples described below based on the $16.50 in cash per share of CBA common stock to be paid to the holders of shares of CBA common stock pursuant to the merger agreement:

  •
  the implied premia represented by the $16.50 in cash per share of CBA common stock relative to:

  •
  $7.29, the closing price for the CBA common stock on November 8, 2019, the last completed trading day prior to the day the parties entered into the merger agreement (which is referred to in this section as the "Current Share Price");

  •
  $7.56, the volume weighted average price (referred to in this section as "VWAP") of the CBA common stock over the 10-trading day time period ended November 8, 2019 (which is referred to in this section as the "10-day VWAP");

  •
  $8.05, the VWAP of the CBA common stock over the 30-trading day time period ended November 8, 2019 (which is referred to in this section as the "30-day VWAP");

    •
    $7.11, the lowest intraday trading price of the CBA common stock over the 52-week period ended November 8, 2019 (which is referred to in this section as the "52-Week Low");

    •
    $18.07, the highest intraday trading price of the CBA common stock over the 52-week period ended November 8, 2019 (which is referred to in this section as the "52-Week High");

    •
    $12.96, the closing price for the CBA common stock on August 22, 2019, the last completed trading day prior to public announcement that A-B determined that it would not make a "qualifying offer" for the securities of CBA (which is referred to in this section as the "A-B Announcement Share Price");

  •
  the implied enterprise value for CBA as a multiple of CBA's adjusted earnings before interest expense, amortization of deferred financing costs, income taxes, depreciation and amortization (which is referred to in this section as "Adjusted EBITDA") for the 12-month period ended June 30, 2019, as provided by CBA's management (which is referred to in this section as "Q2 2019 LTM Adjusted EBITDA");

  •
  the implied enterprise value for CBA as a multiple of the estimates of CBA's sales for calendar year 2019, based on analyst estimates and as reflected in the projections;

  •
  the implied enterprise value for CBA as a multiple of the estimates of CBA's Adjusted EBITDA for calendar years 2019 and 2020, based on analyst estimates and as reflected in the projections; and

  •
  the implied enterprise value for CBA as a multiple of the estimates of CBA's Adjusted EBITDA for calendar year 2019, calculated by applying CBA's Adjusted EBITDA margin for calendar year 2020, based on analyst estimates, to CBA's sales for calendar year 2019, as reflected in the projections, to normalize selling general and administrative costs in calendar year 2019 (which is referred to in this section as "Pro Forma Adjusted EBITDA").

        Goldman Sachs calculated the implied enterprise value of CBA for purposes of calculating the foregoing multiples by multiplying the $16.50 in cash per share of CBA common stock by the total number of fully diluted shares of CBA common stock outstanding as of November 8, 2019, calculated using information provided by CBA management using the treasury stock method and adding to the result CBA's net debt (defined for this purpose as CBA's debt less cash, reflecting the $20,000,000 payment from A-B on August 23, 2019 and $10,000,000 debt repayment using such proceeds, and which is referred to in this section as "Net Debt") as of October 31, 2019, as provided by CBA management.

        The results of these calculations and comparisons were as follows:

Reference Price Per Share:	Implied Premium Represented by $16.50 In Cash Per Share of CBA Common Stock
Current Share Price of $7.29	126.3%
10-day VWAP of $7.56	118.3%
30-day VWAP of $8.05	105.0%
52-Week Low of $7.11	132.1%
52-Week High of $18.07	(8.7)%
A-B Announcement Share Price of $12.96	27.3%

Implied Enterprise Value at a price of $16.50 in cash per share of CBA Common Stock, as a Multiple of:	Multiples
Q2 2019 LTM Adjusted EBITDA	31.4x
2019E Sales (Analyst Estimates)	1.7x
2019E Adjusted EBITDA (Analyst Estimates)	21.9x
2020E Adjusted EBITDA (Analyst Estimates)	17.0x
2019E Sales (Projections)	1.8x
2019E Adjusted EBITDA (Projections)	NM
2020E Pro Forma Adjusted EBITDA (Projections)	28.1x
2020E Adjusted EBITDA (Projections)	27.2x

  Illustrative Discounted Cash Flow Analysis

        Using the projections, Goldman Sachs performed an illustrative discounted cash flow analysis on CBA to derive a range of illustrative present values per share of CBA common stock.

        Using discount rates ranging from 6.0% to 7.0%, reflecting estimates of CBA's weighted average cost of capital, and a mid-year convention, Goldman Sachs derived a range of illustrative enterprise values for CBA, by discounting to present value as of December 31, 2019, (a) the estimates of the unlevered free cash flow to be generated by CBA for the period from January 1, 2020 to December 31, 2024, as reflected in the projections, and (b) a range of illustrative terminal values for CBA as of December 31, 2024, calculated by applying perpetuity growth rates ranging from 2.0% to 2.5% to the estimate of the terminal year unlevered free cash flow of CBA as reflected in the projections (which analysis implied a range of multiples of terminal value to estimated terminal year Adjusted EBITDA of 11.5x to 16.4x). Goldman Sachs derived such discount rates by application of the capital asset pricing model (which is referred to in this section as "CAPM"), which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the projections and market expectations regarding long-term real growth of gross domestic product and inflation.

        Goldman Sachs derived ranges of illustrative enterprise values for CBA by adding the ranges of present values it calculated for the unlevered free cash flow and illustrative terminal values, as described above. Goldman Sachs then subtracted CBA's Net Debt as of October 31, 2019, as provided by CBA management, from the range of illustrative enterprise values to derive a range of illustrative equity values for CBA. Goldman Sachs then divided the range of illustrative equity values by the implied total number of fully diluted CBA common stock outstanding as of November 8, 2019, based on the derived range of illustrative equity values, and calculated using information provided by CBA management and the treasury stock method, to derive a range of illustrative present values per share of CBA common stock of $11.34 to $16.68.

  Illustrative Present Value of Future Share Price Analysis

        Goldman Sachs performed an illustrative analysis to derive a range of illustrative present values per share of CBA common stock, based on theoretical future prices calculated by Goldman Sachs for the CBA common stock derived using estimates of CBA's Adjusted EBITDA, as reflected in the projections.

        Using the projections, Goldman Sachs derived a range of theoretical future enterprise values for CBA as of December 31 of each of 2019, 2020 and 2021, by applying a range of illustrative multiples of enterprise value to Adjusted EBITDA for the next 12-month period, which is referred to in this section as "NTM EBITDA," of 10.5x to 14.5x to the estimated Adjusted EBITDA for the following full year reflected in the projections. Goldman Sachs then derived a range of theoretical future values per share of CBA common stock as of December 31 of each of 2019, 2020 and 2021 by subtracting the estimated Net Debt of CBA as of that date and dividing the result by the estimated fully-diluted CBA common stock outstanding as of that date, all as reflected in the projections. Using an illustrative discount rate of 7.0%, reflecting Goldman Sachs' estimate of CBA's cost of equity, Goldman Sachs discounted to present value the range of theoretical future values per share of CBA common stock it derived as of December 31 of each of 2019, 2020 and 2021.

        Goldman Sachs derived the illustrative discount rate of 7.0% by application of CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of illustrative multiples of enterprise value to NTM EBITDA of 10.5x to 14.5x applied by Goldman Sachs as described above was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, current and historical multiples of enterprise value to NTM EBITDA for CBA and multiples of enterprise value to EBITDA for selected companies in the beverage industry as summarized below under "Selected Publicly Traded Companies Analysis."

        This analysis yielded a range of illustrative present values per share of CBA common stock of $5.21 to $13.76.

  Selected Precedent Transactions Analysis

        Goldman Sachs analyzed certain publicly available information relating to certain acquisition transactions announced since November 1, 2007 involving target companies in the beverage industry.

        While none of the target companies in the selected transactions are directly comparable to CBA and none of the selected transactions are directly comparable to the proposed transaction, the target companies in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of CBA's results, market size and product profile.

        Using publicly available information, for each of the selected transactions, Goldman Sachs calculated the implied enterprise value of the applicable target company based on the consideration paid in the applicable transaction, as a multiple of the target company's estimated EBITDA for the first full year prior to announcement of each applicable transaction (which is referred to in this section as "LTM EBITDA"), as disclosed in public company filings and other publicly available information. The selected transactions and the implied enterprise value to LTM EBITDA multiples calculated for the transactions are set forth below.

Announced	Target	Acquirer	EV / LTM EBITDA
Jan-2019	Fuller, Smith & Turner P.L.C. Beer Business	Asahi Group Holdings, Ltd.	23.6x
Dec-2016	Anheuser-Busch InBev SA/NV (CEE Brands)	Asahi Group Holdings, Ltd.	14.8x
Nov-2015	Ballast Point Brewing & Spirits, Inc.	Constellation Brands, Inc.	31.5x
Nov-2015	MillerCoors LLC (58% stake)	Molson Coors Brewing Company	11.5x
Nov-2015	SABMiller plc	Anheuser-Busch InBev SA/NV	18.9x
Jan-2014	Oriental Brewery Co. Ltd.	Anheuser-Busch InBev SA/NV	11.6x
Jul-2013	Oy Hartwall Ab	Royal Unibrew A/S	8.8x
Jun-2012	Grupo Modelo, S.A.B. de C.V. (49.7% stake)	Anheuser-Busch InBev SA/NV	12.9x
Sep-2011	Foster's Group Pty. Ltd.	SABMiller plc	14.5x
Jul-2008	Anheuser-Busch Cos. Inc.	InBev N.V./S.A.	12.4x
Jan-2008	Scottish & Newcastle Limited / Baltic Beverages Holding AB	Carlsberg A/S	12.2x
Jan-2008	Scottish & Newcastle Limited Assets	Heineken N.V.	12.9x
Nov-2007	Royal Grolsch N.V.	SABMiller plc	14.4x
Median			12.9x
Mean			15.4x

        Based on the results of the foregoing calculations and Goldman Sachs' analyses of the various transactions and its professional judgment and experience, Goldman Sachs applied a range of enterprise value to LTM EBITDA multiples of 8.8x to 31.5x to CBA's estimated Q2 2019 LTM Adjusted EBITDA for 2019 as reflected in the projections, to derive a range of implied enterprise values for CBA. Goldman Sachs subtracted from this range of implied enterprise values CBA's Net Debt as of October 31, 2019, as provided by CBA management, and divided the result by the implied total number of fully diluted CBA common stock outstanding as of November 8, 2019, based on the derived range of illustrative equity values, and calculated using information provided by CBA management and the treasury stock method, to derive a range of implied values per share of CBA common stock of $3.50 to $16.77.

  Premia Paid Analysis

        Goldman Sachs reviewed and analyzed, using publicly available data obtained from Thomson Reuters databases, the premia paid in acquisitions of publicly traded companies in the United States from January 1, 2014 through November 8, 2019 in which the target company had an implied enterprise value of between $100,000,000 and $1,000,000,000. For the entire period, Goldman Sachs calculated the 75th percentile, median, and 25th percentile premia of the price paid relative to the target company's share price one trading day prior to the original announcement of the transaction. The following shows a summary of the results of the review:

Premium to 1-Day Prior
75th Percentile	47.1%
Median	27.4%
25th Percentile	13.9%

        Based on its review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a range of illustrative premia of 13.9% - 47.1% to the Current Share Price. This analysis resulted in a range of implied values per share of CBA common stock of $9.44 to $12.19.

  Selected Publicly Traded Companies Analysis

        Using publicly available information, Goldman Sachs calculated and compared, for reference only, certain multiples with respect to the implied enterprise value and share price of CBA with corresponding information for the following selected group of publicly traded companies in the beverage industry and which are referred to in this section as the "selected companies":

  •
  Anheuser-Busch InBev SA/NV

  •
  The Boston Beer Company

  •
  Constellation Brands, Inc.

  •
  Heineken N.V.

  •
  Molson Coors Brewing Company

        For each of CBA and the selected companies, Goldman Sachs calculated and compared, for reference only, among other things, its implied enterprise value as a multiple of its estimated EBITDA for 2020. Goldman Sachs calculated an implied enterprise value for each of CBA and the selected companies by multiplying its closing share price as of November 8, 2019, by the number of fully diluted shares of the company to derive an implied equity value for each company, and adding to the resulting implied equity value the amount of each company's net debt and the book value of its minority interests and investments in affiliates. All such amounts for CBA and the selected companies were calculated based on information in the applicable company's most recent publicly available SEC filings as of November 8, 2019.

        For purposes of its calculations, Goldman Sachs used estimates of the EBITDA for 2020 for CBA and each of the selected companies based on median analyst estimates published as of November 8, 2019 by the Institutional Brokers' Estimated System and/or estimates published by Wall Street research analysts. For CBA, Goldman Sachs also used the estimates of its EBITDA for 2020 reflected in the projections.

        The results of these calculations were as follows:

Selected Company	Enterprise Value / 2020 EBITDA
Anheuser-Busch InBev SA/NV	11.9x
The Boston Beer Company	16.0x
Constellation Brands, Inc	16.6x
Heineken N.V.	11.9x
Molson Coors Brewing Company	9.6x
Mean	13.2x
Median	11.9x
CBA (Street Estimates)	10.1x
CBA (Management Projections)	13.1x

        Although none of the selected companies are directly comparable to CBA, Goldman Sachs selected these companies because they are publicly traded companies with certain operations that, for purposes of analysis, may be considered similar to certain operations of CBA.

  General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CBA, A-B or the merger.

        Goldman Sachs prepared these analyses for purposes of providing its opinion to the Committee as to the fairness from a financial point of view to the holders (other than A-B InBev and its affiliates) of shares of CBA common stock, as of the date of the opinion, of the $16.50 in cash per share of CBA common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of CBA, A-B, Goldman Sachs or any other person assumes responsibility if future results are materially different from those projected.

        The merger consideration was determined through arm's-length negotiations between CBA and A-B and was approved by the Committee and the Board. Goldman Sachs provided advice to the Committee during CBA's negotiations with A-B in connection with the merger agreement. Goldman Sachs did not, however, recommend any specific amount of consideration to CBA or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above, Goldman Sachs' opinion was one of many factors taken into consideration by the Committee and the Board in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the delivery of its fairness opinion to the Committee and the Board and is qualified in its entirety by reference to the written opinion of Goldman Sachs, attached as Annex B to this proxy statement.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of CBA, A-B InBev, any of their respective affiliates and third parties, including Stichting Anheuser-Busch InBev (the "Stichting") and Altria Group, Inc. ("Altria"), each a significant shareholder of A-B InBev, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs has acted as financial advisor to the Committee in connection with, and has participated in certain of the negotiations leading to, the proposed merger. Goldman Sachs expects to receive fees for its services in connection with the proposed merger, the principal portion of which is contingent upon consummation of the proposed merger, and CBA has agreed to reimburse certain of Goldman Sachs' expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement. During the two-year period ended November 11, 2019, the Investment Banking Division of Goldman Sachs has not been engaged by CBA and/or A-B InBev and/or their respective affiliates to provide financial advisory and/or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to Altria and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as a dealer in Altria's commercial paper program since May 2011; as joint bookrunner with respect to a public offering of Altria's 3.490% Notes due 2022, 3.800% Notes due 2024, 4.400% Notes due 2026, 4.800% Notes due 2029, 5.800% Notes due 2039, 5.950% Notes due 2049 and 6.200% Notes due 2059 (aggregate principal amount $11,500,000,000) in February 2019; and as joint bookrunner with respect to a public offering of Altria's 1.000% Notes due 2023, 1.700% Notes due 2025, 2.200% Notes due 2027, and 3.125% Notes due 2031 (aggregate principal amount €4,250,000,000) in February 2019. During the two-year period ended November 8, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Altria and/or its affiliates of less than $10,000,000. Goldman Sachs also has provided certain financial advisory and/or underwriting services to the Stichting and/or its affiliates from time to time. During the two-year period ended November 11, 2019, Goldman Sachs has not recognized compensation in respect of such services. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to CBA, A-B InBev, Altria, the Stichting and their respective affiliates for which Goldman Sachs' Investment Banking Division may receive compensation. In addition, a director on the board of directors of A-B InBev was, as of the date of Goldman Sachs' opinion, and is currently, affiliated with the Goldman Sachs Group, Inc. as a director.

        CBA, and, subsequently, the Committee, selected Goldman Sachs as the Company's and the Committee's financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to an engagement letter between CBA and Goldman Sachs, dated April 28, 2016, as amended on August 22, 2016 and November 8, 2019, CBA, and, subsequently, the Committee, engaged Goldman Sachs to act as the Company's and the Committee's financial advisor in connection with the merger. The engagement letter provides for a transaction fee of approximately $5,900,000, all of which is contingent upon completion of the merger. In addition, CBA agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

        Copies of Goldman Sachs' written opinion and presentation to the Committee on November 11, 2019 have been attached as exhibits to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the proposed merger. These materials will be available for any interested shareholder of CBA (or any representative of a shareholder who has been so designated in writing) to inspect and copy at CBA's principal executive offices during regular business hours.

  Other Written Presentations by Goldman Sachs

        In addition to the presentation made to the Committee described above, Goldman Sachs also made a written and oral presentation to the Committee on October 29, 2019. A copy of such written presentation by Goldman Sachs to the Committee has been attached as Exhibit (c)(1) to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the proposed merger. Such written presentation will be available for any interested shareholder of CBA (or any representative of a shareholder who has been so designated in writing) to inspect and copy at CBA's principal executive offices during regular business hours.

        Such other written and oral presentation by Goldman Sachs, alone or together, did not constitute an opinion of Goldman Sachs with respect to the consideration to be paid in the merger. Information contained in such other written and oral presentation was substantially similar to the information provided in Goldman Sachs' written presentation to the Committee on November 11, 2019, as described above.

        The financial analyses in such other written and oral presentation were based on market, economic and other conditions as they existed as of the date of such presentation as well as other information that was available at such time. Accordingly, the results of the financial analyses differed due to changes in those conditions. Finally, Goldman Sachs continued to refine various aspects of its financial analyses with respect to CBA over time.

        Goldman Sachs expressly consented to the inclusion in their entirety of its opinion and the materials it presented to the Committee as exhibits to the Schedule 13E-3, and to the attachment of its opinion as Annex B to this proxy statement. These materials will also be available for any interested shareholder of the Company (or any representative of a shareholder who has been so designated in writing) to inspect and copy. However, neither the opinion of Goldman Sachs nor its presentations to the Committee constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the merger or any other matter.

Purpose and Reasons of the Company for the Merger

        The Company's purpose for engaging in the merger is to enable its shareholders to receive the merger consideration, which represents a per share premium of (a) 99% over the volume weighted average price of a share of CBA common stock for the 30-day period ending on November 11, 2019, the last trading day prior to the public announcement of the merger, and (b) 125% over the closing price of a share of CBA common stock on November 11, 2019, the last trading day prior to the public announcement of the merger. The Board believes that the merger provides the best opportunity to maximize shareholder value. The Company has determined to undertake the merger at this time based on the analyses, determinations and conclusions of the Committee and the Board described in detail above under "Special Factors—Reasons for the Merger; Recommendation of the Board; Fairness of the Merger."

Purpose and Reasons of the A-B Parties for the Merger

        Under the SEC rules governing "going private" transactions, each of the A-B Parties may be deemed to be an affiliate of the Company engaged in the "going private" transaction and, therefore, is required to express its purposes and reasons for the merger to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. The A-B Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the A-B Parties should not be construed as a recommendation to any unaffiliated shareholder as to how that shareholder should vote on the Merger Agreement Proposal.

        The A-B Parties have undertaken to pursue the transaction at this time in light of the opportunities they perceive to enhance Parent's financial performance and competitive position by means of acquiring the Company's brands and other assets through the merger. For the A-B Parties, the purpose of the merger is to enable them to acquire control of the Company, through a transaction in which the shareholders of the Company (other than the A-B Parties and their affiliates) will be cashed out for $16.50 per share of the Company common stock, and bear the rewards and risks of the ownership of the Company after shares of CBA common stock cease to be publicly traded. In the opinion of the A-B Parties, the merger will provide a number of benefits to the A-B Parties and the Company that would follow from the Company becoming a wholly-owned subsidiary of Parent, including, but not limited to:

  •
  As a privately held company, the Company will have greater flexibility to operate with a view to the long term without focusing on short-term operating earnings and the associated implications to the Company's unaffiliated shareholders;

  •
  By ceasing to be a public company, the Company will benefit from the elimination of the additional burdens on its management, as well as the expense associated with being a public company, including the burdens of preparing periodic reports, maintaining required controls under U.S. federal securities laws and the costs of maintaining investor relationships, staff and resources;

  •
  Successful completion of the merger will allow the Company to have increased resources as a member of Parent's Brewers Collective, a business unit of Parent made up of Parent's craft beer partners, in comparison to the Company on a standalone basis;

  •
  Successful completion of the merger will result in significant cost efficiencies for the Company and Parent; and

  •
  The Merger will increase Parent's exposure to the craft beer market, and will allow both the Company and Parent to expand consumer access to the Company's diverse craft beer brands.

        The transaction has been structured as a cash merger to provide the Company's unaffiliated shareholders with cash for their shares of CBA common stock and to provide a prompt and orderly transfer of ownership of the Company in a single step, without the necessity of financing separate purchases of shares of CBA common stock in a tender offer and implementing a second-step merger to acquire any shares of CBA common stock not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

Plans for the Company After the Merger

        Following the consummation of the merger, the A-B Parties anticipate that the business and operations of the Company will continue to be conducted substantially as they are currently conducted, except that the business of the Company will be integrated into Parent's business and the Company will cease to be a public company. Pursuant to the merger agreement, the shares of CBA common stock will be delisted from NASDAQ and will cease to be registered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). At the effective time of the merger, the directors of Merger Sub at the effective time will become the directors of the Company, and the officers of Merger Sub at the effective time will become the officers of the Company, in each case until their successor is duly elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

        As of the date of this proxy statement, other than the merger and except as otherwise set forth within this proxy statement, the A-B Parties have no current plans or proposals or negotiations that would relate to or result in an extraordinary transaction involving the Company's business or management, such as a merger, reorganization, liquidation, relocation of any operations, sale or transfer of a material amount of assets, or the incurrence of any indebtedness (except in connection with consummation of the merger). Following the merger, the A-B Parties will continuously evaluate and review the Company's business and operations and may propose or develop new plans or proposals that they consider to be in the best interests of the A-B Parties and their equity holders, including any of the types of extraordinary transactions described above.

Certain Effects of the Merger

        If the merger agreement is adopted by the requisite vote of the Company's shareholders and all other conditions to the closing of the merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

  Treatment of the Shares of CBA Common Stock

        At the effective time of the merger, each share of CBA common stock outstanding immediately prior to the effective time of the merger (other than (i) shares of CBA common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares of CBA common stock owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties and (ii) shares of CBA common stock that are owned by shareholders of the Company (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) who did not vote in favor of the Merger Agreement Proposal (or consent thereto in writing) and who exercise dissenters' rights when and in the manner required under Chapter 23B.13 of the WBCA) will be converted into the right to receive the merger consideration upon the terms and subject to the conditions set forth in the merger agreement, whereupon all such shares of CBA common stock will be automatically cancelled, will cease to be outstanding and will cease to exist, and the holders of such shares of CBA common stock will cease to have any rights with respect thereto, other than the right to receive the merger consideration. Shares of CBA common stock held by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent at the effective time of the merger will remain outstanding after the effective time of the merger and, as a result, will not be converted into the right to receive the merger consideration.

  Treatment of CBA Equity Awards

  Options

        Each CBA Option, whether or not then vested, will at the effective time of the merger automatically and without any action on the part of the holder of such option be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to such CBA Option, multiplied by (ii) the excess of $16.50 over the applicable per share exercise price of such CBA Option, less applicable tax withholding.

  Restricted Stock Units

        Each CBA RSU Award will at the effective time of the merger automatically and without any action on the part of the holder of such award, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to the CBA RSU Award, multiplied by (ii) $16.50, less applicable tax withholding. For purposes of any performance-based CBA RSU Awards, the number of shares of CBA common stock subject to a CBA RSU Award will equal, to the extent outstanding at the effective time of the merger:

  •
  for the 2017-2019 performance cycle, 33% of the target number of shares of CBA common stock covered by the award; and

  •
  for the 2018-2020 and 2019-2021 performance cycles, 100% of the target number of shares of CBA common stock covered by the award.

  Benefits of the Merger for the Company's Unaffiliated Shareholders

        The primary benefit of the Merger to the unaffiliated shareholders will be their right to receive the merger consideration of $16.50 in cash per share of CBA common stock, less applicable withholding taxes, as described above, which represents a premium of (a) 99% over the volume weighted average price of the shares of CBA common stock for the 30-day period ending on November 11, 2019, the last trading day prior to the public announcement of the merger, and (b) 125% over the closing price of the shares of CBA common stock on November 11, 2019, the last trading day prior to the public announcement of the merger. Additionally, such shareholders will avoid the risk after the merger of any possible decrease in our future earnings, growth or value.

  Detriments of the Merger to the Company's Unaffiliated Shareholders

        The primary detriments of the merger to our unaffiliated shareholders include the lack of an interest of such shareholders in the potential future earnings, growth or value realized by the Company after the merger.

  Certain Effects of the Merger for Parent

        Following the merger, it is contemplated that all of the equity interests in the Company will be owned by Parent. If the merger is completed, Parent will be the sole beneficiary of our future earnings, growth and value, if any, and it will be the only one entitled to vote on corporate matters affecting the Company.

        Additionally, following the merger, the Company will be a private company, wholly owned by Parent, and, as such, will be relieved of the requirements applicable to companies having publicly traded equity securities, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that our directors, officers and beneficial owners of more than 10% of the shares of CBA common stock face as a result of the provisions of Section 16 of the Exchange Act. In addition, registration of the shares of CBA common stock under the Exchange Act will be terminated, which will eliminate the obligation of the Company to separately prepare and furnish information to its shareholders. The Company estimates that following the completion of the proposed transaction the annually reoccurring cost savings as a result of no longer being a publicly traded company separately subject to the reporting requirements of U.S. federal securities laws will be approximately $1,400,000 per year. Any cost savings realized by the surviving corporation as a result of no longer being subject to the reporting requirements of U.S. federal securities laws will be realized solely by the surviving corporation and, indirectly as sole shareholder of the surviving corporation, A-B.

        The primary detriments of the merger to Parent include the fact that all of the risk of any possible decrease in the future earnings, growth or value of the Company following the merger will be borne by Parent. Additionally, Parent's ownership of the Company will be illiquid, with no public trading market for such securities.

        The directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation, in each case, until their successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be. The officers of Merger Sub at the effective time of the merger will be the officers of the surviving corporation, in each case, until their successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be. At the effective time of the merger, the articles of incorporation of the Company will be amended and restated in their entirety as of the effective time of the merger to be in the same form as set forth in Exhibit A to the merger agreement. The bylaws of Merger Sub immediately prior to the effective time of the merger will be the bylaws of the surviving corporation.

        As of November 11, 2019, A-B beneficially owns approximately 31.2% of the issued and outstanding shares of CBA common stock. Following consummation of the merger, A-B will own 100% of the shares of CBA common stock and will have a corresponding interest in our net book value and net earnings or losses. Our net income for the fiscal year ended December 31, 2018 was approximately $4,142,000 and our net book value per share of CBA common stock as of December 31, 2018 was approximately $7.0390. Our net loss for the nine months ended September 30, 2019 was approximately $(5,978,000) and our net book value per share of CBA common stock as of September 30, 2019 was approximately $6.7583 per share of CBA common stock. Net book value per share of CBA common stock as of December 31, 2018 was computed by dividing the total equity of $136,435,000 by the total shares of CBA common stock outstanding on February 28, 2019 of 19,382,641. Net book value per share of CBA common stock as of September 30, 2019 was computed by dividing the total equity of $131,559,000 by the total shares of CBA common stock outstanding on November 7, 2019 of 19,466,244. The table below sets forth the direct and indirect interests in the Company's net book value per share of CBA common stock and net earnings of A-B before the merger and A-B immediately after the merger, based on the net book value at December 31, 2018 and September 30, 2019, and net income for the fiscal year ended December 31, 2018 and the nine months ended September 30, 2019.

	Ownership of the Company Prior to the Merger					Ownership of the Company After the Merger
	% Ownership	Net book value per Share at September 30, 2019	Net book value per Share at December 31, 2018	Net loss for the nine months ended September 30, 2019	Net income for the year ended December 31, 2018	% Ownership	Net book value per Share at September 30, 2019	Net book value per Share at December 31, 2018	Net loss for the nine months ended September 30, 2019	Net income for the year ended December 31, 2018
A-B	31.2%	$2.1086	$2.1962	$(283,324)	$1,865,136	100%	$6.7583	$7.0390	$(5,978,000)	$4,142,000

Certain Effects on the Company if the Merger Is Not Completed

        If the merger agreement is not adopted by the Company's shareholders or if the merger is not completed for any other reason, CBA's shareholders will not receive any payment for their shares of CBA common stock in connection with the merger. Instead, CBA will remain an independent public company, and the shares of CBA common stock will continue to be quoted on NASDAQ, for so long as it continues to meet eligibility listing standards. In addition, if the merger is not completed, the Company expects that management will operate CBA's business in a manner similar to that in which it is being operated today and that CBA's shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the craft beer brewing industry in which CBA operates and adverse economic conditions.

  Failure to complete the Merger could negatively impact our business and the market price of the shares of CBA common stock.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, the price of the shares of CBA common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the shares of CBA common stock would return to the price at which the shares of CBA common stock trade as of the date of this proxy statement. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of CBA common stock. If the merger is not completed, the Board will continue to evaluate and review the Company's business operations, properties, dividend policy, share repurchase policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger agreement is not adopted by the Company's shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to CBA will be offered or that CBA's business, prospects or results of operation will not be adversely impacted.

        If the merger is not completed for any reason, we will be subject to a number of material risks, including the disruption to our business resulting from the announcement of the signing of the merger agreement, the diversion of management's attention from our day-to-day business, and the substantial restrictions imposed by the merger agreement on the operation of our business during the period before the completion of the merger, which may make it difficult for us to achieve our business goals if the merger does not occur. In addition, A-B would continue to hold a substantial portion of the outstanding shares of our common stock.

  Failure to complete the Merger could trigger the payment of a termination fee.

        If the merger agreement is terminated, under specified conditions, including as a result of a change in the recommendation of the Board or Committee or by termination by the Company of the merger agreement to enter into an alternative acquisition agreement providing for a superior proposal, or, if the merger agreement is terminated and the Company enters into or completes a competing transaction within nine months, the Company will be required to pay Parent a termination fee of $9,000,000.

        Upon termination of the merger agreement by the Company or Parent due to failure to satisfy certain antitrust-related conditions, Parent will be required to pay the Company a termination fee of $15,000,000. See "The Merger Agreement—Termination—Company Termination Fee."

Unaudited Prospective Financial Information of CBA

        CBA's management does not as a matter of course make public projections as to future performance, revenues, earnings or other results beyond the current fiscal year due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. CBA is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As result, CBA does not endorse the unaudited prospective financial information as a reliable indication of future results. However, in connection with its evaluation of a potential transaction, CBA's management has independently prepared certain unaudited prospective financial information for fiscal years 2019-2024 (which we refer to as the "projections"). These projections were made available to the Board and the Committee in connection with their consideration and evaluation of the transaction and to CBA's financial advisor in connection with its financial analyses and opinion.

        The inclusion of the projections in this proxy statement should not be regarded as an indication that any of CBA or any of its affiliates, advisors or representatives have considered the projections to be predictive of actual future events, and the projections should not be relied upon as such. This summary of these internal financial projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of CBA or any of its respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from these projections, and none of them undertake any obligation to update or otherwise revise or reconcile these projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error, in each case, except as may be required under applicable law. CBA advises the recipients of the projections that its internal financial forecasts upon which the projections were based are subjective in many respects. While presented with numerical specificity, these projections were based on numerous variables and assumptions unknown to CBA at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of CBA. Important factors that may affect actual results and cause these internal financial projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of CBA (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 87. Various assumptions underlying the projections may not prove to have been, or may no longer be, accurate. The projections may not be realized, and actual results may be significantly higher or lower than projected in the projections. The projections summarized below do not give effect to the merger. The projections also reflect assumptions as to certain business strategies or plans that are subject to change. The projections do not take into account any circumstances or events occurring after the date they were prepared. The projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the projections in this proxy statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the merger and the other transactions contemplated by the merger agreement are completed) from the projections. For all of these reasons, the internal financial projections, and the assumptions upon which they are based, (i) are not guarantees of future results, (ii) are inherently speculative, and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial projections. Accordingly, there can be no assurance that the projections will be realized.

        The projections were prepared for internal use by CBA and to assist CBA's financial advisor with its financial analyses and opinion and the Board and the Committee with their consideration and evaluation of the transactions, including the merger, and although they were prepared on an accounting basis consistent with CBA's financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections included in this document have been prepared by, and are the responsibility of, CBA. Moss Adams LLP (CBA's independent auditor for the audit year 2018 and first and second quarters of 2019, or "Moss Adams"), Grant Thornton LLP (CBA's independent auditor for the audit year 2019 and third quarter of 2019, or "Grant Thornton"), or any other independent accountants have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the projections contained within this document, and accordingly, Moss Adams, Grant Thornton, or any other independent accountants do not express an opinion or any other form of assurance with respect hereto.

        For these reasons, as well as the basis and assumptions on which the projections were compiled, the inclusion of specific portions of the projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, none of CBA or any of its respective affiliates, advisors, officers, directors, partners or representatives intend to update, or otherwise revise the projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the specific portions of the projections set forth below. None of CBA or any of its respective affiliates, advisors, officers, directors, partners or representatives intend to make publicly available any update or other revision to these projections. In addition, none of CBA or any of its respective affiliates, advisors, officers, directors, partners or representatives have made, make, or are authorized in the future to make, any representation to any shareholder or other person regarding CBA's ultimate performance compared to the information contained in the projections or that projected results will be achieved, and any statements to the contrary should be disregarded. CBA has made no representation to A-B, in the merger agreement or otherwise, concerning the projections.

  CBA Management Projections

        Set forth below is prospective financial information based on the information contained in the Company's long-range plan, which had been prepared by the Company's management for review by the Board. The projections were provided to the Committee and the Company's financial advisor and approved for its use.

($ in millions)
	2019	2020	2021	2022	2023	2024
Revenue	$196.2	$202.7	$213.6	$224.1	$230.8	$237.7
EBITDA(1)	$(2.4)	$13.2	$18.7	$24.0	$25.1	$26.0
Unlevered Free Cash Flows(2)	—	$(2.5)	$11.0	$15.0	$15.7	$16.2

(1)
EBITDA for purposes of the projections is defined as earnings before interest expense, other income, income taxes, and depreciation and amortization, excluding deferred revenue from Parent's payment of $20,000,000 to CBA pursuant to the terms of the existing commercial agreements between Parent or its affiliates and the Company. This measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(2)
Projected free cash flows for fiscal years 2020-2024 represent the estimated unlevered net operating profit after tax for the relevant fiscal year, adjusted for depreciation, changes in net working capital, capital expenditures and certain one-time cash flow items.

Interests of Executive Officers and Directors of the Company in the Merger

        In considering the recommendation of the Board that the shareholders of CBA adopt the merger agreement, the Company's shareholders should be aware that the executive officers and directors of the Company have certain interests in the transactions that may be different from, or in addition to, the interests of the Company's shareholders generally. The Committee and the Board were aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by it, including the merger, and in making their recommendations that the Company's shareholders approve the merger agreement. In addition to the matters described below, two directors, Messrs. Gilbertson and Mills, were designated by A-B as directors on the Board (they recused themselves from deliberations regarding the merger due to their affiliation with Parent). For purposes of this disclosure, the named executive officers of CBA (who, except as discussed below, comprise all of the individuals who have served as executive officers of the Company since the beginning of the last fiscal year) are Andrew J. Thomas, Chief Executive Officer; Christine N. Perich, Chief Financial and Strategy Officer; J. Scott Mennen, Chief Operating Officer; Kenneth C. Kunze, Chief Marketing Officer; Derek H. Hahm, Vice President, Sales; and Edwin A. Smith, Corporate Controller and Principal Accounting Officer. Joseph Vanderstelt and John Glick were executive officers of the Company in 2018 but are not entitled to any payments or benefits in connection with the merger other than in connection with vested shares on the same basis as other shareholders as described under "Special Factors—Certain Effects of the Merger—Treatment of the Shares of CBA Common Stock" above.

  Treatment of CBA Equity Awards

  Options

        Each CBA Option, whether or not then vested, will at the effective time of the merger automatically and without any action on the part of the holder of such option, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to such CBA Option, multiplied by (ii) the excess of $16.50 over the applicable per share exercise price of such CBA Option, less applicable tax withholding.

  Restricted Stock Units

        Each CBA RSU Award will at the effective time of the merger automatically and without any action on the part of the holder of such award, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to the CBA RSU Award, multiplied by (ii) $16.50, less applicable tax withholding. For purposes of any performance-based CBA RSU Awards, the number of shares of CBA common stock subject to a CBA RSU Award will equal, to the extent outstanding at the effective time of the merger:

  •
  for the 2017-2019 performance cycle, 33% of the target number of shares of CBA common stock covered by the award; and

  •
  for the 2018-2020 and 2019-2021 performance cycles, 100% of the target number of shares of CBA common stock covered by the award.

        For an estimate of the amounts that would be payable to each of CBA's named executive officers on settlement of their unvested CBA equity awards, see the section entitled "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation" below.

  Employment Agreements with Named Executive Officers

        Each of CBA's named executive officers has entered into an employment agreement with CBA, which provides for enhanced severance benefits in the event that, within 24 months following a change in control, the named executive officer experiences a termination without cause or for good reason (each, a "qualifying termination"). The merger will constitute a change in control for purposes of the employment agreements.

        Each employment agreement, as amended on November 29, 2019, provides that, in the event of a qualifying termination, the named executive officer will be entitled to:

  •
  an amount equal to 1.5 times (0.5 times for Mr. Smith and 2.0 times for Mr. Thomas), the named executive officer's base salary, plus (other than in the case of Mr. Smith) 1.0 times the named executive officer's target annual cash incentive opportunity, in each case, in effect immediately prior to the qualifying termination (or, if higher, as in effect immediately prior to the merger), payable in a cash lump sum; and

  •
  a cash lump sum payment equal to the amount necessary to pay COBRA premiums for continuation of group health insurance coverage for 18 months (6 months for Mr. Smith and 24 months in the case of Mr. Thomas).

        Payments under the employment agreement are conditioned upon the executive officer executing a general release in favor of CBA. In addition, Messrs. Thomas, Mennen and Hahm are subject to a non-compete that applies during the 12-month period following any termination of employment. The employment agreements provide that any payments and benefits payable to the executive officer will be reduced to the extent necessary to avoid any excise taxes on "excess parachute payments" that would otherwise be imposed under Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

        For an estimate of the value of the payments and benefits described above that would be payable to CBA's named executive officers under their employment agreements upon a qualifying termination in connection with the merger, see the section entitled "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation" below.

  Treatment of Annual Bonuses

        If the closing has not occurred by December 31, 2019, CBA will pay amounts payable in respect of the 2019 fiscal year under CBA's annual bonus plans based on actual performance on the earlier of the closing date and such time as annual bonuses would have historically been paid by the Company, but no later than March 15, 2020.

        If the effective time occurs on or prior to December 31, 2020, CBA may pay each CBA employee who participates in any CBA annual bonus plan a pro rata bonus for the portion of the 2020 calendar year through the date that the effective time occurs based on actual performance for the full performance period as estimated based on the latest available information for the last complete calendar month prior to the closing date, as determined in good faith consultation with Parent and consistent with the terms of the Company bonus plans.

        If the effective time occurs after calendar year 2020 and on or prior to December 31, 2021, CBA may pay each CBA employee who participates in any CBA annual bonus plan a pro rata bonus for the portion of the 2021 calendar year through the date that the effective time occurs based on actual performance for the full performance period as estimated based on the latest available information for the last complete calendar month prior to the closing date, as determined in good faith consultation with Parent and consistent with the terms of the Company bonus plans.

  Retention Program

        Under the merger agreement, CBA may establish a cash-based retention program for CBA employees that is designed to promote retention and reward extraordinary effort. In general, awards under the program are payable upon the earlier of the 90th day following the effective time of the merger, subject to continued employment, and a qualifying termination occurring after the effective time of the merger, subject to execution of a general release in favor of CBA. Each of Messrs. Thomas, Mennen, and Smith and Ms. Perich received a retention award under the retention program. Retention awards to be granted to other named executive officers, if any, have not been determined as of the date of this proxy statement. In order to mitigate the impact of Section 280G of the Code, CBA has the right to pay retention awards to Messrs. Thomas and Mennen and Ms. Perich prior to December 31, 2019. Each of these named executive officers would be required to repay the after tax portion of the retention bonus they receive if the merger is abandoned or if the employment of any such individual is terminated for cause or without good reason prior to the completion of the merger. For an estimate of the value of the retention awards that will become payable to each of Messrs. Thomas and Mennen and Ms. Perich, see the section entitled "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation" below.

  Other Compensation Matters

        CBA may, in consultation with A-B, accelerate the vesting and payment of certain compensatory amounts so that they are paid in 2019 for tax planning purposes with respect to Sections 280G and 4999 of the Code, including accelerating the vesting of CBA equity awards that would have otherwise vested after December 31, 2019 so that they vest in 2019 and determining and paying bonuses in respect of the 2019 fiscal year on or prior to December 31, 2019. Each named executive officer who receives accelerated vesting and settlement of equity awards would be required to repay the after tax portion of the awards if the employment of any such individual is terminated for cause or terminates his or her employment without good reason prior to the earliest of the regularly scheduled vesting date, the effective time of the merger or the date on which the merger agreement is terminated.

  Indemnification and Insurance

        Pursuant to the terms of the merger agreement, CBA's directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the effective time under directors' and officers' liability insurance policies from the surviving corporation. This indemnification and insurance coverage is further described in the section entitled "The Merger Agreement—Indemnification; Directors' and Officers' Insurance."

  Quantification of Payments and Benefits to CBA's Named Executive Officers

        The table below sets forth the amount of payments and benefits that each of CBA's named executive officers would receive in connection with the merger, assuming (i) that the merger was consummated and each such named executive officer experienced a qualifying termination on December 4, 2019 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (ii) a per share price of CBA common stock of $16.50; (iii) that each named executive officer's base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; and (iv) equity awards that are outstanding as of December 4, 2019. The calculations in the table below do not include any amounts that the named executive officers were entitled to receive or that were vested as of the date hereof. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the effective time of the merger or any awards that, by their terms, vest irrespective of the merger prior to December 4, 2019. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

        For purposes of this discussion, "single trigger" refers to benefits that arise as a result of the completion of the merger and "double trigger" refers to benefits that require two conditions, which are the completion of the merger and a qualifying termination of employment following the merger

  Golden Parachute Compensation(1)

Named Executive Officer	Cash ($)(2)	Equity Awards ($)(3)	Total ($)(4)
Andrew J. Thomas	2,708,250	1,337,727	4,045,977
J. Scott Mennen	1,023,000	334,158	1,357,158
Christine N. Perich	1,023,000	379,981	1,402,981
Kenneth C. Kunze	633,750	330,010	963,760
Derek Y. Hahm	537,000	277,151	814,151
Edwin A. Smith	262,000	82,071	344,071

(1)
Joseph K. Vanderstelt, who was a named executive officer of the Company for 2018, left the Company on July 13, 2018. Mr. Vanderstelt no longer holds any unvested CBA equity awards and is not eligible to receive any payments in connection with the merger other than in connection with vested shares on the same basis as other shareholders as described under "Special Factors—Certain Effects of the Merger—Treatment of the Shares of CBA Common Stock" above.

(2)
Cash.    Pursuant to their respective employment agreements, upon a "double-trigger" covered termination (a termination without "cause" or resignation for "good reason") of employment during the period commencing on the date of the effective time and ending 24 months following the consummation of the merger, each named executive officer will become entitled to a lump-sum cash severance payment consisting of 1.5 times (0.5 times for Mr. Smith and 2.0 times, in the case of Mr. Thomas), the named executive officer's base salary, plus, other than in the case of Mr. Smith, 1.0 times the named executive officer's target annual cash incentive opportunity, in each case, in effect immediately prior to the qualifying termination (or, if higher, as in effect immediately prior to the merger), plus an amount equal to the sum of COBRA premiums for continuation of group health insurance coverage for 18 months (6 months for Mr. Smith and 24 months, in the case of Mr. Thomas), payable in a cash lump sum. Payments under the employment agreements are conditioned upon the named executive officer executing a general release in favor of CBA. In addition, Messrs. Thomas, Mennen and Hahm are subject to a non-compete and non-solicitation period that applies during the 12-month period following any termination of employment. Each of Ms. Perich and Messrs. Kunze and Smith are subject to a two-year non-solicitation period that applies following any termination of employment. The cash component of the Golden Parachute Compensation also includes a retention bonus award for each of Messrs. Thomas, Mennen, and Smith and Ms. Perich. The retention awards for these individuals are "single trigger."

Named Executive Officer	Base Salary Component of Severance ($)	Bonus Component of Severance ($)	Retention Award ($)	Cobra Premiums ($)	Total ($)
Andrew J. Thomas	1,030,000	386,250	1,250,000	42,000	2,708,250
J. Scott Mennen	450,000	195,000	350,000	28,000	1,023,000
Christine N. Perich	450,000	195,000	350,000	28,000	1,023,000
Kenneth C. Kunze	427,500	185,250	—	21,000	633,750
Derek Y. Hahm	360,000	156,000	—	21,000	537,000
Edwin A. Smith	85,000	—	170,000	7,000	262,000
(3)
Equity.    Each CBA Option will automatically and without any action on the part of the holder of such option be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the aggregate number of shares of the CBA common stock subject to such CBA Option, multiplied by (ii) the excess of $16.50 over the applicable per share exercise price of such CBA Option, less applicable tax withholding. Each CBA RSU Award will automatically and without any action on the part of the holder of such award be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to the CBA RSU Award, multiplied by (ii) $16.50, less applicable tax withholding. For purposes of any performance-based CBA RSU Awards, the number of shares of CBA common stock subject to such CBA RSU Award will equal, to the extent outstanding at the effective time of the merger: (x) for the 2017-2019 performance cycle, 33% of the target number of shares covered by the award; and (y) for the 2018-2020 and 2019-2021 performance cycles, 100% of the target number of shares covered by the award. The following table sets forth the value of each type of unvested equity-based award held by our named executive officers, calculated based on the merger consideration of $16.50 per share. The equity award vesting is "single trigger" under the terms of the merger agreement.

Named Executive Officer	Value of Unvested Stock Options ($)	Value of Unvested RSUs ($)	Value of Unvested PSUs ($)	Total ($)
Andrew J. Thomas	—	508,118	829,539	1,337,727
J. Scott Mennen	—	119,493	214,665	334,158
Christine N. Perich	—	120,153	259,828	379,981
Kenneth C. Kunze	—	118,322	211,288	330,010
Derek Y. Hahm	—	99,363	177,788	277,151
Edwin A. Smith	10,572	82,071	—	92,643
(4)
The total amounts do not reflect any reductions to "parachute payments" under Section 280G of the Code that may be made pursuant to the terms of the named executive officers' employment agreements to avoid excise taxes that would otherwise be imposed on the named executive officers.

Intent to Vote in Favor of the Merger

        Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of CBA common stock owned directly by them in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement. As of January 17, 2020, the record date for the special meeting, our directors and executive officers directly owned, in the aggregate, 686,021 shares of CBA common stock entitled to vote at the special meeting, or collectively approximately 3.5% of the outstanding shares of CBA common stock entitled to vote at the special meeting.

A-B's Obligation to Vote in Favor of the Merger

        The merger agreement provides that A-B will vote or cause to be voted any shares of CBA common stock beneficially owned by it or any of its subsidiaries in favor of the Merger Agreement Proposal at the special meeting. As of November 11, 2019, A-B owns approximately 31.2% of the issued and outstanding shares of CBA common stock.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of CBA common stock are exchanged for cash pursuant to the merger. This discussion is based on current provisions of the Code, the U.S. Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations with respect to any withholding required pursuant to the Foreign Account Tax

Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), nor any considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of shares of CBA common stock that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity or arrangement classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion applies only to U.S. holders who hold their shares of CBA common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances, and does not apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, U.S. holders subject to the alternative minimum tax, U.S. holders that have a "functional currency" other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, S corporations, real estate investment trusts, regulated investment companies or other flow-through entities (and their respective investors), U.S. holders who hold shares of CBA common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction for tax purposes, holders other than U.S. holders, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement and U.S. holders who acquired their shares of CBA common stock through the exercise of employee stock options or other compensation arrangements).

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of CBA common stock, the tax treatment of a person treated as a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of CBA common stock, you should consult your own tax advisor.

        Holders of shares of CBA common stock are urged to consult their own tax advisors regarding the particular tax consequences to them of the merger, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

        The receipt of cash in exchange for shares of CBA common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of CBA common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between

(1) the amount of cash received, and (2) the U.S. holder's adjusted tax basis in such shares of CBA common stock.

        Any such gain or loss will be a long-term capital gain or loss if a U.S. holder's holding period in the shares of CBA common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders who acquired different blocks of shares of CBA common stock at different times or different prices should consult their tax advisers as to the determination of the tax bases, gain or loss and holding period with respect to each such block.

  Information Reporting and Backup Withholding

        Payments of cash made in exchange for shares of CBA common stock pursuant to the merger agreement may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an applicable exemption from backup withholding should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Financing of the Merger

        The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition.

        The Company anticipates that the total amount of funds necessary at closing to complete the merger and the related transactions will be approximately $228,000,000. This amount includes the funds needed to make the payment of all amounts payable to holders of shares of CBA common stock, CBA Options and CBA RSU Awards in connection with or as a result of the merger under the merger agreement. Parent intends to fund the merger through existing debt facilities. For information on the fees and expenses anticipated to be paid by Parent or Merger Sub related to the transaction, see "Special Factors—Fees and Expenses."

Fees and Expenses

        The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the merger are as follows:

Description	Amount
Financial advisory fees and expenses	$5,900,000
Legal, accounting and other professional fees and expenses	$3,255,000
SEC filing fees	$45,000
Printing, proxy solicitation and mailing costs	$175,000
Miscellaneous	$120,000

Total	$9,495,000

        It is also expected that Merger Sub and/or Parent will incur approximately $9,000,000 of legal, financial and other advisory fees.

        The estimate for legal fees set forth in this proxy statement does not include any amounts attributable to any existing or future litigation challenging the merger. All fees and expenses incurred in connection with the merger will be paid by the party incurring or required to incur such fees and expenses, except that expenses incurred in connection with the filing fee for this proxy statement will be shared equally by Parent and the Company.

Regulatory Approvals

        Under the HSR Act and related rules, certain transactions, including this merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC"), and all statutory waiting period requirements have been satisfied. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties' filings of their respective HSR Act notification forms or the early termination of that waiting period. In certain circumstances the review period may be extended by either the parties or the Antitrust Division of the DOJ or FTC. Under the terms of the merger agreement, the parties must file their notification and report form under the HSR Act within ten (10) business days from the date the agreement was signed. The parties may mutually agree to extend that deadline by an additional ten (10) business days. The parties filed their notification and report forms under the HSR Act on December 6, 2019. On December 26, 2019, the parties withdrew their notification and report forms effective as of January 6, 2020. The parties intend to re-file their notification and report forms on January 6, with a new 30-day waiting period commencing on the date of such refiling.

        At any time before or after the effective time of the merger, the Antitrust Division of the DOJ or the FTC could take action under the antitrust laws, including seeking to enjoin the consummation of the merger, conditionally approving the merger upon the divestiture of assets of the Company, subjecting the consummation of the merger to regulatory conditions or seeking other remedies. In addition, state attorneys general could take action under antitrust, merger control, or other laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the applicable laws under some circumstances. A-B would not be required to, but could at its option, litigate if necessary to obtain regulatory approval. There can be no assurance that a challenge to the merger will not be made or, if such a challenge is made, that it would not be successful.

Dissenters' Rights

  General

        Under Chapter 23B.13 of the WBCA, holders of CBA common stock are entitled to dissent from, and obtain payment of the fair value of their shares of CBA common stock in the event of, the consummation of the merger instead of receiving the $16.50 merger consideration, without interest and less any applicable withholding tax. The following summarizes the material rights of holders of CBA common stock under Chapter 23B.13. You should read the applicable sections of Chapter 23B.13, a copy of which is attached to this proxy statement as Annex C.

        Pursuant to Chapter 23B.13, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of the special meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and must be accompanied by a copy of Chapter 23B.13. The notice of the special meeting included with this proxy statement constitutes notice to the holders of CBA common stock, and a copy of Chapter 23B.13 is attached to this proxy statement as Annex C.

        If you are contemplating the possibility of exercising your dissenters' rights in connection with the merger, you should carefully review the text of Chapter 23B.13. You are also encouraged to consult your legal counsel, at your expense, before attempting to exercise your dissenters' rights. If you do not fully and precisely satisfy the procedural requirements of the WBCA, you will lose your dissenters' rights. If any holder of shares of CBA common stock who asserts dissenters' rights under the WBCA withdraws or loses (through failure to perfect or otherwise) the right to obtain payment for such holder's shares of CBA common stock under Chapter 23B.13, then such shareholder's shares of CBA common stock will be converted into the right to receive the merger consideration of $16.50 per share of CBA common stock, without interest and less any applicable withholding tax, at the effective time of the merger. CBA will not provide you with any notice regarding your dissenters' rights other than as described in this proxy statement and the notice of special meeting included with this proxy statement.

  Requirements for Exercising Dissenters' Rights

        To preserve your right if you wish to exercise your dissenters' rights, you must:

  •
  deliver to CBA, before the vote is taken at the special meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of CBA common stock if the proposed merger is effected, which notice must be separate from your proxy. Your vote against the merger agreement alone will not constitute written notice of your intent to exercise your dissenters' rights;

  •
  not vote your shares of CBA common stock in favor of the Merger Agreement Proposal; and

  •
  follow the statutory procedures for perfecting dissenters' rights under Chapter 23B.13, which are summarized below under "Special Factors—Dissenters' Rights—Appraisal Procedures."

        Unless you satisfy all of the requirements of Chapter 23B.13, you may not exercise dissenters' rights under Chapter 23B.13 and, if the merger agreement is approved by CBA's shareholders and the merger occurs, your shares of CBA common stock will be converted into the right to receive the merger consideration of $16.50 per share, without interest and less any applicable withholding tax.

Notice

        Written notice of your intent to exercise dissenters' rights must be delivered to CBA at:

Craft Brew Alliance, Inc.
929 N. Russell Street
Portland, OR 97227
Attention: Marcus Reed, General Counsel

        Such written notice must be delivered before the vote on the merger agreement is taken at the special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of CBA common stock that you own, and that you intend to demand payment of the "fair value" of your shares of CBA common stock if the merger agreement is approved.

Vote

        You either must (i) not vote your shares of CBA common stock at the special meeting, or (ii) vote your shares of CBA common stock against, or abstain from voting on, the approval of the Merger Agreement Proposal. Submitting a properly signed proxy card that is received prior to the vote at the special meeting that does not direct how the shares of CBA common stock represented by that proxy are to be voted will constitute a vote in favor of the Merger Agreement Proposal and a waiver of your dissenters' rights.

Termination of Dissenters' Rights

        Your right to obtain payment of the fair value of your shares of CBA common stock under Chapter 23B.13 of the WBCA will terminate if:

  •
  the merger is abandoned or rescinded;

  •
  a court having jurisdiction permanently enjoins or sets aside the merger; or

  •
  your demand for payment is withdrawn with CBA's written consent.

  Appraisal Procedures

        If the merger agreement is approved by CBA's shareholders, within ten days after the effective date of the merger, CBA will send written notice regarding the proper procedures for dissenting to all shareholders who have given written notice under Chapter 23B.13 and have not voted in favor of the merger. The notice will contain:

  •
  where the demand for payment and certificates representing shares of CBA common stock must be sent and when certificates must be deposited;

  •
  information for holders of uncertificated shares of CBA common stock as to what extent transfer of the shares of CBA common stock will be restricted after the payment demand is received;

  •
  a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed merger (i.e., November 11, 2019) and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of CBA common stock before that date;

  •
  the date by which CBA must receive your payment demand, which date will not be fewer than 30 nor more than 60 days after the date the written notice is delivered to you; and

  •
  a copy of Chapter 23B.13 of the WBCA.

        If you wish to assert dissenters' rights, you must demand payment, certify that you acquired beneficial ownership of your shares of CBA common stock before November 11, 2019, and deposit your CBA share certificates in accordance with the terms of the notice. If you do not demand payment and deposit your share certificates where required, by the date set in the notice, you will lose the right to obtain payment for your shares of CBA common stock under Chapter 23B.13.

        If CBA does not consummate the merger within 60 days after the date set for demanding payment and depositing share certificates, CBA will return all deposited certificates and release any transfer restrictions imposed on uncertificated shares of CBA common stock. If after returning the deposited certificates and releasing transfer restrictions, CBA wishes to consummate the merger, CBA must send a new dissenters' notice and repeat the payment demand procedure. If CBA does not effect the merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares of CBA common stock within 60 days after the date which it had set for demanding payment, you may deliver notice to CBA in writing of your estimate of the fair value of your shares of CBA common stock plus the amount of interest due and demand payment of your estimated amount, less any amount already paid by CBA for the shares of CBA common stock under Chapter 23B.13.

        Except as provided below, within 30 days after the later of the effective date of the merger or the date the payment demand is received, CBA will pay each dissenting shareholder who complied with the payment demand requirements of Chapter 23B.13 the amount CBA estimates to be the fair value of the shareholder's shares of CBA common stock, plus accrued interest. The payment will be accompanied by:

  •
  financial data relating to CBA, including a balance sheet as of the fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

  •
  an explanation of how CBA estimated the fair value of the shares of CBA common stock;

  •
  an explanation of how the interest was calculated;

  •
  a statement of the dissenter's right to demand supplemental payment if such shareholder believes that the amount paid is less than the fair value of the shares of CBA common stock or under certain other circumstances enumerated in the statute and described below; and

  •
  a copy of Chapter 23B.13 of the WBCA.

        For dissenting shareholders who were not the beneficial owners of their shares of CBA common stock before November 11, 2019, CBA may elect to withhold payment under Chapter 23B.13. To the extent that CBA so elects, after consummating the merger, CBA may estimate the fair value of the shares of CBA common stock, plus accrued interest, and may pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. CBA will send with its offer an explanation of how it estimated the fair value of the shares of CBA common stock, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment of the dissenter's own estimate of the dissenter's shares of CBA common stock and the amount of interest due if such dissenter believes that the amount offered is less than the fair value of the shares of CBA common stock or under certain other circumstances enumerated in the statute and described below.

        If you believe that the amount paid or offered by CBA is less than the fair value of your shares of CBA common stock or believe that the interest due is incorrectly calculated, or if CBA fails to make payment for your shares of CBA common stock within 60 days after the date set for demanding payment or does not effect the merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares of CBA common stock within 60 days after the date set for demanding payment, you may, within 30 days of the payment or offer for payment, deliver notice to CBA in writing informing CBA of your own estimate of the fair value of your shares of CBA common stock and the amount of interest due, and demand payment of this estimate, less any amount CBA has already paid under Chapter 23B.13. If any dissenting shareholder's demand for payment of the dissenter's own estimate of the fair value of the shares of CBA common stock is not settled within 60 days after receipt by CBA of such shareholder's demand for payment of his or her own estimate, Chapter 23B.13 requires that CBA commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares of CBA common stock and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If CBA does not commence the proceeding within the 60-day period, CBA will pay each dissenter whose demand remains unsettled the amount demanded.

        The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. The fair value of the shares of CBA common stock as determined by the court will be binding on all dissenting shareholders and may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for CBA common stock under the terms of the merger agreement if the merger is consummated. Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under Chapter 23B.13. Each dissenter made a party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares of CBA common stock, plus interest, exceeds the amount paid by CBA, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares of CBA common stock for which CBA elected to withhold payment pursuant to Chapter 23B.13.

        The court will also determine the costs and expenses of the court proceeding and assess them against CBA, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Chapter 23B.13. If the court finds that CBA did not substantially comply with the relevant provisions of sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against CBA any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith with respect to dissenters' rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against CBA, the court may award to counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

        A record shareholder may assert dissenters' rights as to fewer than all of the shares of CBA common stock registered in the shareholder's name only if the shareholder dissents with respect to all shares of CBA common stock beneficially owned by any one person and delivers to CBA a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partially dissenting record shareholder are determined as if the shares of CBA common stock as to which the dissenter dissents and the dissenter's other shares of CBA common stock were registered in the names of different shareholders. Beneficial owners of CBA common stock who desire to exercise dissenters' rights as to shares of CBA common stock held on the beneficial owners' behalf (a) must submit to CBA the record owner's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent will be set forth either in a record or, if CBA has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an electronically transmitted record; and (b) must so exercise dissenters' rights with respect to all shares of CBA common stock of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

        For purposes of Chapter 23B.13, fair value with respect to dissenters' shares of CBA common stock means the value of the shares of CBA common stock immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable. Pursuant to section 23B.13.020 of the WBCA, dissenting shareholders are not entitled to challenge the approval of the merger agreement or the consummation of the merger except if the approval or consummation fails to comply with the procedural requirements of the WBCA, Revised Code of Washington sections 25.10.900 through 25.10.955, CBA's articles of incorporation or bylaws, or is fraudulent with respect to that shareholder or CBA.

Effective Time of the Merger

        The closing of the merger is expected to take place no later than (i) the third (3rd) business day following the day on which the last of the conditions to the closing of the merger (described in "The Merger Agreement—Conditions to the Merger") has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions at such time) or (ii) such other date as agreed to in writing by Parent and the Company. The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of articles of merger with and acceptance of those articles by the

Secretary of State of the State of Washington (or at such later date as we and Parent and Merger Sub agree and specify in the articles of merger).

Payment of Merger Consideration

        At the effective time of the merger, each share of CBA common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares of CBA common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares of CBA common stock owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties and (ii) shares of CBA common stock that are owned by shareholders of the Company (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) who did not vote in favor of the agreement or the merger (or consent thereto in writing) and who exercise dissenters' rights when and in the manner required under Chapter 23B.13 of the WBCA) will be converted into the right to receive the merger consideration upon the terms and subject to the conditions set forth in the merger agreement whereupon all such shares of CBA common stock will be automatically cancelled, will cease to be outstanding and will cease to exist, and the holders of such shares of CBA common stock will cease to have any rights with respect thereto other than the right to receive the merger consideration, without interest. The shares of CBA common stock held by Parent or Merger Sub will not be converted into the right to receive the merger consideration in the merger.

        Prior to the effective time of the merger, Parent and Merger Sub will designate a paying agent to exchange the shares of CBA common stock for the merger consideration. Prior to the effective time of the merger, Parent will deposit or cause to be deposited with the paying agent sufficient cash to pay the aggregate merger consideration. The paying agent will promptly pay each holder of record the merger consideration upon the entry through a book-entry transfer agent of the surrender of such shares of CBA common stock on a book-entry account statement. Interest will not be paid or accrue in respect of any cash payments of the merger consideration. The paying agent will reduce the amount of any merger consideration paid by any applicable withholding taxes.

        After the completion of the merger, you will cease to have any rights as a shareholder of the Company other than the right to receive the merger consideration upon the terms and subject to the conditions set forth in the merger agreement.

        The paying agent will return to Parent or the surviving corporation, as determined by Parent, all funds in its possession at the 180th day following the effective time. After that time, if you have not received payment of the merger consideration, you may look only to the surviving corporation as general creditor thereof for payment of your claims for the merger consideration, subject to applicable abandoned property, escheat and other similar laws.

Provisions for Unaffiliated Shareholders

        No provision has been made to grant the Company's shareholders, other than Parent or its affiliates, access to the corporate files of the Company or any other party to the merger or to obtain counsel or appraisal services at the expense of the Company or any other such party.

Accounting Treatment

        The Company, as the surviving corporation in the merger, is considered the acquirer for accounting purposes. Therefore, its net assets remain at historical cost.

THE MERGER AGREEMENT

        The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference within this proxy statement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read carefully the merger agreement in its entirety before making any decisions regarding the merger because it is the principal document governing the merger.

        In reviewing the merger agreement, please remember that it is included to provide you with information regarding its terms. The merger agreement contains representations and warranties by each party to the merger agreement. These representations and warranties have been made for the benefit of the other party to the merger agreement and have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

        Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference within this proxy statement. See "Where You Can Find More Information."

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As a result of the merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation as a wholly owned subsidiary of Parent.

        The directors and officers of Merger Sub at the effective time of the merger will, from and after the effective time of the merger, be the directors and officers, respectively, of the surviving corporation, in each case, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the WBCA, the charter and bylaws of the surviving corporation.

        At the effective time of the merger, the amended and restated articles of incorporation of the Company will be amended and restated to read in the same form as set forth in Exhibit A to the merger agreement, until thereafter amended as provided in the merger agreement or as provided by applicable law, and the bylaws of Merger Sub in effect immediately prior to the effective time of the merger will be the bylaws of the surviving corporation, until thereafter amended as provided in the merger agreement or as provided by applicable law.

        Following the completion of the merger, our common stock will be delisted from NASDAQ, will be deregistered under the Exchange Act and will cease to be publicly traded.

Closing and Effective Time of the Merger

        The merger agreement provides that the closing of the merger, which we refer to as the "closing," will take place at 9:00 a.m. Eastern Time on the third (3rd) business day following the day on which the last of the conditions to closing (described in the section entitled "The Merger Agreement—Conditions to the Merger," beginning on page 81) has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions on the closing date of the merger), or such other time and date as may be mutually agreed in writing by the Company and Parent.

        Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our shareholders of the Merger Agreement Proposal, we currently expect the closing of the merger to occur in 2020.

        The effective time of the merger will occur upon the articles of merger having been duly filed with and accepted by the Secretary of State of the State of Washington, in such form as is required by, and executed and acknowledged in accordance with, Section 23B.11.050 of the WBCA, or at such later time as the Company and Parent may agree in writing and specify in the articles of merger.

Treatment of Common Stock, Stock-Based Awards and Performance Awards

        Each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares of CBA common stock that are owned by shareholders of the Company (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) who did not vote in favor of the merger agreement or the other transactions contemplated by it, including the merger (or consent thereto in writing), and who exercise dissenters' rights when and in the manner required under Chapter 23B.13 of the WBCA ("dissenting shares") and (ii) shares of CBA common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares of CBA common stock owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties (with the dissenting shares, the "excluded shares")) will be converted into the right to receive from Parent $16.50 in cash, without interest, less any applicable withholding taxes.

        Each CBA Option, whether or not then vested, will at the effective time of the merger automatically and without any action on the part of a holder of such option be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to such CBA Option, multiplied by (ii) the excess of $16.50 over the applicable per share exercise price of such CBA Option, less applicable tax withholding.

        Each CBA RSU Award will at the effective time of the merger automatically and without any action on the part of the holder of such award, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of shares of CBA common stock subject to the CBA RSU Award, multiplied by (ii) $16.50, less applicable tax withholding. For purposes of any performance-based CBA RSU Awards, the number of shares of CBA common stock subject to a CBA RSU Award will equal, to the extent outstanding at the effective time of the merger:

  •
  for the 2017-2019 performance cycle, 33% of the target number of shares of CBA common stock covered by the award; and

  •
  for the 2018-2020 and 2019-2021 performance cycles, 100% of the target number of shares of CBA common stock covered by the award.

Surrender and Payment Procedures

        Prior to the effective time of the merger, Parent or Merger Sub will deposit, or will cause to be deposited, with the paying agent a cash amount in U.S. dollars sufficient to pay the aggregate merger consideration, other than in respect of the excluded shares as discussed below.

        Promptly after the effective time of the merger, and in any event within five (5) business days thereafter, the surviving corporation will cause the paying agent to mail or otherwise provide to each of our holders of shares of record immediately prior to the effective time of the merger (other than holders of excluded shares) (i) a notice advising such holders of the effectiveness of the merger, (ii) a letter of transmittal specifying that delivery will be effected, and risk of loss and title will pass, only upon the delivery of the share certificates representing such shares of CBA common stock (or affidavits of loss in lieu of such share certificates as provided in the merger agreement) or the transfer of the shares of CBA common stock represented by book-entry not held, directly or indirectly, through The Depository Trust Company to the paying agent, and such materials will be in such form and having such provisions as Parent desires with approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed), and (iii) instructions advising each such holder of record how to surrender his, her or its shares of CBA common stock in exchange for the merger consideration. The paying agent will deliver to each holder of record a check in the amount (after giving effect to any required tax withholdings) of merger consideration to which such holder is entitled after delivery or transfer of such shares of CBA common stock. Interest will not be paid or accrue in respect of the merger consideration.

        With respect to book-entry shares of CBA common stock held, directly or indirectly, through The Depository Trust Company, Parent and the Company will cooperate to establish procedures with the paying agent, The Depository Trust Company, The Depository Trust Company's nominees and other relevant intermediaries to ensure that the paying agent will transmit to The Depository Trust Company as promptly as practicable after the effective time, upon surrender of shares of CBA common stock held of record by The Depository Trust Company or its nominees in accordance with The Depository Trust Company's customary surrender procedures and such other procedures as agreed by Parent, the Company, the paying agent, The Depository Trust Company, The Depository Trust Company's nominees and such other necessary or desirable third-party intermediaries, the merger consideration to which the beneficial owners thereof are entitled to receive as a result of the merger.

        In the event of a transfer of ownership of shares of CBA common stock that is not registered in the transfer records of the Company, or if the consideration payable is to be paid in a name other than that in which the share certificates surrendered or transferred in exchange therefor are registered in the stock transfer records of the Company, a check for any cash to be exchanged upon due surrender of the share certificates may be issued to such transferee if the share certificates formerly representing such shares of CBA common stock are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

        Any holder of book-entry shares of CBA common stock will not be required to deliver a share certificate or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive. Payment of the merger consideration with respect to book-entry shares of CBA common stock will only be made to the person in whose name such book-entry shares of CBA common stock are registered in the stock transfer records of the Company.

        From and after the effective time of the merger, there will be no transfers on the stock transfer books of the Company of the shares of CBA common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any share certificate or acceptable evidence of a book-entry share is presented to the surviving corporation, Parent or the paying agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds to which the holder is entitled to receive as a result of the merger.

        If any cash deposited with the paying agent remains unclaimed by, or otherwise undistributed to, holders of shares of CBA common stock by the 180th day following the effective time of the merger, such cash will be delivered to Parent or the surviving corporation, as determined by Parent. Thereafter, holders of our common stock (other than holders of excluded shares) who have not received payment due to non-compliance with the exchange procedures will be entitled to look only to the surviving corporation with respect to payment of the merger consideration (after giving effect to any required tax withholdings), without any interest thereon.

        Parent, the Company, Merger Sub, the surviving corporation and the paying agent, as applicable, will be entitled to deduct and withhold from the merger consideration such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. Any sum that is withheld will be remitted to the appropriate taxing authority, and will be treated for all purposes of the merger agreement as having been paid to the holder of shares of CBA common stock with regard to whom it is deducted and withheld.

Representations and Warranties

  Representations and Warranties of the Company

        We made customary representations and warranties in the merger agreement that are subject, in many cases, to exceptions and qualifications contained in the merger agreement, in the Company's confidential disclosure schedule delivered to Parent in connection with execution of the merger agreement (the "disclosure schedule") or in certain reports filed with the SEC. These representations and warranties relate to, among other things:

  •
  our and our subsidiaries' due organization, existence and authority to carry on our and their businesses, and our subsidiaries' good standing;

  •
  our capitalization, including:

  •
  the number of authorized and outstanding shares of CBA common stock and the number of Company equity awards outstanding;

  •
  the absence of preemptive rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, securities, calls, commitments or rights of any kind obligating the issuance or sale of Company shares or shares of our subsidiaries;

  •
  the absence of any outstanding bonds, debentures, notes or other obligations of the Company, the holders of which have the right to vote with the shareholders of the Company on any matter;

  •
  the absence of any agreement relating to, or any other agreement relating to the disposition, voting or dividends with respect to, any voting or equity interests in the Company;

  •
  that the Company has not listed any of its securities on any stock exchange in any jurisdiction other than NASDAQ; and

  •
  our ownership interest in each subsidiary and our or our subsidiaries' ownership interests in any other entity;

  •
  our corporate power and authority related to the merger agreement, including as it relates to our entry into and performance of our obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against us;

  •
  that the adoption of the merger agreement by the holders of a majority of the outstanding shares of CBA common stock entitled to vote on such matter at a shareholder meeting duly called and held for such purpose is the only vote of the holders of shares of CBA common stock necessary to approve the merger agreement and to consummate the merger and any other transactions contemplated by the merger agreement;

  •
  the required actions by or in respect of, and filings with, governmental authorities in connection with the merger and the merger agreement;

  •
  our execution, delivery and performance under the merger agreement, and whether such execution, delivery and performance would result in violations of, or conflicts with, our governing documents or applicable law, or any defaults, terminations, cancellations or accelerations under certain agreements or the creation of liens on any of our assets;

  •
  our SEC filings since December 31, 2016 and the financial statements included in such SEC filings, and our disclosure controls and procedures and internal controls over financial reporting;

  •
  our compliance with the applicable listing requirements of NASDAQ;

  •
  the absence of obligations or liabilities of the Company, other than (i) obligations or liabilities reflected or reserved against in the consolidated balance sheet of the Company for the quarterly period ended September 30, 2019; (ii) obligations or liabilities incurred in the ordinary course of business since September 30, 2019; or (iii) executory obligations arising from any contract entered into in the ordinary course of business;

  •
  (i) our conduct of business in all material respects in the ordinary course of business consistent with past practice from December 31, 2018 through the date of the merger agreement, (ii) that there has not been any material damage, destruction or other casualty loss with respect to any material property or asset owned or leased by the Company with respect to the Company-owned Kailua-Kona brewery and restaurant, the Company-owned Portland brewery, and the Company-owned Portsmouth brewery (collectively, the "Company production breweries"), (iii) that neither the Company nor its subsidiaries has taken, or agreed to take, any action that, if taken on or after the date of the merger agreement, would have constituted a breach of certain covenants relating to mergers, acquisitions, or changes to financial accounting policies or procedures, and (iv) the absence since December 31, 2018 of certain changes, including any change, effect, occurrence, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as described below), as well as other specific actions;

  •
  the absence of certain legal proceedings, investigations and governmental orders against the Company or any of its subsidiaries;

  •
  the Company's top ten suppliers during the 12 months ended September 30, 2019;

  •
  certain matters relating to employee benefit plans of the Company and its subsidiaries;

  •
  since December 31, 2017, compliance with applicable laws, including anti-corruption laws, and the permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) necessary for the operation of the business of the Company and its subsidiaries as presently conducted;

  •
  certain matters related to the extension of credit to executive officers or directors of the Company;

  •
  certain matters relating to material contracts;

  •
  certain material rights to the owned real property and leases of real property of the Company and any of its subsidiaries and the operating condition of the Company production breweries;

  •
  the inapplicability of anti-takeover statutes, including Chapter 23B.19 of the WBCA, and any anti-takeover provisions in the Company's articles of incorporation or bylaws to the merger agreement or the transactions contemplated by it;

  •
  certain environmental matters relating to the Company and its subsidiaries;

  •
  certain tax matters relating to the Company and its subsidiaries;

  •
  certain labor matters relating to the Company and its subsidiaries;

  •
  certain intellectual property matters relating to the Company and its subsidiaries;

  •
  the absence of assets, owned real property, or employees located or employed outside of the U.S.;

  •
  certain matters relating to the business of the Company in Hawaii of developing, manufacturing, distributing and selling the beverages distributed by the Company using the trademarks, copyrights, domain names, know-how or other intellectual property related to the Kona brand in Hawaii and the operations related to such business in Hawaii (the "business of the Company in Hawaii");

  •
  certain matters relating to insurance policies;

  •
  the absence of certain related party transactions that have not been disclosed in the company reports as of the date of the merger agreement;

  •
  the receipt by the Committee of a fairness opinion; and

  •
  the absence of any undisclosed broker's or finder's fees.

  Material Adverse Effect

        Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a "material adverse effect," which means any change, effect, event, occurrence or development (which we collectively refer to as an "effect") that is materially adverse to the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, excluding any effect resulting from the following:

  •
  changes in the economy or financial, debt, credit or securities markets generally in the United States (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other craft beer brewing companies operating in the U.S. or elsewhere in which the Company and its subsidiaries operate, and then solely to the extent of any such disproportionality);

  •
  changes generally affecting the industries or geographic regions in the U.S. or elsewhere in which the Company and its subsidiaries operate (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other craft beer brewing companies operating in the U.S. or elsewhere in which the Company and its subsidiaries operate, and then solely to the extent of any such disproportionality);

  •
  changes or proposed changes in U.S. GAAP or other accounting standards or interpretations of accounting standards or of applicable law (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other craft beer brewing companies operating in the U.S. or elsewhere in which the Company and its subsidiaries operate, and then solely to the extent of any such disproportionality);

  •
  changes in any political conditions, acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other craft beer brewing companies operating in the U.S. or elsewhere in which the Company and its subsidiaries operate, and then solely to the extent of any such disproportionality);

  •
  weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, pandemics, floods, droughts or other natural disasters) (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other craft beer brewing companies operating in the U.S. or elsewhere in which the Company and its subsidiaries operate, and then solely to the extent of any such disproportionality);

  •
  any capital market conditions, in each case in the U.S. or elsewhere in which the Company operates (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other craft beer brewing companies operating in the U.S. or elsewhere in which the Company and its subsidiaries operate, and then solely to the extent of any such disproportionality);

  •
  a decline in the price or trading volume of the shares of CBA common stock of the Company on NASDAQ or any other securities market or in the trading price of any other securities of the Company or any of its subsidiaries or any change in the ratings or ratings outlook for the Company or any of its subsidiaries (provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of this definition);

  •
  any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial, accounting or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period (provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of this definition);

  •
  the identity of Parent or Merger Sub, or the announcement or entry into the merger agreement, or any amendment of the Schedule 13D filed by Parent (including the impact on relationships with employees, customers, suppliers or other persons);

  •
  any action or claim made or brought by any of the current or former shareholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers, or employees arising out of the merger agreement or the merger or the other transactions contemplated by it; and

  •
  any action or inaction by the Company or its subsidiaries taken or omitted to be taken at the request of Parent or Merger Sub or with the consent of Parent or Merger Sub, or expressly contemplated by the merger agreement.

  Representations and Warranties of Parent and Merger Sub

        The merger agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

  •
  their due organization, existence, and, with respect to Parent, good standing, and authority to carry on their businesses;

  •
  their corporate power and authority related to the merger agreement, including their power to enter into the merger agreement, perform their obligations under the merger agreement, and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against them;

  •
  the required actions by or in respect of, and filings with, governmental authorities in connection with the merger and the merger agreement;

  •
  their execution, delivery and performance under the merger agreement, and whether such entry and performance would result in violations of, or conflicts with, their governing documents or applicable law, or any defaults, terminations, cancellations or accelerations under certain agreements or the creation of liens on any of their assets;

  •
  the absence of certain legal proceedings or investigations against Parent or Merger Sub;

  •
  the availability of funds as of the date of the merger agreement and of the effective time of the merger to pay the aggregate merger consideration and all other cash amounts payable in connection with the closing pursuant to the merger agreement;

  •
  the capitalization and business conduct of Merger Sub; and

  •
  the absence of any broker's or finder's fees for which the Company would be responsible.

        The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

        Under the merger agreement, between the date of the merger agreement and the effective time of the merger, except as (i) required by the merger agreement, (ii) required by applicable law, (iii) approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), or (iv) set forth on the disclosure schedule, the Company has agreed that it will, and that it will cause its subsidiaries to, use its and their reasonable best efforts to conduct their respective businesses in the ordinary course of business consistent with past practice and, to the extent consistent with past practice, the Company will, and will cause its subsidiaries to, use its and their respective commercially reasonable efforts to preserve their business organizations intact and to maintain existing significant business relationships (including customers and suppliers but excluding Parent and its affiliates) and relationships with governmental authorities.

        We have further agreed that, between the date of the merger agreement and the effective time of the merger, except as expressly (i) required by the merger agreement, (ii) required by applicable law, (iii) approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), or (iv) set forth on the disclosure schedule, the Company will not, and will cause its subsidiaries not to:

  •
  adopt, propose or submit to shareholder approval any changes in the articles of incorporation or bylaws of the Company or its subsidiaries;

  •
  merge or consolidate the Company or any of its subsidiaries with any other third party;

  •
  restructure, organize or completely or partially liquidate or otherwise impose any changes or restrictions on the assets, the operations or business of the Company or any of its subsidiaries;

  •
  acquire any business organization or assets outside of the ordinary course of business consistent with past practice or make any loans, in each case, in excess of $1,000,000, and, in the case of loans, other than (1) those to the Company or any of its wholly owned subsidiaries, (2) extensions of credit terms to customers outside the U.S. in the ordinary course of business consistent with past practice, and (3) loans or advances made by the Company to employees in the ordinary course of business consistent with the terms set forth in the Company's disclosure schedule;

  •
  issue, sell, pledge, dispose of, grant or transfer, among other related actions, authorize the issuance, sale, pledge or transfer, among other related actions, or otherwise enter into any contract or understanding with respect to the voting of any shares of the Company's common stock or that of any of its subsidiaries, or any security interests that can convert or exchange into, or carry the right to purchase, the Company's common stock or that of its subsidiaries, other than:

    •
    any transaction among the Company and its wholly owned subsidiaries or among the Company's wholly owned subsidiaries;

    •
    pursuant to the exercise or settlement of the Company equity awards outstanding as of the date of the merger agreement or granted after the date of the merger agreement, not in violation with the merger agreement; or

    •
    the grant of Company equity awards required to be granted by any Company benefit plan as in effect on the date of the merger agreement;

  •
  declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock, except for dividends or other distributions paid by any wholly owned subsidiary of the Company to the Company or to any other wholly owned subsidiary of the Company;

  •
  reclassify, split, combine, purchase or otherwise acquire, among other related actions, any shares of the Company's capital stock or securities convertible into or exercisable for shares of its capital stock, except for (i) any such action by a wholly owned subsidiary of the Company or (ii) acquisitions of shares in satisfaction of withholding obligations in respect of certain Company equity awards, or payment of the exercise price in respect of certain stock options, in each case outstanding as of the date of the merger agreement pursuant to its terms or granted after the date of the merger agreement without violating the terms of the merger agreement;

  •
  incur indebtedness for borrowed money for other indebtedness incurred outside the ordinary course of business not consistent with past practice, or issue or sell any debt securities or warrants of the Company or any of its subsidiaries, except for (i) certain borrowings in the ordinary course under the Company's credit facilities as in effect on the date of the merger agreement (or replacement facilities), (ii) guarantees by the Company of the obligations of its subsidiaries incurred in the ordinary course of business consistent with past practice, and (iii) indebtedness for borrowed money incurred for expenditures permitted by any other provision of the merger agreement and the Company's disclosure schedule;

  •
  incur or commit to capital expenditures of $500,000 or more in the aggregate, other than those in accordance with the Company's capital expenditure budget set forth in the Company's disclosure schedule or as required to comply with other specified provisions of the merger agreement;

  •
  other than in the ordinary course of business, enter into certain material contracts or amend or modify in a material respect, assign or terminate certain material contracts;

  •
  make any material changes with respect to financial accounting policies or procedures, except as required by changes in applicable law, proposed law or U.S. GAAP;

  •
  settle certain actions, suits, claims, hearings, arbitrations, investigations or other proceedings for an amount in excess of $100,000 in the aggregate per annum, or which would reasonably be expected to prevent, materially delay or materially impair the consummation of the merger or result in the Company being subject to any criminal liability, equitable relief or admission of wrongdoing;

  •
  (i) make, change or revoke any material tax election, (ii) file any material amended tax return, (iii) adopt or change any tax accounting method or accounting period, (iv) settle or compromise any material tax liability or any material assessment, claim, dispute, audit, examination or other proceeding in respect of taxes, (v) surrender any claim for a material refund of taxes,

    (vi) request or consent to a waiver of the statute of limitations or extension of time with respect to any material tax or tax return, or (vii) enter into any closing agreement relating to taxes;

  •
  sell, lease, license, encumber, lapse, abandon, or otherwise dispose of any material assets or property or intellectual property rights, except (i) pursuant to existing contracts or commitments, (ii) other than with respect to intellectual property rights, in the ordinary course of business consistent with past practice and in no event in an amount exceeding $100,000 individually or $500,000 in the aggregate, (iii) with respect to intellectual property rights, the grant of non-exclusive licenses in the ordinary course of business consistent with past practice, or (iv) dispositions of surplus, obsolete or worthless assets no longer useful to the operation of the Company;

  •
  except as required by any Company benefit plan as in effect on the date of the merger agreement, (i) increase the compensation or benefits (including severance) payable or provided to the Company's directors or employees, (ii) enter into any employment, change of control, severance, or retention agreement with, or grant any incentive award to, any employee of the Company, (iii) establish, adopt, enter into, amend, or terminate any Company benefit plan (or any arrangement that would have been a Company benefit plan had it been entered into prior to the date of the merger agreement), (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund in any other way secure the payment, of compensation or benefits under any Company benefit plan, (v) hire any employee or engage any independent contractor (who is a natural person), or (vi) enter into or amend or terminate any collective bargaining, labor union, works council, or similar agreement;

  •
  make any material changes to the operation of the business of the Company in Hawaii, other than (i) changes effected by the construction of the new Kona brewery or (ii) actions contemplated by the capital expenditure budget set forth in the Company's disclosure schedule;

  •
  fail to use commercially reasonable efforts to complete the construction of the new Kona brewery on the schedule set by the Company and made available to Parent, provided that the Company is not required to make expenditures that would cause any overall cost of the new Kona brewery to exceed by a material amount the aggregate anticipated costs for the new Kona brewery;

  •
  fail to comply with any obligations under the class action settlement agreement between Theodore Broomfield et al. and the Company, dated May 23, 2019, or fail to use reasonable best efforts to complete all actions required by such settlement agreement prior to the closing; or

  •
  agree, authorize or commit to do any of the foregoing.

No Solicitation of Acquisition Proposals; Board Recommendation Changes

  No Solicitation or Negotiation

        Except as expressly permitted by the terms of the merger agreement described below, we have agreed in the merger agreement that neither the Company nor any of its subsidiaries, nor any of the employees (including any officers) and directors of the Company or its subsidiaries will, and the Company will instruct and use its reasonable best efforts to cause its and its subsidiaries' investment bankers, attorneys, accountants and other advisors or representatives, along with employees (including any officers and directors) (which we collectively refer to as "representatives") not to, directly or indirectly:

  •
  initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal (as defined below);

  •
  engage in, continue or otherwise participate in any discussions or negotiations related to, or provide any nonpublic information or data relating to, any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal;

  •
  approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle with respect to an acquisition proposal (except as otherwise provided below); or

  •
  otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

        The merger agreement defines the term "acquisition proposal" to mean any proposal, offer or indication of interest relating to (i) a merger, joint venture, partnership, exclusive license, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, plan of arrangement, business combination or similar transaction involving the Company or any of its subsidiaries or assets, in each case, representing 25% or more of the consolidated net revenues, net income or total assets (including equity securities of the subsidiaries of the Company) of the Company, (ii) any direct or indirect acquisition by any person or group resulting in, or proposal, offer or indication of interest to make an acquisition by any person or group, which if consummated would result in, any person or group becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 25% or more of the total voting power of any class of equity securities of the Company, or those of any of its subsidiaries or assets, in each case, representing 25% or more of the consolidated net revenues, or total assets (including equity securities of its subsidiaries or any other entity) of the Company, or (iii) any combination of the foregoing, in the case of each of clauses (i), (ii) and (iii) above, other than any proposal, offer, inquiry or indication of interest made by or on behalf of Parent or any of its subsidiaries pursuant to the merger agreement, the merger and any other transactions contemplated by the merger agreement.

        We acknowledged and agreed in the merger agreement that as of the date of the merger agreement, we had ceased and caused to be terminated any activities, solicitations, discussions and negotiations with any person conducted prior to the date of the merger agreement with respect to an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal. In addition, we agreed to promptly deliver a written notice to each person (within 24 hours of the execution of the merger agreement), if any, with whom the Company had entered into a confidentiality agreement in the 12 months prior to the date of the merger agreement with respect to any such activities, solicitations, discussions and negotiations requesting the prompt return or destruction of all confidential information concerning the Company and any of its subsidiaries and, if applicable, terminate any physical and electronic data or other diligence access previously granted to such persons pursuant to any such confidentiality agreement.

  No Solicitation Exceptions

        Notwithstanding the foregoing, the Company and Parent also agreed that, at any time prior to the time the Company's shareholders adopt the merger agreement, in response to an unsolicited bona fide written acquisition proposal received after the date of the merger agreement that did not result from a material breach of the non-solicitation provisions of the merger agreement, the Company may, or may authorize its representatives to:

  (i)
  provide information in response to a request by a third party who has made a bona fide written acquisition proposal that did not result from a material breach of these provisions, if the Company receives from the person or group so requesting such information an executed confidentiality agreement on customary terms and conditions relating to confidentiality, including provisions limiting the use of the confidential information to be provided thereunder; provided that:

      •
      such confidentiality agreement need not prohibit the making, or amendment, of an acquisition proposal; and

      •
      the Company will promptly disclose (and, if applicable, provide copies of) any such information to Parent to the extent not previously disclosed or provided;

  (ii)
  engage or participate in any discussions or negotiations with any person or group has made such a bona fide written acquisition proposal;

  (iii)
  after having complied with the provisions described below in "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Change of Recommendation Exceptions—Match Rights," authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an acquisition proposal; or

  (iv)
  after having complied with the provisions described below in "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Change of Recommendation Exceptions—Match Rights," effect a change of recommendation with respect to an acquisition proposal.

        if and only to the extent that:

  •
  prior to taking any such action described in the foregoing clauses (i), (ii), (iii) and (iv) above, the Board (acting on the recommendation of the Committee) or the Committee determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law;

  •
  in each such case referred to in clauses (i) and (ii) above, the Board, or any committee thereof, has determined in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal (as defined below) or is reasonably likely to result in a superior proposal; and

  •
  in the case of clause (iii) above, the Board or the Committee determines in good faith after consultation with its financial advisor and outside legal counsel that such acquisition proposal is a superior proposal.

        Notwithstanding anything contrary in the merger agreement, the Company, directly or indirectly through one or more of its representatives, may, before the receipt of shareholder approval, seek clarification from (but not engage in negotiations or provide non-public information to) any person or group that has made an acquisition proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Board or Committee to make an informed determination.

        The merger agreement defines the term "superior proposal" to mean a bona fide written acquisition proposal (with references to 25% being deemed to be replaced with references to 50%) by a person or group (other than Parent or any of its affiliates) that either the Board or the Committee determines, after consultation with its financial advisors and outside legal counsel and after taking into account such legal, financial, regulatory and other aspects of such proposal and the person or group making such proposal, as the Board or Committee deems relevant, to be more favorable to the Company's shareholders than the merger and the other transactions contemplated by the merger agreement.

        The Company agrees to promptly (and, in any event, within the earlier of (i) 48 hours and (ii) one (1) business day) notify Parent in writing if any inquiries, proposals, indications of interest or offers with respect to an acquisition proposal are received by, any information or data is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the material terms and conditions of any proposal, indication of interest or offer (including the identity of the person or group making such proposal, indication of interest or offer and, if applicable, copies of any written request, proposal, offer, indication of interest or offer, including proposed agreements and any other written communications (but excluding, for the avoidance of doubt, drafts of agreements that do not constitute or form a part of the acquisition proposal or request or adjustments, revisions or amendments thereto)) and thereafter to keep Parent informed, on a prompt basis (and, in any event, within 24 hours), of the status and terms of any such proposal, inquiry, indication of interest or offer (including any amendments and supplements thereto) and the status of any such discussions or negotiations.

  No Change of Recommendation

        The merger agreement provides that (subject to certain exceptions described below) neither the Board nor the Committee will (i) withhold, withdraw, qualify or modify (in a manner adverse to Parent), or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to Parent), the Company recommendation; (ii) approve or recommend, or publicly declare advisable, any acquisition proposal; (iii) fail to include the Company recommendation in the proxy statement; (iv) with respect to an acquisition proposal initiated through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act, fail, within the earlier of three (3) business days prior to the shareholders meeting (but only if such tender or exchange offer is commenced prior to such date) and ten (10) business days of such offer, to recommend against acceptance of such offer; or (v) except as expressly permitted by, and after compliance with certain provisions of the merger agreement, approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar definitive agreement with respect to any acquisition proposal (other than a permitted confidentiality agreement) (any of the foregoing, a "change of recommendation").

  No Change of Recommendation Exceptions

  Superior Proposal

        Notwithstanding the foregoing, the Company and Parent also agreed that, prior to the time the shareholders of the Company adopt the merger agreement, in response to a bona fide written acquisition proposal that did not arise from a breach of the obligations set forth in the merger agreement, either the Board (acting on the recommendation of the Committee) or the Committee may effect a change of recommendation (or terminate the merger agreement as described in the section entitled "The Merger Agreement—Termination," starting on page 82), if, prior to taking such action, (A) the Board (acting on the recommendation of the Committee) or the Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal is a superior proposal, and (B) the Company gives four (4) business days' prior written notice to Parent that the Company has received such proposal, specifying the material terms and conditions of such proposal and that the Company intends to take such action.

  Match Rights

        The Company further agreed that the Board will not make a change of recommendation in response to an acquisition proposal (or terminate the merger agreement with respect to a superior proposal, in which case the Company will be required to pay a termination fee of $9,000,000 to Parent), unless:

  •
  the Company notifies Parent in writing at least four (4) business days in advance (which we refer to as, as may be extended, the "notice period") that it has received such proposal, specifying material terms and conditions of the proposal, and that the Board or Committee, as applicable, intends to change its recommendation or terminate the merger agreement; and

  •
  the Board (acting on the recommendation of the Committee), or the Committee, as applicable, takes into account any adjustments or revisions to the merger agreement proposed by Parent in writing and any other information offered by Parent in response to such notice, and has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal remains a superior proposal.

        Note, however, that in the event of any change to the financial terms of, or any other material amendment or material modification to, any superior proposal, the Company will deliver a new written notice to Parent and will comply with the procedure described in this section, except that the notice period is reduced to two (2) business days.

  Intervening Events

        Notwithstanding the foregoing, the Company and Parent also agreed that, prior to the time the shareholders of the Company adopt the merger agreement, in response to an intervening event that occurs or arises after the date of the merger agreement, the Board (acting on the recommendation of the Committee) or Committee may effect a change of recommendation (and terminate the merger agreement as described in the section entitled "The Merger Agreement—Termination," starting on page 82) if, prior to taking such action, (i) the Board (acting on the recommendation of the Committee) or the Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the Company's shareholders under applicable law and (ii) the Company gives four (4) business days' prior written notice to Parent that the Company has determined that an intervening event has occurred or arisen and that the Company intends to effect a change of recommendation, and after giving such notice and prior to effecting such change of recommendation, the Company must negotiate in good faith with Parent (to the extent Parent wants to negotiate) to make such adjustments or revisions to the terms and conditions of the merger agreement as would permit the Board (acting on the recommendation of the Committee) or the Committee not to effect a change of recommendation, and if at the end of the four (4) business day period, prior to taking action to effect a change of recommendation, the Board (acting on the recommendation of the Committee) or the Committee takes into account any adjustments or revisions to the terms of the merger agreement proposed by Parent in writing and any other information offered by Parent in response to such notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a change of recommendation in response to such intervening event would be reasonably likely to be inconsistent with the fiduciary obligations owed by the Board to the Company's shareholders under applicable law.

        An "intervening event" means any material change, effect, event, occurrence or development that occurs or arises after the date of the merger agreement that was not known or reasonably foreseeable by the Board or the Committee as of the date of the merger agreement (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Board or the Committee as of or prior to the date of the merger agreement); provided, however, that in no event will any of the following constitute or be deemed to contribute to an intervening event: (i) the receipt, existence or terms of an actual or possible acquisition proposal or any inquiry, indication of interest, proposal, offer, communications or matters relating thereto (or that could reasonably be expected to lead to an acquisition proposal or a superior proposal); (ii) any change, in and of itself, in the price or trading volume of the shares of CBA common stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition); (iii) the fact that the Company exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition); or (iv) any event, fact, circumstance, development or occurrence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Parent or Merger Sub.

Shareholders Meeting

        The Company has agreed to take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene a meeting of its shareholders, to be duly called and held as promptly as reasonably practicable after clearance of this proxy statement by the SEC, for the purpose of considering and voting on the approval of the merger agreement by the affirmative vote of the holders of a majority of the voting power of the shares of CBA common stock entitled to vote on the merger proposal, which majority includes a majority of the outstanding shares of CBA common stock beneficially owned by unaffiliated shareholders and not by Parent or any of its affiliates, and to comply with all legal requirements applicable to such meeting, including requirements under the WBCA. The transaction is structured to require the approval of a majority of security holders not affiliated with A-B; however, the transaction is not structured to require approval of a majority of all security holders unaffiliated with the Company because, although the votes of A-B and its affiliates are excluded, the votes of our directors (other than the A-B designees on the Board) and officers are included. The Company has agreed that the Board will recommend adoption of the merger agreement to the Company's shareholders, subject to the provisions of the merger agreement discussed above under "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes," beginning on page 72.

Parent Vote

        Parent will vote or cause to be voted any shares of CBA common stock beneficially owned by it or any of its subsidiaries in favor of the adoption of the merger agreement at the special meeting or any other meeting of the shareholders of the Company at which the merger agreement will be submitted for adoption and at all adjournments, recesses or postponements thereof.

Filings; Other Actions; Notification

        The Company, Parent and Merger Sub will cooperate with each other and use their respective reasonable best efforts to:

  •
  consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable;

  •
  obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent or the Company or any of their respective subsidiaries as promptly as reasonably practicable, including under the antitrust laws;

  •
  avoid any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the merger agreement, the merger or any other transactions contemplated by the merger agreement;

  •
  as promptly as reasonably practicable, and in any event within ten (10) business days after the date of the agreement, make all necessary filings under the HSR Act (provided, however, that the parties may agree to postpone or delay such filings for up to an additional ten (10) business days), and as promptly as reasonably practicable submit all other notifications, filings and registrations required or advisable under the antitrust laws, and thereafter supply as promptly as reasonably practicable, unless agreed otherwise in writing by the parties, any additional information and documentary material that may be requested pursuant to any law; and

  •
  as promptly as reasonably practicable, make any other required or advisable registrations, declarations, submissions and filings with respect to the transactions contemplated by the merger agreement required under the Exchange Act, any other applicable federal or state securities laws, and any other applicable law.

        In addition, subject to the terms of the merger agreement, if any objections are asserted with respect to the merger or any other transactions contemplated by the merger agreement under the HSR Act or any other applicable antitrust laws, or if any lawsuit or other proceeding, whether judicial or administrative, is instituted (or threatened to be instituted), including any proceeding by a governmental authority or private party, challenging the merger or any other transactions contemplated by the merger agreement as violative of any antitrust law or which would otherwise prohibit or materially impair or delay in connection with any antitrust law the consummation of the merger and any other transactions contemplated by the merger agreement, each of the Company and Parent have agreed to use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to resolve any objections, including by proposing, negotiating, committing to, agreeing to and effecting certain actions set forth in the Company's disclosure schedule to avoid or eliminate each and every impediment under any antitrust law so as to enable the closing to occur as promptly as practicable (and in any event no later than the outside date (defined below)).

        Notwithstanding the foregoing or anything in the merger agreement to the contrary, in no event will Parent or the Company be obligated to, and neither the "reasonable best efforts" standard nor any other provision set forth in the merger agreement will be deemed to require, or be construed to require, Parent or the Company to resist, vacate, limit, reverse, suspend, defend or prevent, in each case through litigation, any actual action or order brought by any governmental authority against any party seeking to prevent, materially delay or materially impair the consummation of the merger, or to undertake any actions that would constitute a substantial detriment (as defined below). Notwithstanding the foregoing, Parent may at its sole discretion compel the Company to agree to any such term or condition or take any such actions (or agree to take such actions) so long as the effectiveness of such term or condition or action is conditioned upon the consummation of the merger. Parent will have final decision-making authority on relevant strategy, timing, and the conduct of the parties' interactions with any governmental authority or private party relating to any investigation, review, or proceeding undertaken in connection with actual or potential enforcement of the antitrust laws as they may relate to the merger.

        A "substantial detriment" means any term, condition, obligation, liability, requirement, limitation, prohibition, qualification, remedy, commitment, sanction or other action imposed upon Parent, the Company or any of their respective affiliates in connection with effecting the expiration of any waiting period (and any extension thereof) under the HSR Act or any other applicable antitrust law or under any timing agreements with a governmental authority applicable to the consummation of the merger and the other transactions contemplated by the merger agreement or obtaining from a governmental authority any consent, registration, approval, permit or authorization necessary or advisable in order to consummate the merger and the other transactions contemplated by the agreement, that would include any requirement to (i) sell, license, divest, dispose of or otherwise hold separate (including by establishing a trust or otherwise), any of the businesses, assets or properties of Parent, the Company or any of their subsidiaries or affiliates, (ii) otherwise take or commit to take actions that after the closing would limit Parent's freedom of action with respect to, or its ability to operate, expand, constrict, alter, change, dispose of or retain any of its businesses, assets or properties, or those of the Company or those of any of Parent's or Company's respective subsidiaries or affiliates, or (iii) propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, any action set forth in the foregoing clauses (i) and (ii); provided that certain actions with respect to the sale or divestiture of any of the businesses and associated assets of the business of the Company in Hawaii will not constitute a substantial detriment.

        Nothing in the merger agreement obligates Parent or any of its affiliates to participate in, contest or continue any action instituted by a governmental authority primarily in respect of an antitrust law, but Parent may, at its option, decide to participate in, contest or continue such action.

Financing

        Parent and Merger Sub stated they have, and will have as of the effective time, available to them cash and other sources of immediately available funds sufficient to pay the aggregate merger consideration and all other cash amounts payable in connection with the closing pursuant to the merger agreement. Parent and Merger Sub expressly acknowledged and agreed that their obligations under the merger agreement, including their obligations to consummate the merger and any other transactions contemplated by the merger agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

Employee Benefits Matters

        Parent has agreed that employees of the Company and any subsidiary who continue to be employed, which we refer to collectively as the "continuing employees," will, during the period commencing on the closing date and ending on the first anniversary of the closing date, be provided with:

  •
  a base salary or base wage no less than the base salary or base wage provided to such continuing employee by the Company or its subsidiaries immediately prior to the effective time; and

  •
  (i) annual cash bonus opportunities and long-term incentive compensation opportunities, to the extent applicable, that are, in the aggregate, commensurate with the aggregate value of such opportunities as in effect for such continuing employees immediately prior to the effective time, and (ii) all other compensation and benefits that are, in the aggregate, substantially comparable in value to the other compensation and benefits provided to such continuing employees immediately prior to the effective time.

        Parent agrees that each continuing employee who is involuntarily terminated within 12 months following the closing date will be provided with severance payments and benefits no less favorable than those that would have been provided to such continuing employee under the applicable severance policy or individual employment, severance or separation agreement or other arrangement in effect immediately prior to the effective time, under circumstances that would have given the continuing employee a right to severance payments and benefits under such Company's severance plan.

        Additionally, Parent has agreed to (i) cause any pre-existing conditions (for any condition for which the continuing employee would have been entitled to coverage under the corresponding Company benefit plan in which such continuing employee participated immediately prior to closing) or other eligibility limitations under group health plans of Parent or its affiliates to be waived with respect to the continuing employees and their eligible dependents, to the extent permitted by insurance arrangements with third parties, (ii) use commercially reasonable efforts to give each continuing employee credit for eligible expenses for deductible and maximum out-of-pocket co-insurance requirements for purposes of satisfying the deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Parent and its affiliates for the plan year in which the effective time occurs, and (iii) take into account such continuing employee's employment with the Company or any of its affiliates for purposes of eligibility to participate, vesting and, under any vacation, sick, and personal paid time-off plan or policy, benefit accrual (except that no such service will be required to be credited for purposes of determining credited service or eligibility under any severance plan or to the extent it would result in a duplication of benefits), as if such service were with Parent, to the same extent such service was credited under a comparable benefit.

        If the closing occurs on or by December 31, 2020, the Company will pay, at the time of the first regularly scheduled payroll date that is at least five (5) business days following the effective time, each continuing employee then participating in any Company annual bonus plan a bonus equal to the product of (i) the continuing employee's full-year bonus entitlement under all such Company bonus plans for 2020, based on actual performance for the full performance period as estimated based on the latest available information for the last complete calendar month prior to the closing date as determined by the Company in good faith consultation with Parent and consistent with the terms of the Company bonus plans and (ii) a fraction, the numerator of which will equal the number of days in the calendar year through the closing date and the denominator of which is 365; provided that, for purposes of clause (i), the Company may account for (x) any seasonality in the business of the Company and its subsidiaries when determining performance and (y) the transactions contemplated by the merger agreement and any costs and expenses associated with the transactions contemplated by the merger agreement or any nonrecurring charges that would not reasonably be expected to have been incurred by the Company and its subsidiaries had the transactions contemplated by the merger agreement not arisen in establishing performance targets and/or determining the achievement of applicable performance targets under such plans.

        If the closing occurs on or by December 31, 2021, the Company will pay, at the time of the first regularly scheduled payroll date that is at least five (5) business days following the effective time, each continuing employee then participating in any Company bonus plan, a bonus equal to the product of (i) the continuing employee's full-year bonus entitlement under all such Company bonus plans for 2021, based on actual performance for the full performance period as estimated based on the latest available information for the last complete calendar month prior to the closing date as determined by the Company in good faith consultation with Parent and consistent with the terms of the Company bonus plans and (ii) a fraction, the numerator of which will equal the number of days in the calendar year through the closing date and the denominator of which is 365; provided that, for purposes of clause (i), the Company may account for (x) any seasonality in the business of the Company and its subsidiaries when determining performance and (y) the transactions contemplated by the merger agreement and any costs and expenses associated with the transactions contemplated by the merger agreement or any nonrecurring charges that would not reasonably be expected to have been incurred by the Company and its subsidiaries had the transactions contemplated by the merger agreement not arisen in establishing performance targets and/or determining the achievement of applicable performance targets under such plans.

        Prior to the effective time, if requested by Parent in writing no later than ten (10) business days prior to the effective time, to the extent permitted by applicable law and the terms of the applicable plan, the Company will cause the Company's 401(k) Plan to be terminated effective immediately prior to the effective time.

        The parties will cooperate in developing employee messaging relating to the merger and the other transactions contemplated by the merger agreement. Prior to making any broad-based written or oral communications to employees pertaining to the merger and the other transactions contemplated by the merger agreement, each party will provide the other party with a copy of any such broad-based communications. The applicable party will have a reasonable period of time to review and comment on such communication, and the communicating party will consider any such comments in good faith.

        Parent has acknowledged that a "change in control" (or similar phrase) within the meaning of the benefit plans of the Company and its subsidiaries will occur from and after the effective time. From and after the effective time, Parent will, and will cause its affiliates to, honor all obligations and rights under the Company's benefit plans in accordance with their terms as in effect from time to time, including with respect to modification, amendment and termination.

Conditions to the Merger

        The respective obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger of the following conditions:

  •
  the approval of the merger agreement by the holders of a majority of the outstanding shares of CBA common stock entitled to vote on the proposal at a shareholders meeting, which majority includes a majority of the shares of CBA common stock held by holders other than Parent, Merger Sub and their affiliates, has been obtained;

  •
  any notification and waiting period requirements applicable to the consummation of the merger under the HSR Act has expired or been earlier terminated; and

  •
  no court or other governmental authority has enacted, issued, promulgated, enforced or entered after the date of the merger agreement any law or order (whether temporary, preliminary or permanent) that enjoins or otherwise prohibits the consummation of the merger.

        The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the merger of the following additional conditions:

  •
  the representations and warranties of the Company regarding the absence of a material adverse effect since December 31, 2018 must be true and correct as of date of the merger agreement and will be true and correct as of the closing date of the merger;

  •
  the representations and warranties of the Company regarding certain aspects of its capital structure are true and correct as of the date of the merger agreement and will be true and correct as of the closing date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time), except for any inaccuracies that would result in no more than a de minimis increase in the sum of the aggregate amount of the merger consideration and the aggregate amount to be paid in respect of Company's equity awards pursuant to the merger agreement;

  •
  the representations and warranties of the Company regarding the organization, good standing and qualification, corporate authority, approval and fairness, inapplicability of certain takeover statutes and disclosure of broker's and finder's fees must be true and correct in all material respects as of the date of the merger agreement and will be true and correct as of the closing date of the merger (other than such representations and warranties that expressly speak as of a particular date or period of time, which must be so true and correct as of such specific date);

  •
  the Company's other representations and warranties set forth in the merger agreement (disregarding all qualifications relating to materiality or material adverse effect or any similar standard or qualification) must be true and correct as of the date of the merger agreement and will be true and correct as of the closing date of the merger (except to the extent that any such representation and warranty that expressly speaks as of a particular date or period of time, in which case such representation or warranty must be true and correct as of such specific date), except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

  •
  the Company must have performed in all material respects all obligations required to be performed by the Company under the merger agreement at or prior to the closing date of the merger;

  •
  Parent and Merger Sub must have received from the Company a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that all of the above conditions have been satisfied; and

  •
  the parties must have achieved HSR clearance, without the occurrence of a substantial detriment (as defined above).

        The Company's obligation to effect the merger is also subject to the satisfaction or waiver by the Company at or prior to the effective time of the merger of the following additional conditions:

  •
  Parent's and Merger Sub's representations and warranties set forth in the merger agreement must be true and correct as of the date of the merger agreement and will be true and correct as of the closing date of the merger (except to the extent that any such representation and warranty that expressly speaks as of a particular date or period of time, in which case such representation or warranty must be true and correct as of such specific date), except as would not, individually or in the aggregate, reasonably be expected to prevent the ability of Parent or Merger Sub to consummate the merger and deliver the merger consideration in accordance with the merger agreement;

  •
  each of Parent and Merger Sub must have performed in all material respects all obligations required to be performed by Parent and Merger Sub under the merger agreement at or prior to the closing of the merger; and

  •
  the Company must have received a certificate executed by an executive officer of Parent certifying that all of the above conditions have been satisfied.

Termination

        The Company and Parent may, by mutual written consent, terminate the merger agreement and any other transactions contemplated by the merger agreement and abandon the merger at any time prior to the effective time of the merger.

        The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger, as follows:

  •
  by either Parent or the Company, if:

  •
  the merger has not been consummated by 5:00 p.m. (New York time) on November 11, 2020 (the "initial outside date") (provided, however, that the right to terminate the merger agreement and abandon the merger and the other transactions contemplated by the merger agreement will not be available to any party whose action or failure to comply with its obligations under this merger agreement has been the primary cause of, or has primarily results in, the failure of the closing to occur on or prior to such date), with either the Company or Parent having the right to extend to the initial outside date to February 11, 2021 (the "first extended outside date") if, on November 11, 2020, antitrust clearance has not been received and all of the other conditions to closing have been satisfied or waived and the extending party provided written notice to the other party no later than three (3) business days prior to the initial outside date, and with either the Company or Parent having the right to extend further to May 11, 2021, if on February 11, 2021, antitrust clearance has not been received and all of the other conditions to closing have been satisfied or waived and the extending party provided written notice to the other party no later than three (3) business days prior to the first extended outside date ("outside date" means the date to which the outside date has been extended as applicable). Neither party will extend the outside date except insofar as such extension is reasonably necessary for the purpose of defending against any pending action, or to appeal any order, brought by any governmental authority seeking to prevent, materially delay or materially impair the consummation of the merger and any other transactions contemplated by the merger agreement;

  •
  at the special meeting of the Company's shareholders, including any postponement, recess or adjournment thereof, the merger agreement is not approved by a majority of the outstanding shares of CBA common stock entitled to vote on such matter at a shareholders' meeting; or

    •
    if any court or other governmental authority of competent jurisdiction has enacted, issued, promulgated or entered any order that enjoins or otherwise prohibits consummation of the merger and such order has become final and non-appealable;

  •
  by the Company:

  •
  if there is a breach by Parent of Merger Sub of any representation, warranty, covenant or agreement set forth in the merger agreement, or any such representation and warranty of Parent or Merger Sub has become untrue or incorrect following the date of the merger agreement, in either case causing the conditions to closing related to the accuracy of Parent's and Merger Sub's representations and warranties and to the performance, in all material respects, of the obligations of Parent and Merger Sub in the merger agreement, to not be satisfied, and be incapable of being satisfied within the earlier of (i) 60 days after notice of such breach is given by the Company to Parent or (ii) three (3) business days prior to the outside date (whether before or after the shareholder approval is obtained; provided, however, that the right to terminate the merger and any other transactions contemplated by the merger agreement will not be available to the Company if it is in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement);

  •
  if (1) any court or other governmental authority enacted, issued, promulgated or entered any such order that is either permanent or is temporary but with an extension or lapse date that is on or after the date that is three (3) business days prior to the outside date and (2) Parent determines at any point to drop any appeal of such order or to cease any efforts to resist any action seeking to block or enjoin consummation of the merger; or

  •
  in order to enter into an alternative acquisition agreement providing for a superior proposal in accordance with the terms of the merger agreement described above under "The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Solicitation Exceptions" if the Company, prior to or concurrently with such termination, pays to Parent in immediately available funds the $9,000,000 termination fee;

  •
  by Parent, if:

  •
  there is a breach by the Company of any representation, warranty, covenant or agreement set forth in the merger agreement, or any such representation and warranty has become untrue or incorrect following the date of the merger agreement, in either case; causing the conditions to closing related to the accuracy of the Company's representations and warranties and the performance, in all material respects, of its obligations under the merger agreement, to not be satisfied, and such breach or condition is incurable or, if curable, is not cured within the earlier of (i) 60 days after notice of such breach is given by the Company to Parent or (ii) three (3) business days prior to the outside date (whether before or after the shareholder approval is obtained; provided, however, that the right to terminate the merger agreement will not be available to Parent if it is in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement); or

  •
  the Board makes a change of recommendation (as defined above).

Company Termination Fee

        The Company may be required to pay to Parent by wire transfer of immediately available funds to an account designated by Parent the termination fee of $9,000,000 if the merger agreement is terminated in certain circumstances.

        This termination fee would be payable if:

  •
  either Parent or the Company terminates for failure to obtain the shareholder approval;

  •
  an acquisition proposal has been made publicly or announced to the Company or the Board and not expressly withdrawn (publicly, if such acquisition proposal was made publicly or announced) prior to the earlier of five days before the shareholder's meeting or termination of the merger agreement; and

  •
  within nine months following the date of such termination, the Company or any of its subsidiaries consummates a transaction contemplated by an acquisition proposal or enters into an alternative acquisition agreement with respect to an acquisition proposal (in each case, the references to "25%" in the definition of "acquisition proposal" being deemed to be references to "50%"); in which case we must pay Parent the termination fee within two (2) business days after the earlier of the entry into such definitive alternative acquisition agreement and the consummation of such acquisition proposal.

        This termination fee would also be payable in the following circumstances:

  •
  if Parent terminates the agreement because the Board makes a change of recommendation, in which case we must pay Parent the termination fee within two (2) business days after the termination of the merger agreement; or

  •
  if the Company terminates the merger agreement in order to enter into an alternative acquisition agreement providing for a superior proposal, in which case the Company must pay Parent the termination fee prior to the termination of the merger agreement.

Parent Termination Fee

        In the event the merger agreement is terminated (i) by the Company or Parent due to the merger not being consummated by the outside date and, as of the outside date, one or more of the conditions to closing related to the expiration or earlier termination of the waiting period applicable to the consummation of the merger under the HSR Act or the absence of any laws or orders in effect that enjoin or otherwise prohibit the consummation of the merger have not been satisfied, or (ii) by Parent or the Company due to orders enjoining or prohibiting the merger (solely to the extent the right to terminate relates to an order or injunction arising under any antitrust law), then, within two (2) business days after termination of the merger agreement, Parent will pay or cause to be paid to the Company a termination fee of $15,000,000 by wire transfer of immediately available funds to an account designated in writing by the Company. Solely with respect to clause (i), above, the term "outside date" means the later of (1) three (3) business days prior to the outside date and (2), if Parent has waived completely or agreed to reduce the three (3) business day period prior to closing, the outside date as defined above or the date corresponding to such reduced period of time prior to the outside date.

Expenses

        Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense; provided that costs incurred in connection with the filing and printing of the proxy statement will be equally shared by Parent and the Company.

Remedies

        No termination of the merger agreement will relieve any party to the merger agreement of any liability or damages to the other party resulting from any fraud or willful and material breach of its obligations set forth in the merger agreement.

        Except in the event of fraud or willful and material breach, the parties have agreed that if the merger agreement is terminated and a termination fee becomes due and payable and is paid by either party, the termination fee will be the sole and exclusive remedy of the receiving party and its subsidiaries for any loss suffered as a result of any breach of any covenant or agreement in the merger agreement or the failure of the merger or the other transactions contemplated by the merger agreement to be consummated. In no event will either party be required to pay the termination fee on more than one occasion.

        Prior to the termination of the merger agreement, each party is entitled to enforce specifically the terms and provisions of the merger agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the merger agreement. There is no necessity to post a bond or other form of security with or as a condition to obtaining such injunction or injunctions.

Indemnification; Directors' and Officers' Insurance

        From and after the effective time of the merger, Parent will, and will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent that the Company would have been permitted under applicable law and the Company's articles of incorporation or bylaws in effect as of the date of the merger agreement (and Parent will also advance expenses as incurred to the fullest extent permitted under applicable law the Company would have been permitted under applicable law and the Company's articles of incorporation or bylaws in effect as of the date of the merger agreement; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer and employee of the Company and its subsidiaries and each individual who was serving at the request of the Company or its subsidiaries as a director, officer, employee, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, which we refer to as the "indemnified parties," against any costs or expenses (including reasonable and documented attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action arising out of or related to their service for, or at the request of, the Company or its subsidiaries at or prior to the effective time of the merger.

        Parent and Merger Sub have agreed that all rights to exculpation or indemnification for acts or omissions occurring prior to the effective time of the merger existing as of the date of the merger agreement, in favor of the indemnified parties (or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such indemnified parties), as provided in the Company's or each of its subsidiaries' respective certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any contract, will survive the merger and the transactions contemplated by the merger agreement and will continue in full force and effect in accordance with their terms. After the effective time of the merger, Parent and the surviving corporation will (and Parent will cause the surviving corporation to) fulfill and honor such obligations to the maximum extent that the Company or applicable subsidiary would have been permitted to fulfill and honor them by applicable law. In addition, for six years following the effective time of the merger, Parent will cause the surviving corporation to cause the certificates of incorporation and bylaws of the surviving corporation to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificates of incorporation and bylaws of the Company immediately prior to the effective time of the merger, and such provisions will not be amended, repealed or otherwise modified for six (6) years following the effective time of the merger, except as required by applicable law.

        Prior to the effective time of the merger, the Company will, and if the Company is unable to, Parent will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for "tail" insurance policies for the extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger from one or more insurance carriers with the same or better credit rating as the Company's insurance carrier as of the date of the merger agreement (or, if no such policies are available from insurance carriers with such credit rating, from insurance carriers with the next-highest credit rating then capable of providing such policies) with respect to directors' and officers' liability insurance and fiduciary liability insurance, which we collectively refer to as "D&O insurance." The terms, conditions, retentions and limits liability of such D&O insurance will be substantially equivalent to and in any event not less favorable in the aggregate to the indemnified parties than the Company's existing policies with respect any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty claimed against a director or officer of the Company or any of its subsidiaries at or prior to the effective time of the merger (including in connection with the merger agreement or the transactions or actions contemplated by the merger agreement). If the Company and the surviving corporation for any reason fail to obtain such "tail" insurance policies as of the effective time of the merger, the surviving corporation will, and Parent will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the D&O insurance in place as of the date of the merger agreement, with terms, conditions, retentions and limits of liability that are at least as favorable, in the aggregate, to the insureds as provided in the Company's existing policies as of the date of the merger agreement, or the surviving corporation will, and Parent will cause the surviving corporation to, purchase comparable D&O insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate to the insureds as provided in the Company's existing policies as of the date of the merger agreement. Notwithstanding the foregoing, in no event will Parent or the surviving corporation be required to expend for such policies an aggregate annual premium amount in excess of 300% of the aggregate annual premiums paid by the Company for such insurance as of the date of the merger agreement, and if such premiums do exceed such amount, the surviving corporation will be required to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        The foregoing indemnity obligations will survive the closing of the merger.

        The indemnified parties have the right to enforce the provisions of the merger agreement relating to their indemnification. Such provisions may not be terminated or modified in such a manner as to adversely affect any indemnified party without the consent of such indemnified party.

Modification or Amendments

        Subject to applicable law, at any time prior to the effective time of the merger, the merger agreement may be amended, modified or waived by a signed written agreement, in the case of an amendment or modification by Parent, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective (provided that, after the receipt of shareholders' approval of the merger, no amendment will be made should applicable law require further approval by the shareholders without obtaining such further approval).

Waiver

        The conditions to each of the parties' obligations to consummate the merger and any other transactions contemplated by the merger agreement may be waived by such party in whole or in part to the extent permitted by law. No failure or delay by any party in exercising any right, power or privilege under the merger agreement will operate as a waiver of such right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further such exercise or the exercise of any other right, power or privilege.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute forward-looking statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although the Company believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2018 and the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, the following are among the important factors, risks and uncertainties that could cause actual results to differ materially from the forward-looking statements:

  •
  our shareholders may not adopt the merger agreement;

  •
  litigation in respect of the merger could delay or prevent the closing of the merger;

  •
  the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

  •
  the proposed merger may be delayed or may not close;

  •
  our announcement and pursuit of the merger may disrupt our business and make it more difficult to maintain our business and operational relationships, and the restrictions imposed on us prior to the closing of the merger or termination of the merger agreement may prevent us from growing our business or operating outside of the ordinary course of business without the consent of Parent and/or Merger Sub;

  •
  developments beyond the parties' control, including but not limited to, changes in economic, industry-specific, employment and competitive conditions;

  •
  the possibility that alternative acquisition proposals will or will not be made;

  •
  the risk associated with the timing of the closing of the merger, including the risk that the conditions to the merger are not satisfied on a timely basis, or at all, and the failure of the merger to close for any other reason;

  •
  unanticipated difficulties or expenditures relating to the merger, the response of business partners and retention as a result of the announcement and pendency of the merger; or

  •
  the anticipated size of the markets and continued demand for A-B's products and the impact of competitive responses to the public announcement of the merger.

        Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or referred to within this document, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the heading "Risk Factors" and that is otherwise disclosed in our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 6, 2019, the quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 8, 2019 (as amended May 10, 2019), the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the SEC on August 7, 2019, and the quarterly report on the Form 10-Q for the fiscal quarter ended September 30, 2019, filed with the SEC on November 12, 2019. See "Where You Can Find More Information."

        You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

 PARTIES TO THE MERGER

The Company

Craft Brew Alliance, Inc.
929 North Russell Street
Portland, OR 97227
(503) 331-7270

        Craft Brew Alliance, Inc. is a Washington corporation. Craft Brew Alliance, Inc. is the seventh largest craft brewing company in the U.S. and a leader in brewing, branding, and bringing to market world-class American craft beers. Its distinctive portfolio combines the power of Kona Brewing Co., one of the top craft beer brands in the world, with strong regional breweries and innovative lifestyle brands, including Appalachian Mountain Brewery, Cisco Brewers, Omission Brewing Co., Redhook Brewery, Square Mile Cider Co., Widmer Brothers Brewing, and Wynwood Brewing Co. The Company nurtures the growth and development of its brands in today's increasingly competitive beer market through state-of-the-art brewing and distribution capability, integrated sales and marketing infrastructure, and strong focus on innovation, local community and sustainability. The Company was formed in 2008 through the merger of Redhook Brewery and Widmer Brothers Brewing, the two largest craft brewing pioneers in the Northwest at the time. Following a successful strategic brewing and distribution partnership, Kona Brewing Co. joined CBA in 2010. As part of CBA, Kona Brewing Co. has expanded its reach across all 50 U.S. states and approximately 30 countries, while remaining deeply rooted in its home of Hawaii. For more information about the Company, please visit the Company's website at http://craftbrew.com. The information contained on the Company's website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information." The shares of CBA common stock are publicly traded on NASDAQ under the symbol "BREW."

Parent and Merger Sub

Anheuser-Busch Companies, LLC
One Busch Place
St. Louis, MO 63118
(800) 342-5283

        Anheuser-Busch Companies, LLC is a Delaware limited liability company and a wholly owned subsidiary of A-B InBev. Anheuser-Busch Companies, LLC was organized in 2011 by statutory conversion of Anheuser-Busch Companies, Inc. into a limited liability company. Anheuser-Busch Companies, LLC was incorporated in 1979 as the holding company of Anheuser-Busch, Incorporated (now, Anheuser-Busch, LLC).

        For more than 165 years, Anheuser-Busch Companies, LLC has been woven into the cultural fabric of the United States, carrying on a legacy of brewing great-tasting, high-quality beers that have satisfied beer drinkers for generations. Today, Anheuser-Busch Companies, LLC owns and operates 23 breweries, 14 distributorships and 23 agricultural and packaging facilities, and has more than 18,000 colleagues across the United States. Anheuser-Busch Companies, LLC is home to several of America's most recognizable beer brands, including Budweiser, Bud Light, Michelob ULTRA and Stella Artois, as well as a number of regional brands that provide beer drinkers with a choice of the best-tasting craft beers in the industry. From responsible drinking programs and emergency drinking water donations to industry-leading sustainability efforts, Anheuser-Busch Companies, LLC is guided by an unwavering commitment to supporting the communities it calls home.

Barrel Subsidiary, Inc.
c/o Anheuser-Busch Companies, LLC
One Busch Place
St. Louis, MO 63118
(800) 342-5283

        Barrel Subsidiary, Inc. is a Washington corporation and a wholly owned subsidiary of Anheuser-Busch Companies, LLC. Merger Sub was formed for the purpose of engaging in the merger and related transactions. Barrel Subsidiary, Inc. has not engaged in any business other than in connection with the merger and related transactions. At the effective time of the merger, Barrel Subsidiary, Inc. will be merged with and into the Company and will cease to exist, and the Company will continue as the surviving corporation and a wholly owned subsidiary of Anheuser-Busch Companies, LLC.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on Tuesday, February 25, 2020, at 1 p.m. Pacific Standard Time at Widmer Brothers Pub Space, 947 N. Russell Street, Portland, OR 97227, or at any postponement or adjournment thereof. At the special meeting, holders of the shares of CBA common stock entitled to vote at the special meeting will be asked to approve the Merger Agreement Proposal, the Adjournment Proposal, and the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        Our shareholders must approve the Merger Agreement Proposal in order for the merger to occur. If our shareholders fail to approve the Merger Agreement Proposal, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully in its entirety.

        The votes on the proposals to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies and to approve, on an advisory (nonbinding) basis, the compensation that may become payable to the named executive officers of the Company in connection with the merger, as disclosed in the table under "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation," including the associated footnotes and narrative discussion, are separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, a shareholder may vote in favor of the Adjournment Proposal and/or the Advisory (Non-Binding) Merger Related Compensation Related Proposal and vote not to approve the Merger Agreement Proposal.

Record Date and Quorum

        We have fixed January 17, 2020 as the record date for the special meeting, and only record holders of the shares of CBA common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you are a record holder of the shares of CBA common stock at the close of business on the record date. You will have one vote for each share of CBA common stock that you owned of record on the record date. As of the record date, there were 19,495,907 shares of CBA common stock outstanding and entitled to vote at the special meeting.

        The representation of the holders of a majority of the shares of CBA common stock outstanding and entitled to vote, present in person or by proxy, at the special meeting will constitute a quorum for the purposes of the special meeting.

        A quorum is necessary to transact business at the special meeting. Once a share of CBA common stock entitled to vote at the special meeting is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, even if the share of CBA common stock is not voted, including any shares of CBA common stock for which a shareholder directs an abstention from voting. However, if a new record date is set for the adjourned special meeting, a new quorum will have to be established. If a quorum is not present at the special meeting, the shareholders who are present in person or by proxy may be asked to vote as to whether the special meeting will be adjourned to another time and/or place.

Attendance

        Only shareholders of record on the record date or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid photo identification, such as a driver's license. If your shares of CBA common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of the shares of CBA common stock and valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices, cell phones and other electronic devices will not be permitted at the special meeting.

Vote Required

        The approval of the adoption of the Merger Agreement Proposal requires the affirmative vote of a majority of the outstanding shares of CBA common stock entitled to vote on such matter at a shareholders' meeting duly called and held for such purpose, which majority includes a majority of the holders of shares of CBA common stock other than Parent, Merger Sub and their affiliates. The transaction is structured to require the approval of a majority of security holders not affiliated with A-B; however, the transaction is not structured to require approval of a majority of all security holders unaffiliated with the Company because, although the votes of A-B and its affiliates are excluded, the votes of our directors (other than the A-B designees on the Board) and officers are included. For the Merger Agreement Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN."

        The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of CBA common stock cast in person or by proxy and entitled to vote thereon at the special meeting, whether or not a quorum is present. For the Adjournment Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN."

        The approval of the Advisory (Nonbinding) Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of CBA common stock cast in person or by proxy and entitled to vote thereon at the special meeting. For the Advisory (Nonbinding) Merger-Related Compensation Proposal, you may vote "FOR," "AGAINST" or "ABSTAIN."

        Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of CBA common stock owned directly by them in favor of the approval of the merger agreement and approval of each of the other proposals listed in this proxy statement. As of January 17, 2020, the record date for the special meeting, our directors and executive officers directly owned, in the aggregate, 686,021 shares of CBA common stock entitled to vote at the special meeting, or collectively approximately 3.5% of the outstanding shares of CBA common stock entitled to vote at the special meeting.

A-B's Obligation to Vote in Favor of the Merger

        The merger agreement provides that A-B will vote or cause to be voted any shares of CBA common stock beneficially owned by it or any of its subsidiaries in favor of the Merger Agreement Proposal at the special meeting. As of November 11, 2019, A-B owns approximately 31.2% of the issued and outstanding shares of CBA common stock.

Voting

  Shareholders of Record

        If your shares of CBA common stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of CBA common stock, the shareholder of record. This proxy statement and proxy card have been sent directly to you by the Company.

        If you fail to vote, either in person or by proxy, your shares of CBA common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

        Additionally, your failure to vote will have (i) the effect of counting "AGAINST" the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of a majority of all of the outstanding shares of CBA common stock, including the affirmative vote of a majority of the outstanding shares of CBA common stock not held by A-B or any of its affiliates, assuming a quorum is present and (ii) no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

  Beneficial Owners

        If your shares of CBA common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those shares of CBA common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of CBA common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares of CBA common stock by following their instructions for voting.

        Your bank, brokerage firm or other nominee will only be permitted to vote your shares of CBA common stock if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of CBA common stock. Under stock exchange rules applicable to banks, brokerage firms, and other nominees, absent your instructions, a bank, brokerage firm or other nominee does not have discretionary authority to vote on "non-routine" matters and all of the matters to be considered at the special meeting are "non-routine" for this purpose.

        If you instruct your bank, brokerage firm or other nominee how to vote on at least one, but not all of the proposals to be considered at the special meeting, your shares of CBA common stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the special meeting. In this scenario, a "broker non-vote" will occur with respect to each proposal for which you did not provide voting instructions to your bank, brokerage firm or other nominee.

        A failure to provide instructions with respect to any of the proposals and a broker non-vote will have (i) the effect of an "AGAINST" vote on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of a majority of all of the outstanding shares of CBA common stock, including the affirmative vote of a majority of the outstanding shares of CBA common stock not held by A-B or any of its affiliates, and (ii) no effect on the Adjournment Proposal or the Advisory (Nonbinding) Merger-Related Compensation Proposal.

Abstentions

        An abstention will have the same effect as a vote cast against the Merger Agreement Proposal, and will count for the purpose of determining if a quorum is present at the special meeting. Abstentions will have no effect with respect to the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal.

How to Vote

        If you are a shareholder of record, you may vote your shares of CBA common stock on matters presented at the special meeting in any of the following ways:

  •
  in person—you may attend the special meeting and cast your vote there;

  •
  by proxy—shareholders of record have a choice of voting by proxy;

  •
  over the Internet (the website address for Internet proxies is printed on your proxy card);

  •
  by using the toll-free telephone number noted on your proxy card; or

  •
  by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

        If you are a beneficial owner of the shares of CBA common stock as of the record date, you will receive instructions from your bank, brokerage firm or other nominee that you must follow to have your shares of CBA common stock voted. Those instructions will identify which of the above choices are available to you to have your shares of CBA common stock voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must have a legal proxy from your bank, brokerage firm or other nominee naming you as the proxy.

        The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of CBA common stock and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

        Your vote must be received via the Internet by 11:59 p.m. Eastern Standard Time on February 24, 2020 or by telephone by 11:59 p.m. Eastern Standard Time on February 24, 2020, in order for your shares of CBA common stock to be voted at the special meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the accompanying prepaid envelope or otherwise filed with our Secretary by the time the special meeting begins.

        If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of CBA common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of CBA common stock should be voted "FOR" or "AGAINST," or to "ABSTAIN" from voting on, all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes indicating how your shares of CBA common stock should be voted on a matter, the shares of CBA common stock represented by your properly signed proxy will be voted "FOR" the Merger Agreement Proposal, "FOR" the Adjournment Proposal and "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        If you have any questions or need assistance voting your shares of CBA common stock, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF CBA COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Proxies and Revocation

        Any shareholder of record entitled to vote at the special meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of CBA common stock are held in "street name" by your bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of CBA common stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of CBA common stock will not be voted at the special meeting, which will have the same effect as a vote cast against the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal and the Advisory (Nonbinding) Merger-Related Compensation Proposal.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with our Secretary before the special meeting begins, or by attending the special meeting and voting in person. If your shares of CBA common stock are held in "street name" by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on revoking your proxy.

        Only your last submitted proxy will be considered. Please cast your vote "FOR" each of the proposals, following the instructions in your proxy card or voting instructions form provided by your bank, broker or other nominee, as promptly as possible.

Adjournments and Postponements

        Any adjournment of the special meeting may be made from time to time by approval of the holders of a majority of the shares of CBA common stock cast in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement Proposal, then our shareholders may be asked to vote on a proposal to adjourn the special meeting so as to permit further solicitation of proxies (as further described in "Adjournment of the Special Meeting" (the "Adjournment Proposal—Proposal 2")). Any adjournment of the special meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our shareholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened special meeting.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed in 2020. If our shareholders vote to adopt the Merger Agreement Proposal, the merger will become effective on the third (3rd) business day following the satisfaction or waiver of the other conditions to the merger as set forth in the merger agreement, unless otherwise agreed by the parties to the merger agreement.

Solicitation of Proxies; Payment of Solicitation Expenses

        The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay MacKenzie Partners, Inc. a fee of $25,000, and to reimburse MacKenzie Partners, Inc. for reasonable out-of-pocket expenses. The Company will indemnify MacKenzie Partners, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of the shares of CBA common stock for their expenses in forwarding soliciting materials to beneficial owners of the shares of CBA common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

 THE MERGER
(THE MERGER AGREEMENT PROPOSAL—PROPOSAL 1)

The Proposal

        The Company is asking you to approve the proposal to adopt the Agreement and Plan of Merger, dated as of November 11, 2019, by and among the Company, Parent and Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached as Annex A to this proxy statement.

Vote Required and Board Recommendation

        The approval of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the shares of CBA common stock outstanding as of the record date and entitled to vote at the special meeting, which includes the affirmative vote of a majority of the outstanding shares of CBA common stock not held by Parent, Merger Sub or any of their affiliates outstanding and entitled to vote at the special meeting. The transaction is structured to require the approval of a majority of security holders not affiliated with A-B; however, the transaction is not structured to require approval of a majority of all security holders unaffiliated with the Company because, although the votes of A-B and its affiliates are excluded, the votes of our directors (other than the A-B designees on the Board) and officers are included.

The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent), on behalf of the Company, has determined that the merger agreement and the transactions contemplated by it, including the merger, are fair, advisable to and in the best interests of the Company and its shareholders (including unaffiliated security holders), and has adopted the merger agreement and the transactions contemplated by it, including the merger, and recommends that you vote "FOR" the Merger Agreement Proposal.

 ADJOURNMENT OF THE SPECIAL MEETING
(THE ADJOURNMENT PROPOSAL—PROPOSAL 2)

The Proposal

        The Company is asking you to adopt a proposal to grant discretionary authority to the presiding officer of the special meeting to adjourn the special meeting, including for the purpose of soliciting additional proxies in respect of the Merger Agreement Proposal. If the Company shareholders approve the Adjournment Proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the adoption of the merger agreement (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the special meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the special meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of CBA common stock to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

        The approval of the proposal to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies, requires the affirming vote of the holders of a majority of the shares of CBA common stock cast and entitled to vote at the special meeting, whether or not a quorum is present.

        The Board believes that if the number of the shares of CBA common stock present in person or by proxy at the special meeting voting in favor of the Merger Agreement Proposal is not a sufficient number of the shares of CBA common stock to adopt the Merger Agreement Proposal, it is in the best interests of the Company and its shareholders (including unaffiliated security holders) to enable the Board to continue to seek to obtain a sufficient number of additional votes in favor of the Merger Agreement Proposal.

The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent) recommends that you vote "FOR" the Adjournment Proposal.

 MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
(THE ADVISORY (NONBINDING) MERGER-RELATED COMPENSATION PROPOSAL—
PROPOSAL 3)

The Proposal

        As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast a nonbinding, advisory vote on the golden parachute compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Quantification of Payments and Benefits to CBA's Named Executive Officers."

Vote Required and Board Recommendation

        The approval of the Advisory (Nonbinding) Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of CBA common stock cast in person or by proxy and entitled to vote thereon at the special meeting.

        The Company believes that the information regarding golden parachute compensation that may become payable to its named executive officers in connection with the completion of the merger is reasonable and demonstrates that the Company's executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company's shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company's named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of shareholders to approve the completion of the merger. The Company asks that its shareholders vote "FOR" the following resolution:

"RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned "Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Quantification of Payments and Benefits to CBA's Named Executive Officers," is hereby APPROVED on a nonbinding, advisory basis."

        This vote is advisory, and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Board (or any committee thereof) to take any action. However, the Board values the opinions of the Company's shareholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider shareholders' concerns and will evaluate whether any actions are necessary to address those concerns. The Board will consider the affirmative vote of a majority of the votes cast "FOR" the foregoing resolution as advisory approval of the compensation that may become payable to the Company's named executive officers in connection with the completion of the merger.

The Board (other than Messrs. Gilbertson and Mills, who recused themselves due to their affiliation with Parent) recommends that you vote "FOR" the Advisory (Nonbinding) Merger-Related Compensation Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Directors and Executive Officers of the Company

        The Board presently consists of eight members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement. The merger agreement provides, however, that the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation immediately following the merger.

        The merger agreement provides that the officers of Merger Sub immediately prior to the effective time of the merger will be the initial officers of the surviving corporation immediately following the merger. Following the merger, each officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

        Neither any of these persons nor the Company has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

        All of the directors and executive officers can be reached c/o Craft Brew Alliance, Inc., 929 North Russell Street, Portland, OR 97227, (503) 331-7270, and each of the directors and executive officers is a citizen of the United States.

  Directors

Name	Age	Position
Timothy P. Boyle	69	Director
Marc J. Cramer	61	Director
Paul D. Davis	62	Director
Matthew E. Gilbertson	43	Director
Kevin R. Kelly	69	Director
David R. Lord	70	Director, Chairman of the Board
Nickolas A. Mills	42	Director
Jacqueline S. Woodward	57	Director

        Timothy P. Boyle has served as a director since our merger effective July 1, 2008 with Widmer Brothers Brewing Company ("WBBC"). He served as a director of WBBC from May 1999 until July 1, 2008. Since 1989, Mr. Boyle has served as President and Chief Executive Officer of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon, and listed on NASDAQ. He began working with Columbia Sportswear Company in 1970. Mr. Boyle serves as a director on the boards of Columbia Sportswear Company and Northwest Natural Gas Company, and director emeritus on the board of The Freshwater Trust. He is a member of the Public Affairs and Environmental Policy Committee of Northwest Natural Gas Company. Mr. Boyle is a trustee of Reed College and a past member of the Young Presidents' Organization and the University of Oregon Foundation. Mr. Boyle has a breadth of experience as a public company director and an entrepreneurial background in leading and growing a small business into one of the largest outerwear companies in the world, including leading that company through an initial public offering. Mr. Boyle possesses expertise in designing strategic initiatives and brand development, maintaining organizational culture during periods of significant growth, and developing and managing sound operating systems.

        Marc J. Cramer has served as a director since December 2010. Since 2007, he has served as the Finance Director of the Bill Healy Foundation, a private charitable foundation, and Cedar

Holdings LLC, a private investment company. Prior to 2007, he was employed by Kettle Foods Holdings Inc., a privately held, all-natural food manufacturer, serving in the roles of Global Financial Director, Assistant Secretary and Treasurer beginning in 2004, and, from 1999 to 2004, as President, North American Operations of Kettle Foods, Inc. Mr. Cramer has been a director of Sequential Pacific Biodiesel, Inc., and Scott Paul Wines since 2008; he previously served on the boards of Kona Brewing Co. from 2007 to October 2010 and Kettle Foods, Inc. from 2004 to 2006. Trained as a certified public accountant, Mr. Cramer has spent a significant portion of his career creating and executing strategies around global brand building and operational and organizational development. He is an experienced finance professional with expertise regarding the application and integration of financial and operational issues commonly faced by mid-market and smaller entrepreneurial organizations.

        Paul D. Davis has served as a director since March 2016. From December 2013 through August 2015, and then again from March 2017 to June 2018. Mr. Davis was the Chief Executive Officer of popchips Inc. ("popchips"), an innovative snack company, becoming Co-Chairman of the Board in September 2015. He has served on the popchips board of directors from 2013 to March 2019. Prior to joining popchips, he was the Chief Executive Officer of Coinstar, Inc. a provider of automated retail solutions, from April 20019 to March 2013, and Chief Operating Officer for one year beginning April 2008. Other positions held by Mr. Davis include Chief Executive Officer of Kettle Foods, Inc., from 2004 to 2007, and President and CEO of Barilla America, Inc., the U.S.-based division of The Barilla Group, from 2002 to 2004. In addition, Mr. Davis served in various executive positions at Starbucks Corporation, including President—North American Operations, from March 1999 until October 2001. Mr. Davis was also a director of Farestart, from 2011 to 2018, a non-profit program providing culinary training and job placement services for homeless and disadvantaged persons. Mr. Davis has more than 30 years of business experience with consumer packaged goods. Mr. Davis has in-depth experience in leading innovative lifestyle brands such as Kettle Foods, Starbucks, popchips and Redbox through transformational changes and high-growth periods. Mr. Davis acquired significant experience in the beer industry through his service on the Kona Brewing Company board from 2007 to 2010, and then on the Kona advisory board following the company's merger into our wholly owned subsidiary in October 2010 until 2013.

        Matthew E. Gilbertson has served as a director since February 2019. He has served in multiple senior financial and strategic management roles at Anheuser-Busch InBev ("ABI"), the parent company of A-B, a global beer company, since April 2014, and has served as Treasurer and Vice President for ABI's North American Zone since June 2017. Prior to joining ABI, Mr. Gilbertson spent 10 years as an investment banker with the business valuation firm of Duff & Phelps, LLC. Mr. Gilbertson brings financial expertise and an in-depth knowledge of the craft beer industry, as well as an understanding of the key mechanisms for driving performance and creating shareholder value. He has interacted with our senior management team for several years. Mr. Gilbertson has been designated by A-B to serve on the Board.

        Kevin R. Kelly has served as a director since the merger with WBBC in 2008 and also served as a director of WBBC from September 1995 until July 1, 2008. Mr. Kelly is retired from First Call Heating and Cooling, U.S. Bancorp and college teaching. In September 2011, Mr. Kelly sold First Call Heating and Cooling, an oil sales and heating/cooling contractor, where he had been Chief Executive Officer and owner since 1994. Prior to that, he was President of U.S. Bancorp, and held various roles with U.S. Bancorp and its subsidiaries from 1977, including Chief Executive Officer and President of U.S. Bank of Oregon. Mr. Kelly serves on the Providence Health System Investment Committee. He earned a Ph.D. and a Master's Degree in Economics from the University of Oregon. Mr. Kelly's lengthy banking career and lending expertise has provided him with an in-depth understanding of financial analysis and financial statements. Mr. Kelly possesses substantial background in deal and transactional analysis and organization culture after leading numerous merger and acquisition activities. As a former executive in a major lending institution, he has significant professional and political contacts in Oregon and Washington.

        David R. Lord has served as a director since May 2003 and was elected Chairman of the Board in January 2016. In January 2009, Mr. Lord retired from the position of President of Pioneer Newspapers, Inc., a position he had held for 18 years. He served as Vice Chairman of Pioneer Newspapers from 2009 until December 2012 when he became a director. Pioneer Newspapers owns eight daily newspapers and nine weekly, semi-weekly and monthly publications in the western United States. Prior to joining Pioneer Newspapers, Mr. Lord practiced law, both in private practice and as a criminal deputy prosecuting attorney. Mr. Lord is past president and chairman of the PAGE Cooperative, a not-for-profit, member-owned cooperative buying association in the newspaper industry. He is also a past president and chairman of the Inland Press Association and is currently a member of the board of directors of Wick Communications. Mr. Lord has a broad operating and strategic planning background, with knowledge of the issues facing small to mid-sized companies spread over a large geographic area. He also possesses sound legal judgment and knowledge and provides strong counsel in contract negotiations, employment practices and human resources issues.

        Nickolas A. Mills has served as a director since January 2017. He has served as Vice President of Supply for The High End at A-B, a global beer company, since 2016. Mr. Mills held the roles of Senior Brewmaster and Senior General Manager at A-B's Baldwinsville Brewery from 2010 to 2016, where he supervised the production of a wide variety of beer styles, including Goose Island and Blue Point beers, flavored malt beverages, and ciders. Previously, he served in various brewing positions with A-B in St. Louis, Missouri, Merrimack, New Hampshire, and Jacksonville, Florida. Mr. Mills brings an intimate knowledge of the craft beer industry, including the brewing process and supply chain. Mr. Mills has been designated by A-B to serve on the Board.

        Jacqueline S. Woodward has served as a director since May 2017. Ms. Woodward serves as Chief Marketing Officer of Bojangle's Inc., a Southeastern United States regional chain of fast food restaurants, specializing in Cajun seasoning, fried chicken and buttermilk biscuits, since April 2018. Prior to that, she served as Senior Vice President and Chief Marketing Officer of Krispy Kreme Doughnuts Corporation, a leading branded retailer and wholesaler of doughnuts and complementary products, from June 2016 through July 2018. Ms. Woodward previously served as Vice President of Marketing Connections for General Mills, Inc., a leading global manufacturer and marketer of branded and unbranded consumer foods, from September 2014 through June 2016. From August 2008 through August 2014, Ms. Woodward served as Vice President of Marketing Connections for MillerCoors, LLC, the U.S. business unit of the Molson Coors Brewing Company, one of the world's largest brewing companies. Ms. Woodward brings more than 30 years of experience in marketing management for consumer brands, both domestically and globally, including more than eight years in the beer industry.

  Executive Officers

Name	Age	Position
Andrew J. Thomas	51	Chief Executive Officer
Christine N. Perich	50	Chief Financial and Strategy Officer
J. Scott Mennen	55	Chief Operating Officer
Kenneth C. Kunze	60	Chief Marketing Officer
Derek Y. Hahm	50	Chief Commercial Officer

        Andrew J. Thomas became Chief Executive Officer for CBA, effective January 1, 2014, following a unanimous vote by the Company's Board of Directors that was announced in 2013. Previously, Mr. Thomas served as President of Commercial Operations for CBA, since 2011, where he helped establish the company's distinctive national portfolio strategy. Mr. Thomas brings more than two decades of leadership experience in consumer packaged goods and the beer and beverage industries to his role as CEO for CBA. He spent 12 years, from 1995 to 2007, at Heineken, working with brewers and beers in more than 55 countries across four continents, and served as president & CEO of Heineken USA from 2005-2007. More recently, he served as an independent consultant and senior advisor to The Monitor Group, a global management consulting firm. Mr. Thomas holds an MBA from the Simon Graduate School of Business, University of Rochester, and a Bachelor of Science, with a concentration in Marketing, from Bryant University.

        Christine N. Perich was named Chief Financial and Strategy Officer of CBA on March 28, 2019. She brings more than 25 years of experience in finance, operations and strategy leadership in the alcohol and beverage industries to her role at CBA. She spent 16 years at New Belgium Brewing Company, serving in successive leadership roles, including CFO, COO, and President and CEO until November 2016. Following that, Ms. Perich expanded her leadership focus beyond the beer industry, establishing Perich Advisors, a strategy, culture and leadership development consultancy, and served as CEO of WTRMLN WTR, a fast-growing juice brand. Ms. Perich serves as an independent board member to HealthAde, makers of one of the fastest-growing Kombucha brands, and Laws Whiskey House, a grain-to-glass distillery based in Colorado. Ms. Perich holds a BS in Business Administration from Colorado State University, where she is also a member of the College of Business' Global Leadership Council.

        J. Scott Mennen was appointed Chief Operating Officer in May 2015, after serving as Vice President, Brewery Operations since 2013. Mr. Mennen oversees all aspects of the beer operations including brewing, packaging and warehouse operations, as well as quality management across the company's breweries in the U.S. With 25 years of extensive experience in all facets of operations and brewery management, he previously served as VP, Operations for Pabst Brewing Company from 2012 to 2013. Prior to that, he was Global Director of Brewing and Quality for A-B, where he was responsible for brewing and quality operations worldwide, from 2009 to 2012. Mr. Mennen served as General Manager of Newark Brewery from 2008 to 2009, and was the Brewery's Resident Brewmaster from 2001 to 2008. Mr. Mennen holds an MBA, Finance from Rutgers, The State University of New Jersey-Newark and a BS, Mechanical Engineering from the University of Tennessee.

        Kenneth C. Kunze joined CBA as Chief Marketing Officer on November 4, 2013. A seasoned marketing executive with more than 25 years of leadership experience in the consumer packaged goods, beer and beverage industries, Mr. Kunze has previously served as Chief Marketing Officer for Heineken USA and Sabra Dipping Co., a PepsiCo joint venture. Mr. Kunze is responsible for the marketing and management of CBA's dynamic portfolio of brands, including Widmer Brothers Brewing, Redhook Brewing, Kona Brewing Co., Omission and Square Mile Cider Company, as well as new brand development. Mr. Kunze holds a Masters of Management from the J.L. Kellogg Graduate School of Management, Northwestern University, and a Bachelor of Science, Finance from the University of Illinois.

        Derek Y. Hahm has served as Vice President of Sales and Brewpubs since November 2016. Prior to that he served as Chief of Staff since 2013, where he leveraged more than two decades serving in key sales and operations management roles to lead the company's shared services functions, including human resources, information technology and corporate communications. In addition to leading CBA's overall sales execution in the marketplace, Mr. Hahm oversees CBA's Brewpubs, which includes five distinctive restaurant/retail locations that bring CBA's brands to life in cities across the U.S. From 2012-2013, Mr. Hahm served as Vice President, National Sales Operations for CBA, where he oversaw sales operations nationally and managed the company's national retail sales accounts. Prior to that, he held several sales and sales operations management positions from 2004 to 2012, where he was responsible for budget oversight, forecasting, and collaborating with brewing, marketing, supply chain and finance. From 2002 to 2004, he was the Northwest Key Account Manager for Redhook Ale Brewery in Washington. Mr. Hahm served in key sales positions for K&L Distributors from 1996-2002, and for City Beverage in Kent, Washington from 1994 to 1996. Mr. Hahm holds a BA in Sociology, University of Washington.

Selected Historical Consolidated Financial Data

        Set forth below is certain selected historical consolidated financial data relating to the Company. The historical selected financial data as of and for the nine months ended September 30, 2019 and the years ended December 31, 2018, 2017, 2016, 2015 and 2014 has been derived from our consolidated financial statements, which, for the annual periods, have been audited by Moss Adams LLP or Grant Thornton LLP, both independent registered public accounting firms.

        This information is only a summary and should be read in conjunction with the Company's annual report on Form 10-K for the fiscal year ended December 31, 2018 and the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, each of which is incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management's discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained within such reports. See "Where You Can Find More Information." Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

	Nine Months Ended September 30,		Year Ended December 31,
($ in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
STATEMENT OF OPERATIONS DATA:
Net Sales	$154,712	$162,199	$206,186	$207,456	$202,507	$204,168	$200,022
Gross profit	$52,774	$53,897	$68,323	$65,258	$59,599	$62,196	$58,710
Operating income (loss)	$(8,637)	$6,580	$5,751	$4,795	$375	$4,264	$5,710
Income (loss) from continuing operations before income taxes	$(10,008)	$6,274	$5,429	$4,041	$(306)	$3,718	$5,099
Net income (loss)	$(5,978)	$4,647	$4,142	$9,523	$(320)	$2,218	$3,077
Basic and diluted net income (loss) per share	$(0.31)	$0.24	$0.21	$0.49	$(0.02)	$0.12	$0.16
PER SHARE DATA:
Weighted average common shares used for basic earnings per share	$19,435	$19,338	$19,349	$19,284	$19,225	$19,152	$19,038
Dilutive effect of stock-based awards	$—	$187	$208	$163	$—	$23	$88
Shares used for diluted earnings per share	$19,435	$19,525	$19,557	$19,447	$19,225	$19,175	$19,126
BALANCE SHEET DATA:
Current assets	$55,664	$59,162	$51,535	$69,488	$48,180	$42,481	$37,776
Noncurrent assets	$206,384	$137,386	$184,512	$140,149	$154,369	$147,853	$140,825
Current liabilities	$41,714	$36,243	$37,862	$31,483	$32,954	$31,643	$29,726
Noncurrent liabilities	$88,775	$23,673	$61,750	$47,363	$49,934	$39,953	$33,458
Cash, cash equivalents and restricted cash	$11,782	$12,156	$1,200	$579	$442	$911	$981
Working capital	$14,000	$22,900	$13,673	$38,005	$13,082	$8,933	$6,380
Total assets	$262,048	$196,548	$236,047	$209,637	$200,405	$188,429	$176,931
Long-term debt and capital leases, net of current portion	$33,124	$9,763	$46,573	$32,599	$27,946	$18,991	$13,720
Shareholders' equity	$131,559	$136,632	$136,435	$130,791	$119,661	$118,738	$115,417

Book Value per Share

        As of September 30, 2019, the book value per share of CBA common stock was $6.79. Book value per share is computed by dividing total equity at $131,559,000 by the total shares of CBA common stock outstanding on that date, 19,382,641 shares of CBA common stock.

Market Price of Common Stock and Dividends

        CBA's shares trade on NASDAQ under the symbol "BREW." The following table sets forth, for the periods indicated, the high and low sales prices of CBA's shares as reported by NASDAQ.

Fiscal Year	High	Low	Dividend Paid
2018
First Quarter	$20.10	$17.65	—
Second Quarter	$20.90	$18.05	—
Third Quarter	$21.00	$15.76	—
Fourth Quarter	$18.71	$13.64	—
2019
First Quarter	$17.40	$13.70	—
Second Quarter	$15.88	$13.16	—
Third Quarter	$17.19	$7.95	—
Fourth Quarter	$16.61	$7.11	—
2020
First Quarter (through January 17, 2020)	$16.55	$16.39	—

        The closing price of the shares of CBA common stock on November 11, 2019, the last trading day before the public announcement of the merger, was $7.33 per share of CBA common stock.

        On January 17, 2020, the most recent practicable date before this proxy statement was distributed to our shareholders, the closing price for the shares of CBA common stock on NASDAQ was $16.42 per share of CBA common stock. You are encouraged to obtain current market quotations for the shares of CBA common stock in connection with voting your shares of CBA common stock.

        If the merger is completed, there will be no further market for the shares of CBA common stock and the shares of CBA common stock will be delisted from NASDAQ and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

        Paragraphs (a) and (b) below set forth information about the beneficial ownership of CBA's common stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares of CBA common stock listed.

          (a)   To the knowledge of CBA's management, the following owned 5% or more of CBA's outstanding shares of CBA common stock as of January 17, 2020:

Name and Address of Beneficial Owner	Shares of CBA Common Stock Owned and Nature of Beneficial Ownership		Percent of Class(1)
Anheuser-Busch Companies, LLC	6,069,047	(2)	31.2%
One Busch Place
St. Louis, MO 63118
GAMCO Investors, Inc.	2,004,360	(3)	10.3%
One Corporate Center
Rye, NY 10580
Mercer Global Advisors Inc.	1,401,860	(4)	7.2%
1200 17th Street
Floor 25
Denver, CO 80202
Dimensional Fund Advisors LP	1,313,632	(5)	6.8%
6300 Bee Cave Road
Building One
Austin, TX 78746

          (b)   To the knowledge of CBA's management, the number of shares of CBA's common stock owned by the directors, by certain executive officers, and by all such directors and executive officers as a group, as of January 17, 2020, is as follows:

	Shares of CBA Common Stock Owned and Nature of Beneficial Ownership	Percent of Class(6)
Director Name
David R. Lord	42,101	—
Timothy P. Boyle	487,634	2.5%
Marc J. Cramer	29,992	—
Paul D. Davis	13,463	—
Matthew Gilbertson	3,243	—
Kevin R. Kelly	43,645	—
Nickolas A. Mills	5,945	—
Jacqueline S. Woodward	5,777	—
Executive Officer Name
Andrew J. Thomas	27,524	—
J. Scott Mennen	13,119	—
Kenneth C. Kunze	4,902	—
Derek Y. Hahm	4,255	—
Christine N. Perich	3,080	—
Edwin A. Smith	1,341	—
All directors and executive officers as a Group (14 persons)	686,021	3.5%

(1)
Percentage of shares of CBA common stock outstanding based on 19,495,907 shares of CBA common stock outstanding as of January 17, 2020.

(2)
Based upon information reported on Schedule 13D/A filed with the SEC on November 12, 2019 by Anheuser-Busch Companies, LLC, identifying Anheuser-Busch Companies, LLC as the beneficial owner of, and having shared dispositive power and shared voting power with respect to, 6,069,047 shares of CBA common stock.

(3)
Based upon information reported on Schedule 13D/A filed with the SEC on December 18, 2019 by GAMCO Investors, Inc. on behalf of Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli & Company Investment Advisers, Inc., Gabelli Foundation, Inc., and Associated Capital Group, Inc. As reported on the Schedule 13D/A, the Company's common stock was beneficially owned as follows: Gabelli Funds, LLC—1,283,279 (6.59%), GAMCO Asset Management Inc.—512,046 (2.63%), Gabelli & Company Investment Advisers, Inc.—168,785 (0.87%), Gabelli Foundation, Inc.—40,000 (0.21%), and Associated Capital Group, Inc.—250 (0.00%). The entities are the beneficial owners of, and have sole voting power and sole dispositive power with respect to, 2,004,360 shares of CBA common stock.

(4)
Based upon information reported on a Form 13F filed with the SEC on November 12, 2019 by Mercer Global Advisors Inc., identifying Mercer Global Advisors Inc. as the beneficial owner of, and having sole voting power and sole dispositive power with respect to, 1,401,860 shares of CBA common stock.

(5)
Based upon information reported on a Form 13F filed with the SEC on November 12, 2019 by Dimensional Fund Advisors LP, identifying Dimensional Fund Advisors LP as the beneficial owner of, and having sole voting power and sole dispositive power with respect to, 1,313,632 shares of CBA common stock.

(6)
Percentage of shares of CBA common stock outstanding based on 19,495,907 shares of CBA common stock outstanding as of January 17, 2020.

—
Less than 1%

Prior Public Offerings

        None of the Company, Parent, Merger Sub nor any of their respective affiliates have made an underwritten public offering of the shares of CBA common stock for cash during the past three years that was registered under the Securities Act, or exempt from registration under Regulation A promulgated thereunder.

Certain Transactions in the Shares of CBA Common Stock

        Other than the acquisition by Andrew J. Thomas on December 31, 2019 of 1,757 shares of CBA common stock upon vesting of 1,757 restricted stock units held by Mr. Thomas, and other than the merger agreement, as discussed in "The Merger Agreement," the Company, the A-B Parties and their respective affiliates have not executed any transactions with respect to the shares of CBA common stock during the past 60 days.

        None of the Company, the A-B Parties nor any of their respective affiliates have purchased any shares of CBA common stock during the past two years.

OTHER IMPORTANT INFORMATION REGARDING THE A-B PARTIES

Identity and Background of Parent and Merger Sub

        Under the SEC rules governing "going private" transactions, the A-B Parties and their affiliates may be deemed each "affiliates" (as defined under Rule 13e-3 of the Exchange Act) of the Company engaged in the "going private" transaction. A-B owns 6,069,047 shares of CBA common stock, or approximately 31.2%, of our outstanding shares of CBA common stock as of November 11, 2019.

  Parent

        Parent.    Anheuser-Busch Companies, LLC is a Delaware limited liability company and wholly owned subsidiary of Anheuser Busch InBev SA/NV. Anheuser-Busch Companies, LLC was organized in 2011 by statutory conversion of Anheuser-Busch Companies, Inc. into a limited liability company. See "Parties to the Merger."

  Directors and Executive Officers of Parent

        The names and material occupations, positions, offices or employment during the past five years of Parent's directors and executive officers are set forth below. During the past five years, none of Parent nor any of Parent's directors or executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) party to any judicial or administrative proceeding (excluding matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for Parent and each of Parent's listed directors and executive officers is c/o Anheuser-Busch Companies, LLC, One Busch Place, St. Louis, MO 63118, and the phone number for Parent and each of Parent's listed directors and executive officers is (800) 342-5283.

Name	Position with Parent and Current Occupation of Employment and Five-Year Employment History
Michel Doukeris	Mr. Doukeris is a director of Anheuser-Busch Companies, LLC and President and Chief Executive Officer for North America, positions he has held since January 2018. Mr. Doukeris joined A-B InBev in 1996 and held sales positions of increasing responsibility before becoming Vice President, Soft Drinks for A-B InBev's Latin America North Zone in 2008. He was appointed President, A-B InBev, China in January 2010 and Zone President, Asia Pacific in January 2013. In January 2017, Mr. Doukeris became the Chief Sales Officer of A-B InBev. Born in 1973, he is a Brazilian citizen and holds a degree in Chemical Engineering from Federal University of Santa Catarina in Brazil and a Master's Degree in Marketing from Fundação Getulio Vargas, also in Brazil. He has also completed post-graduate programs in Marketing and Marketing Strategy from the Kellogg School of Management and Wharton Business School in the United States.
Agostino De Gasperis
Mr. De Gasperis is the Vice President of People for A-B and has served in this role since January 2018. Mr. De Gasperis was previously named Vice President of People for Labatt Brewing Company in Canada ("Labatt") in January 2010, Vice President of Strategy and Partnerships for Labatt in November 2015 and Vice President for People and Partnerships for Labatt in October 2016. Mr. De Gasperis is a Canadian citizen.

Name	Position with Parent and Current Occupation of Employment and Five-Year Employment History
Ingrid De Ryck	Ms. De Ryck is the Vice President of Procurement and Sustainability for A-B, a position she has held since January 2018. In January 2012 Ms. De Ryck was named Global Procurement Director for Secondary Packaging for A-B InBev, and in March 2016 she was named Vice President of Packaging Procurement for North America—Mexico. Ms. De Ryck is Belgian citizen.
Nelson Jamel
Mr. Jamel is the Vice President of Finance and Solutions of A-B, a position he has held since January 2016. From 2009 to 2015, Mr. Jamel was the Chief Financial Officer of Cervejaria Ambev, an A-B corporate affiliate. Mr. Jamel is a Brazilian citizen.
Craig Katerberg
Mr. Katerberg is a director and Vice President, United States General Counsel and Labor Relations of A-B, positions he has held since July 2019. Mr. Katerberg joined A-B InBev in 2012 as the Global Legal Director for M&A and Commercial. In March 2015 he was named Legal and Compliance Director for Asia-Pacific, and in November 2016 he was named Vice President of Legal & Corporate Affairs for the Asia Pacific South Zone. In January 2019, Mr. Katerberg was named Head of M&A and Corporate Development for Asia Pacific. Mr. Katerberg is a U.S. citizen.
Marcel Marcondes
Mr. Marcondes is the Chief Marketing Officer of A-B, a position he has held since January 2017. From August 2014 until December 2016, Mr. Marcondes was the Global Vice President of Corona and New Brands for A-B InBev. Mr. Marcondes is a Brazilian citizen.
Marcelo Michaelis
Mr. Michaelis is the President of A-B's Brewers Collective, a position he has held since October 2018. In January 2012, he was named Vice President of Commercial Planning, Performance and Revenue at the A-B corporate affiliate, AmBev S.A. In January 2015 he was named Vice President of Commercial Planning, Performance and Revenue Management for A-B, and in January 2017 he was named a Regional Vice President of A-B. Mr. Michaelis is a Brazilian citizen.
Elito Siqueira
Mr. Siqueira is the Vice President of Strategy for A-B, a position he has held since August 1, 2018. Mr. Siqueira was named Global Vice President for Operations and Logistics for A-B InBev in April 2016 and Vice President, Logistics for Asia Pacific in January 2013. Mr. Siqueira is a Brazilian citizen.
Bob Tallett
Mr. Tallett is the Vice President of Business and Wholesaler Development for A-B, a position he has held since January 2015. Prior to that time, Mr. Tallett was a Regional Vice President of A-B. Mr. Tallett is a U.S. citizen.
David Taylor
Mr. Taylor is the Vice President of Supply for A-B, a position he has held since November 2016. Mr. Taylor was previously President of Metal Container Corporation, the A-B can manufacturing subsidiary. Mr. Taylor is a U.S. citizen.

Name	Position with Parent and Current Occupation of Employment and Five-Year Employment History
Cesar Vargas	Mr. Vargas is the Vice President of Legal and Corporate Affairs for A-B, a position he has held since September 2017. Prior to joining A-B, Mr. Vargas was a Senior Advisor at Goodard Gunster, Inc. from April 2015 until August 2017 and a Vice President of Governmental Affairs at Philip Morris International from January 2010 until February 2015. Mr. Vargas is a U.S. citizen.
Brendan Whitworth
Mr. Whitworth is the Vice President of Sales for A-B, a position he has held since January 2018. In January 2015 he was named Vice President of Sales and Marketing for the Northeast Region for A-B, and in January 2014 he was named Global Vice President for Tech Sales for A-B InBev. Mr. Whitworth is a U.S. citizen.
Fabricio Zonzini
Mr. Zonzini is the President of the Beyond Beer Business Unit for A-B, a position he has held since November 2019. In September 2017, Mr. Zonzini was named Global Vice President of Strategy for A-B InBev, and in May 2018 he was named Vice President of Strategy for A-B. From July 2015 to July 2017, Mr. Zonzini was the Vice President for Asia Pacific for ZX Ventures, an affiliate of A-B InBev. From November 2014 until July 2015 he served as Vice President for Commercial Planning and Strategy for A-B InBev, Asia Pacific. Mr. Zonzini is a Brazilian citizen.

  Merger Sub

        Merger Sub.    Barrel Subsidiary, Inc. is a Washington corporation and a wholly owned subsidiary of Anheuser-Busch Companies,  LLC. Barrel Subsidiary, Inc. was incorporated under the laws of the State of Washington on November 8, 2019. See "Parties to the Merger."

  Directors and Executive Officers of Merger Sub

        The names and material occupations, positions, offices or employment during the past five years of Merger Sub's directors and executive officers are set forth below. During the past five years, none of Merger Sub nor any of Merger Sub's directors or executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) party to any judicial or administrative proceeding (excluding matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for Merger Sub and each of Merger Sub's listed directors and executive officers is c/o Barrel Subsidiary, Inc., One Busch Place, St. Louis, MO 63118, and the phone number for Merger Sub and each of Merger Sub's listed directors and executive officers is (800) 342-5283.

  Directors and Executive Officers of Merger Sub

Name	Position with Merger Sub and Current Occupation of Employment and Five-Year Employment History
Matthew Gilbertson	Mr. Gilbertson is a director and Chief Financial Officer, Treasurer and Vice President of Real Estate of Merger Sub. For additional biographical information of Mr. Gilbertson, please see "Other Important Information Regarding The Company—Directors and Executive Officers of the Company."
Thomas Larson	Mr. Larson is a director and Secretary of Merger Sub. Since 2008, Mr. Larson has served as Senior Associate General Counsel of A-B. Mr. Larson is a U.S. citizen.
Marcelo Michaelis
Mr. Michaelis is a director and President and Chief Executive Officer of Merger Sub. For additional biographical information of Mr. Michaelis, please see "Other Important Information Regarding The A-B Parties—Identity and Background of Parent and Merger Sub—Directors and Executive Officers of Parent."

Significant Past Transactions and Contracts

  Exchange Agreement

        CBA entered into an Amended and Restated Exchange and Recapitalization Agreement (the "Exchange Agreement"), dated as of May 1, 2011, as amended, with Anheuser-Busch, LLC ("A-B, LLC"), successor in interest to Anheuser-Busch, Inc. and a wholly owned subsidiary of A-B, pursuant to which CBA granted A-B, LLC and its affiliates certain contractual rights. The predecessor to the Exchange Agreement originally was entered into as part of a recapitalization in which CBA redeemed preferred shares held by A-B and its affiliates in exchange for cash and the shares of CBA common stock currently held by A-B. A-B owned 6,069,047, or approximately 31.2%, of CBA's outstanding shares of common stock as of November 11, 2019.

        The Exchange Agreement entitles A-B to designate two members of the Board. A-B also generally has the right to have a designee on each committee of the Board, except where prohibited by law or stock exchange requirements, or with respect to a committee formed to evaluate transactions or proposed transactions between A-B and CBA (the Committee excluded the two A-B designated directors currently serving on the Board).

        The Exchange Agreement contains limitations on CBA's ability to take certain actions without A-B's prior consent, including, but not limited to, CBA's ability to issue equity securities or acquire or sell assets or stock, amend CBA's articles of incorporation or bylaws, grant board representation rights, enter into certain transactions with affiliates, distribute our products in the U.S. other than through A-B or as provided in the Distribution Agreement (as defined below), or voluntarily terminate CBA's listing on NASDAQ.

        Effective as of February 4, 2019, Mr. Gilbertson was elected as a director of the Company by the Board. Mr. Gilbertson was designated to serve on the Board by A-B, pursuant to the Exchange Agreement. Mr. Mills was also elected as a director of the Company by the Board as an A-B designated individual, effective as of January 1, 2017.

  Registration Rights Agreement

        In connection with the predecessor to the Exchange Agreement, CBA entered into a Registration Rights Agreement with A-B, LLC, dated as of July 1, 2004. The Registration Rights Agreement is coterminous with the Distribution Agreement (as defined below).

  Qualifying Offer

        Under the terms of the existing commercial agreements between Parent or affiliates thereof and the Company, Parent was required to pay $20,000,000 to the Company on August 23, 2019 if Parent or one of its affiliates did not make a "qualifying offer" to the Company. A "qualifying offer" was defined as an offer to purchase all of the outstanding equity securities of CBA not owned by Parent or its affiliates for at least $24.50 per share of CBA common stock (subject to exceptions described in the agreements), upon certain customary terms and conditions.

        Parent determined that it would not make a "qualifying offer" for the securities of CBA, and on August 22, 2019, informed representatives of CBA of its determination. Parent filed an amendment to its Schedule 13D disclosure with respect to such determination and made the required $20,000,000 payment to CBA on August 23, 2019.

  Existing Commercial Agreements

        As a significant element of our business operations, CBA has entered into various contractual relationships with the A-B Parties and their affiliates, including the (i) Amended and Restated Master Distributor Agreement (the "Distribution Agreement"), dated May 1, 2011, by and between CBA and A-B, as successor in interest to Anheuser-Busch, Inc., (ii) International Distribution Agreement, dated August 23, 2016, by and between CBA and Anheuser-Busch Worldwide Investments, LLC ("ABWI"), (iii) Contract Brewing Agreement, dated August 23, 2016, by and between CBA and A-B Commercial Strategies, LLC, and (iv) Contract Brewing Agreement, dated January 30, 2018, by and between CBA and A-B (collectively, the "Commercial Agreements"). The Commercial Agreements provide for, among other things, A-B's distribution of CBA brands in all states, territories and possessions of the U.S., A-B's right of first refusal to distribute our new products in the U.S., ABWI's sole and exclusive distribution of CBA malt beverage products in jurisdictions outside of the U.S. in which CBA does not have an existing distributor, the brewing, bottling and packaging of up to 300,000 barrels of our mutually agreed products annually, and the brewing, packaging and palletizing of certain A-B craft brewery malt beverages in CBA facilities. Pursuant to the Commercial Agreements, CBA paid A-B approximately $27,700,000 in the aggregate in 2018 and approximately $30,800,000 to date in 2019.

DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the merger is completed, the shares of CBA common stock will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, we would no longer file periodic reports with the SEC on account of the shares of CBA common stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS

        The 2019 annual meeting of shareholders was held on May 14, 2019. If the merger is completed, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2020 annual meeting of shareholders. Any shareholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

        If the Company holds a 2020 annual meeting, shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2020 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, shareholder proposals must have been received by us no later than December 13, 2019 unless the date of our 2020 Annual Meeting is changed by more than 30 days from May 14, 2020, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

        Under the bylaws, no business may be conducted before an annual meeting of shareholders unless it is properly brought before the meeting by or at the direction of the Board or by a shareholder of record entitled to vote who has delivered written notice to our Secretary at 929 North Russell Street, Portland, OR 97227 (containing certain information specified in the bylaws about the shareholder and the proposed action). Notice must be received by our Secretary by December 13, 2019. If the annual meeting is called for a date more than 30 days from the anniversary of the previous year's annual meeting, to be timely, a shareholder's notice must be delivered to our Secretary a reasonable time before the solicitation is made. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy statement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC) and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the special meeting:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

  •
  Our Current Reports on Form 8-K as filed with the SEC on January 3, 2019, February 5, 2019, February 26, 2019, March 28, 2019, April 25, 2019, May 22, 2019, May 30, 2019, July 19, 2019, September 5, 2019, September 10, 2019, November 12, 2019, November 13, 2019, November 14, 2019, November 29, 2019, and January 7, 2020 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated within such Current Report on Form 8-K); and

  •
  The portions of our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Shareholders, filed with the SEC on April 10, 2019, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

        Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that the Company files with the SEC will update and supersede that information.

        Because the merger is a "going private" transaction, the Company and the A-B Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.craftbrew.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated within this proxy statement by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Craft Brew Alliance, Inc.
929 North Russell Street
Portland, OR 97227
Attention: Investor Relations
Telephone: (503) 331-7270

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Craft Brew Alliance, Inc., Attn: Investor Relations, 929 North Russell Street, Portland, OR 97227, Telephone (503) 331-7270; or from our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885; or from the SEC through the SEC website at the address provided above.

        Because the merger is a "going private" transaction, the Company and the A-B Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF CBA COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 21, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ANHEUSER-BUSCH COMPANIES, LLC,

BARREL SUBSIDIARY, INC.

and

CRAFT BREW ALLIANCE, INC.

Dated as of November 11, 2019

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 11, 2019, is by and among Anheuser-Busch Companies, LLC, a Delaware limited liability company ("Parent"), Barrel Subsidiary, Inc., a Washington corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and Craft Brew Alliance, Inc., a Washington corporation (the "Company," with the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations"). Parent, the Company and Merger Sub are referred to herein as "Parties" and each, a "Party."

RECITALS

        WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the "Merger"), with the Company surviving the Merger, pursuant to and in accordance with the provisions of the Washington Business Corporation Act (the "WBCA"), as set forth in Chapter 23B of the Revised Code of Washington;

        WHEREAS, the board of directors of Merger Sub has unanimously determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and resolved to recommend adoption of this Agreement to the sole stockholder of Merger Sub;

        WHEREAS, Parent, in its capacity as the sole stockholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger;

        WHEREAS, the board of directors of the Company (the "Company Board") established a special committee (the "Special Committee"), consisting solely of independent members of the Company Board not affiliated with Parent, to, among other things, consider and negotiate this Agreement and the transactions contemplated hereby, including the Merger, and to make a recommendation to the Company Board as to what action (including approval or rejection thereof, if appropriate), if any, should be taken by the Company with respect thereto;

        WHEREAS, the Special Committee has unanimously (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of Shares, other than Parent, Merger Sub and their Affiliates (the "Unaffiliated Shareholders"), (ii) determined that it is advisable and in the best interests of the Company and the Unaffiliated Shareholders to enter into this Agreement and (iii) resolved to recommend that the Company Board approve and authorize this Agreement and the Merger;

        WHEREAS, the Company Board, based on the recommendation of the Special Committee, has by unanimous vote of the Transaction Directors (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders, (ii) determined that it is in the best interests of the Company and its shareholders and declared it advisable to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the shareholders of the Company vote to approve this Agreement, in each case on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

        1.1.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the WBCA.

        1.2.    Closing.     Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 9:00 a.m. (New York time) on the third Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term "Business Day" means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which (a) banks in the County of New York, New York are required or authorized by Law to close or (b) solely for purposes of determining the Closing Date, the Department of State of the State of Washington is required or authorized by Law to close. The date on which the Closing actually occurs is referred to as the "Closing Date."

        1.3.    Effective Time.     As soon as practicable following the Closing, the Company and Parent will file articles of merger with the Secretary of State of the State of Washington in such form as is required by, and executed and acknowledged in accordance with Section 23B.11.050 of the WBCA (the "Washington Articles of Merger"), and shall make all other filings and recordings, and deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees, required under the WBCA to effect the Merger. The Merger shall become effective at the time when the Washington Articles of Merger have been duly filed with and accepted by the Secretary of State of the State of Washington or at such later time as may be agreed by the Parties in writing and specified in the Washington Articles of Merger (the "Effective Time").

ARTICLE II

Articles of Incorporation and Bylaws
of the Surviving Corporation

        2.1.    Articles of Incorporation of the Surviving Corporation.     At the Effective Time, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in their entirety as of the Effective Time to be in the same form as set forth in Exhibit A to this Agreement, and as so amended shall be the articles of incorporation of the Surviving Corporation (the "Charter") until thereafter amended as provided therein or as provided by applicable Law and consistent with the obligations set forth in Section 6.12.

        2.2.    Bylaws of the Surviving Corporation.     Subject to the requirements of Section 6.12, the Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), except that references to Merger Sub's name shall be replaced with references to the Surviving Corporation's name, until thereafter amended as provided therein, by the Charter or as provided by applicable Law and consistent with the obligations set forth in Section 6.12.

ARTICLE III

Directors and Officers of the Surviving Corporation

        3.1.    Directors of the Surviving Corporation.     Immediately prior to the Closing, the Company shall use reasonable best efforts to deliver to Parent the resignation of each member of the Company Board, in each case, effective as of the Closing. The Parties shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the WBCA, the Charter and the Bylaws.

        3.2.    Officers of the Surviving Corporation.     The Parties shall take all actions necessary so that the officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the WBCA, the Charter and the Bylaws.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Share Certificates

        4.1.    Effect on Capital Stock.     At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

          (a)    Merger Consideration.    Each share of common stock, par value $0.005 per share, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties and (ii) Shares that are owned by shareholders of the Company (other than Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent) who did not vote in favor of this Agreement or the Merger (or consent thereto in writing) and who exercise dissenters' rights when and in the manner required under Chapter 23B.13 of the WBCA (the Shares referred to in clause (ii), "Dissenting Shares," and the Shares referred to in clauses (i) and (ii), collectively, "Excluded Shares")) shall be converted into the right to receive $16.50 per Share in cash, without interest (the "Merger Consideration"). At the Effective Time, all of the Shares converted into the right to receive the Merger Consideration pursuant to this Section 4.1(a) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate formerly representing any of the Shares (each, a "Share Certificate") or otherwise if the Company then has Shares which are not certificated, the applicable number of uncertificated Shares represented by book-entry (the "Book-Entry Shares") (in each case, other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration, without interest.

          (b)    Cancellation of Certain Excluded Shares; Treatment of Certain Parent Owned Shares.    Each Excluded Share owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent, and in each case not held on behalf of third parties, shall remain outstanding as a validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each other Excluded Share shall, by virtue of the Merger and any other transactions contemplated by this Agreement and without any action on the part of the holder of such Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist, subject to any rights the holder thereof may have under Section 4.2(g).

          (c)    Merger Sub.    Each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled without payment of any consideration therefor and shall cease to exist.

        4.2.    Exchange of Share Certificates.

          (a)    Appointment of Paying Agent.    Prior to the Effective Time, Parent and Merger Sub shall appoint a bank or trust company reasonably acceptable to the Company to serve as the paying agent (the "Paying Agent") and shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent's responsibilities with respect to this Agreement.

          (b)    Deposit of Merger Consideration.    Prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent cash in U.S. Dollars sufficient to pay the aggregate Merger Consideration (other than in respect of Excluded Shares) under Section 4.1(a) (such cash being hereinafter referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. Pending its disbursement in accordance with this Section 4.2, the Payment Fund shall be invested by the Paying Agent, if so directed by Parent or Merger Sub. Any such investment, if made, must be made in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated A-1 or P-1 or better by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services, respectively, or (iv) certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 4.2(c) and Section 4.3(c) shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement.

          (c)    Procedures for Surrender.

              (i)  Promptly after the Effective Time (and in any event within five Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each holder of record of Shares (other than Excluded Shares) (A) a notice advising such holders of the effectiveness of the Merger, (B) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or transfer of the Book-Entry Shares not held, directly or indirectly, through The Depository Trust Company ("DTC") to the Paying Agent, such materials to be in such form and have such other provisions as Parent desires with approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) (the "Letter of Transmittal"), and (C) instructions for effecting the surrender of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or Book-Entry Shares to the Paying Agent in exchange for payment of the aggregate Merger Consideration to which such holders are entitled pursuant to the terms of this Agreement.

             (ii)  With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC's nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC's customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC's nominees and such other necessary or desirable third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article IV.

            (iii)  Upon surrender to the Paying Agent of Shares that (A) are Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent in accordance with the terms of the materials and instructions provided by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an "agent's message" in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), in each case of the foregoing clauses (A) and (B) of this Section 4.2(c)(iii), pursuant to such materials and instructions as contemplated by Section 4.2(c)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC's customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Paying Agent, DTC, DTC's nominees and such other necessary or desirable third-party intermediaries pursuant to Section 4.2(c)(ii), the holder of such Share Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Paying Agent shall be required to deliver to each such holder, a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) of cash that such holder has the right to receive pursuant to Section 4.1(a).

            (iv)  No interest will be paid or accrued on any amount payable upon surrender of any Shares.

             (v)  In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, or if the consideration payable is to be paid in a name other than that in which the Share Certificates surrendered or transferred in exchange therefor are registered in the stock transfer records of the Company, a check for any cash to be paid upon due surrender of the Share Certificates may be issued to such transferee if the Share Certificates formerly representing such Shares are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the Paying Agent.

            (vi)  Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Share Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article IV. Payment of the Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer records of the Company.

          (d)    Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Share Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article IV.

          (e)    Termination of Payment Fund.    Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates or Book-Entry Shares by the 180th day following the Effective Time shall be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws; provided, however, that to the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. For the purposes of this Agreement, the term "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature, and each such individual or entity's successors or permitted assigns.

          (f)    Lost, Stolen or Destroyed Share Certificates.    In the event any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond reasonably sufficient to indemnify Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) equal to the number of Shares (other than Excluded Shares) represented by such lost, stolen or destroyed Share Certificate multiplied by the Merger Consideration.

          (g)    Dissenting Shares.    Subject to the third sentence of this Section 4.2(g), notwithstanding any other provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration but instead such holder shall be entitled to only such rights as are granted with respect to the payment of the fair value of such shares under the applicable provisions of Chapter 23B.13 of the WBCA. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of Chapter 23B.13 of the WBCA. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose any such right under Chapter 23B.13 of the WBCA or a court of competent jurisdiction shall determine that such holder is not entitled to dissent and obtain payment for the holder's shares under Chapter 23B.13 of the WBCA, then such right of such holder under Chapter 23B.13 of the WBCA shall cease and such Dissenting Shares shall be deemed to convert

  (or have been converted) at the Effective Time into, and shall become, the right to receive the Merger Consideration as provided in Section 4.1(a), without any interest thereon. The Company shall give Parent prompt notice and copies of any written notices (or of any threats with respect thereto) that the Company receives from or on behalf of its shareholders to exercise dissenters' rights in respect of any Shares, attempted withdrawals of such notices and any other instruments served pursuant to Chapter 23B.13 of the WBCA and received by the Company relating to shareholders' dissenters' rights, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to demands for fair value under Chapter 23B.13 of the WBCA, including any determination to make payment or deposit with respect to any of the holders of Dissenting Shares with respect to any of their Dissenting Shares under Chapter 23B.13 of the WBCA prior to the entry of judgment in the Actions regarding payment demands. The Company shall not, except with the prior written consent of Parent, make any payment or deposit with respect to, or settle, or offer or agree to settle, any such demand or approve any withdrawal of any such demands, or agree, authorize or commit to any of the foregoing. Any Merger Consideration made available to the Paying Agent to exchange for Shares for which dissenters' rights have been perfected shall be returned to Parent upon demand.

          (h)    Withholding Rights.    Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable federal, state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        4.3.    Treatment of Company Equity Awards.

          (a)    Treatment of Company Options.    At the Effective Time, each then outstanding option to purchase Shares (a "Company Option"), whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, fully vest and shall be cancelled and converted into the right to receive (without interest), at the time of the first regularly scheduled payroll date that is at least five Business Days following the Effective Time, an amount in cash equal to the product of (i) the number of Shares subject to the Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share of such Company Option. Each Company Option for which the exercise price per Share is equal to or greater than the Merger Consideration shall be cancelled at the Closing without payment of consideration.

          (b)    Treatment of Company RSU Awards.    At the Effective Time, each then outstanding restricted stock unit award corresponding to Shares (a "Company RSU Award") shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest), at the time of the first regularly scheduled payroll date that is at least five Business Days following the Effective Time (or at such later time as would not result in the imposition of a penalty under Section 409A of the Code), an amount in cash equal to the product of (i) the number of Shares subject to such Company RSU Award multiplied by (ii) the Merger Consideration. For any performance-based Company RSU Award, the number of Shares subject to such Company RSU Award under clause (i) of the immediately preceding sentence shall equal: (x) for Company RSU Awards (2017-2019 performance cycle), thirty three percent (33%) of the number of Shares earned based on target performance and (y) for Company RSU Awards (2018-2020 and 2019-2021 performance cycles), one hundred percent (100%) of the number of Shares earned based on target performance.

          (c)    Corporate Actions.    At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Board, as applicable, shall adopt any resolutions and take any other actions that are necessary to (i) effectuate the treatment of the Company Equity Awards pursuant to Sections 4.3(a) and 4.3(b), (ii) cause the Stock Plans to terminate at or prior to the Effective Time and (iii) ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards. The Surviving Corporation shall pay through its payroll systems the amounts due pursuant to Section 4.3(a) and Section 4.3(b).

        4.4.    Adjustments to Prevent Dilution.     Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, the number of Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities, or a different class, by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, the Merger Consideration shall be equitably adjusted to provide the holders of Shares and Company Equity Awards with the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 4.4 shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.

ARTICLE V

Representations and Warranties

        5.1.    Representations and Warranties of the Company.     Except as set forth in the Company Reports filed by the Company with the SEC since December 31, 2018 and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor, "forward-looking statements" section, quantitative and qualitative disclosures about market risk section or any similar section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature ("Excluded Disclosure")) or in the disclosure schedule delivered to Parent and Merger Sub by the Company immediately prior to the execution of this Agreement (the "Company Disclosure Schedule") (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent that the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub that:

          (a)    Organization, Good Standing and Qualification.

              (i)  The Company is a legal entity duly incorporated and validly existing under the Laws of the State of Washington. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where such failure to (x) have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) prevent or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement. The Company is qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to (x) have, individually or in the aggregate, a Material Adverse Effect or (y) prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

             (ii)  Each of the Company's Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or a similar concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to (i) have, individually or in the aggregate, a Material Adverse Effect or (ii) prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement. The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of the Company's and its Subsidiaries' certificates of incorporation and bylaws or comparable governing documents, each as amended to the date of this Agreement, and each as so disclosed is in full force and effect.

            As used in this Agreement, (i) the term "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

          (b)    Capital Structure.

              (i)  The authorized capital stock of the Company consists of 50,000,000 Shares and 7,467,271 shares of preferred stock, par value $0.005 per share (the "Preferred Shares"). As of the close of business on November 8, 2019, 19,466,244 Shares were outstanding and no Preferred Shares were outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 737,950 Shares reserved for issuance under the Company 2014 Stock Incentive Plan and 143,253 Shares reserved for issuance under the Company 2010 Stock Incentive Plan, in each case as amended and restated from time to time in accordance with its terms (together, the "Stock Plans"), as of the close of business on November 8, 2019, the Company has no Shares or Preferred Shares reserved for issuance. As of the close of business on November 8, 2019, (i) 302,391 Shares were underlying outstanding Company Options and (ii) 389,195 Shares were underlying outstanding Company RSU Awards (assuming settlement of outstanding performance-based Company RSU Awards based on maximum performance). All of the outstanding shares of capital stock or other voting securities of each of the Company's Subsidiaries are owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Lien, other than transfer restrictions imposed by any applicable Law. Except (x) as set forth in this Section 5.1(b), (y) for securities issued after the date of this Agreement in compliance with Section 6.1(b), and (z) pursuant to the exercise or settlement of Company Equity Awards outstanding on or prior to the close of business on November 8, 2019 in accordance with the terms of such awards as in effect on the date hereof and Company Equity Awards required to be granted pursuant to Benefit Plans following the date hereof, there are no other outstanding shares of capital stock of, or other equity or voting interests in, the Company, and there are no preemptive or similar rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, securities, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell to any Person any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for or giving any Person (other than the Company or one or more of its wholly owned Subsidiaries) a right to subscribe for or acquire, any securities of the Company or any of its

    Subsidiaries. Since the close of business on November 8, 2019 through the date hereof, no Shares (or any other securities or rights with respect to the Company described in the immediately preceding sentence) have been issued, except pursuant to the exercise or settlement of Company Equity Awards outstanding on or prior to the close of business on November 8, 2019 in accordance with the terms of the Stock Plans.

             (ii)  The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

            (iii)  The Company is not a party to any shareholders' agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any voting or equity interests in the Company or any other agreement relating to the disposition, voting or dividends with respect to any voting or equity interests in the Company.

            (iv)  Neither the Company nor any Subsidiary of the Company has listed any of its securities on any stock exchange in any jurisdiction, other than the Shares listed by the Company on the NASDAQ.

             (v)  Section 5.1(b)(v) of the Company Disclosure Schedule sets forth as of the date of this Agreement (A) each of the Company's Subsidiaries and the ownership interest of the Company in each such Subsidiary, together with the jurisdiction of incorporation or formation of each such Subsidiary, as well as the ownership interest and number and type of capital stock or other securities owned by any other Person or Persons in each such Subsidiary, and (B) the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person, together with the jurisdiction of incorporation or formation of each such Person. Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest in any Person that requires an additional filing by Parent under the HSR Act. None of the Company's Subsidiaries own any Shares.

          (c)    Corporate Authority; Approval and Fairness.

              (i)  The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a shareholders' meeting duly called and held for such purpose (the "Requisite Company Vote"). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

             (ii)  The Special Committee has unanimously (A) determined that the terms of this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Shareholders, (B) determined that it is advisable and in the best interests of the Company and the Unaffiliated Shareholders to enter into this Agreement, and (C) resolved to recommend that the Company Board approve and declare advisable this Agreement.

            (iii)  The Company Board, based on the recommendation of the Special Committee, has by unanimous vote of the Transaction Directors (A) determined that the terms of the Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and its shareholders, that it is in the best interests of the Company and its shareholders and declared it advisable to enter into this Agreement, approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and any other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (B) resolved to recommend that the shareholders of the Company vote to approve this Agreement, in each case on the terms and subject to the conditions set forth in this Agreement (the "Company Recommendation") and (C) directed that this Agreement be submitted to the holders of Shares for their adoption.

          (d)   The Requisite Company Vote is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to approve this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement under the applicable Laws of the State of Washington, including the WBCA.

          (e)    Governmental Filings; No Violations.

              (i)  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and any other transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any (A) federal, state, local, municipal, foreign or other government; (B) governmental, quasi-governmental, supranational or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); (C) self-regulatory organization (including NASDAQ); or (D) arbitral tribunal (each, a "Governmental Authority") other than (1) the filing of the Washington Articles of Merger with the Washington Secretary of State, (2) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (3) compliance with any applicable requirements of any other Antitrust Laws, (4) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (5) compliance with any applicable rules of NASDAQ and (6) where failure to obtain such authorization or take any such action would not reasonably be expected to (x) have, individually or in the aggregate, a Material Adverse Effect and (y) prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

             (ii)  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) assuming compliance with the matters referred to in Section 5.1(e)(i), conflict with or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.1(e)(i), conflict with or result in a violation or breach of any applicable Law or (C) assuming compliance with the matters referred to in Section 5.1(e)(i), require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each a "Contract") binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject, or any Permit necessary to conduct the business of the Company or any of its Subsidiaries as currently conducted, except in the case of clauses (B) and (C) above, any such violation, breach, conflict, default, right, termination, modification, acceleration, cancellation, loss or Lien that would not reasonably be expected to (1) have, individually or in the aggregate, a Material Adverse Effect and (2) prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

          (f)    Company Reports; Financial Statements; Internal Controls.

              (i)  The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since December 31, 2016 (the "Applicable Date") (the forms, statements, certifications, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the "Company Reports"). Each of the Company Reports, at the time of its filing or being furnished (and, if amended, as of the date of such amendment), complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters with respect to Company Reports received by the Company from the SEC staff.

            As used in this Agreement, the term "Knowledge" means, when used with respect to the Company, the actual knowledge of the persons listed on Section 5.1(f)(i) of the Company Disclosure Schedule.

             (ii)  The Company is in compliance in all material respects with the applicable listing requirements of NASDAQ.

            (iii)  The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC.

            (iv)  The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements.

             (v)  The Company's management has completed an assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2018, and such assessment concluded that such control was effective. The Company's independent registered public accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2018.

            (vi)  The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company's auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, and each such deficiency, weakness or fraud so disclosed, if any, has been disclosed to Parent prior to the date of this Agreement. For purposes of this Section 5.1(f)(vi), the terms "significant deficiency" and "material weakness" have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

           (vii)  Except for matters resolved prior to the date of this Agreement, since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from the Company's employees regarding questionable accounting or auditing matters, have been formally submitted to the Company through customary or legally required channels for such complaints, and no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company's chief legal officer, Audit Committee (or other committee of the Company Board designated for the purpose) or the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

          (viii)  The consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present, or, in the case of consolidated financial statements included in or incorporated by reference into Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated statements of operations, comprehensive income, Company shareholders' equity and cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case in conformity with U.S. GAAP (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto.

          (g)    Liabilities.    There are no obligations or liabilities of the Company or any of its Subsidiaries (whether accrued, contingent or otherwise, and whether or not required to be disclosed), other than (i) obligations or liabilities to the extent disclosed, reflected or reserved against in the consolidated balance sheet of the Company for the quarterly period ended September 30, 2019 (or any notes thereto); (ii) obligations or liabilities incurred in the ordinary course of business since September 30, 2019; (iii) executory obligations arising from any Contract entered into in the ordinary course of business (none of which results from or was caused by a breach of any such Contract); or (iv) obligations or liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (h)    Absence of Certain Changes.

              (i)  Since December 31, 2018, (A) the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice and (B) with respect to each of the Company Production Breweries, there has not been any material damage, destruction or other casualty loss with respect to any material property or asset owned or leased by the Company or any of its Subsidiaries (including any Real Property), whether or not covered by insurance and (C) neither the Company nor any of its Subsidiaries has taken, or agreed, committed, arranged, authorized or entered into any other binding arrangement to take, any action that, if taken on or after the date of this Agreement, would (without Parent's prior written consent) have constituted a breach of any of the covenants set forth in Sections 6.1(b)(ii), 6.1(b)(iii), or 6.1(b)(x). As used in this Agreement, the term "Company Production Breweries" means the Company-owned brewery and restaurant located at 74-5612 Pawai Place in Kailua-Kona, Hawaii, the Company-owned production brewery located at 924 N. Russell Street in Portland, Oregon and the Company-owned production brewery located at 1 CBA Way in Portsmouth, New Hampshire.

             (ii)  Since December 31, 2018, there has not been any change, effect, occurrence, circumstance, event, fact or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (i)    [Reserved].

          (j)    Litigation.    As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings (each, an "Action") before any Governmental Authority to which the Company or any of its Subsidiaries is a party or any Action by any Governmental Authority against or involving the Company or its Subsidiaries, in each case that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, none of the Company or any Subsidiary is subject to any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority (each, an "Order"), except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (k)    Suppliers.    Section 5.1(k) of the Company Disclosure Schedule sets forth a true, correct and complete list of the top ten suppliers of the Company and its Subsidiaries determined on the basis of the actual amounts paid for goods and services by the Company and its Subsidiaries, taken as a whole, during the 12 months ended September 30, 2019 (each, a "Top Supplier").

          (l)    Employee Benefits.

              (i)  Section 5.1(l)(i) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all material Benefit Plans. For purposes of this Agreement, "Benefit Plans" means all benefit and compensation plans, programs, practices, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees"), current or former directors of the Company, and current or former consultants of the Company and its Subsidiaries who are natural persons, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, the Stock Plans, and all other employment, consulting (to the extent related to a natural person), retirement, supplemental retirement, termination or change in control agreements, supplemental retirement, profit sharing, deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock-based incentive, bonus, insurance, medical, welfare, fringe or other plans, contracts, policies or arrangements providing for benefits or remuneration of any kind.

             (ii)  With respect to each material Benefit Plan, the Company has provided or made available to Parent, to the extent applicable, true and complete copies of (1) the plan document (or, if such Benefit Plan is not in writing, a written description of the material terms thereof) and all material amendments thereto, (2) the summary plan description, (3) any related trust agreements, insurance contracts or other funding arrangements, (4) the most recent audited financial statements and actuarial or other valuation report prepared with respect thereto, (5) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect thereto, (6) the most recently received IRS determination letter or opinion letter (as to qualified plan status) and (7) any material correspondence to or from any Governmental Authority received in the last three years with respect thereto.

            (iii)  (A) Each Benefit Plan has been established and operated in compliance in all material respects with its terms and with ERISA, the Code and other applicable Laws; (B) each Benefit Plan subject to ERISA (an "ERISA Plan") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such favorable determination or opinion letter within the applicable remedial amendment period under Section 401(b) of the Code, and there are no circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code; and (C) with respect to any ERISA Plan, neither the Company nor a Subsidiary has engaged in a transaction in connection with which the Company or a Subsidiary reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material to the Company and its Subsidiaries.

            (iv)  Except as has not, and would not, result in a material liability to the Company and its Subsidiaries, (A) all contributions or other amounts payable by the Company or any Subsidiary with respect to each Benefit Plan for current or prior plan years have been paid or accrued in accordance with U.S. GAAP on the Company Reports, and (B) there are no pending or, to the Knowledge of the Company, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Authority by, on behalf of or against any Benefit Plan or any trust related thereto, other than routine claims for benefits.

             (v)  Neither the Company nor any ERISA Affiliate has participated in or contributed to, or been obligated to contribute to or incurred any liability under, any "multiemployer plan" within the meaning of Section 3(37) of ERISA or any plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, in each case in the last six years. No Benefit Plan is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA). For purposes of this Agreement, "ERISA Affiliate" means any entity (whether or not incorporated) that is considered one employer with the Company or any of its Subsidiaries under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

            (vi)  Neither the Company nor any Subsidiary has any obligations for retiree or post-employment health and life benefits under any ERISA Plan or collective bargaining agreement, other than coverage mandated by applicable Law or subsidized coverage under the Consolidated Omnibus Budget Reduction Act of 1985 that extends for a period of more than 18 months following employment.

           (vii)  Neither the execution of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Merger and any other transaction contemplated by this Agreement would reasonably be expected to, whether alone or in combination with another event, (A) entitle any Employees to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any material payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation or liability pursuant to any of the Benefit Plans, (C) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent and its Subsidiaries to merge, amend or terminate any of the Benefit Plans or (D) result in payments under any of the Benefit Plans that would not be deductible under Section 280G of the Code.

          (viii)  Neither the Company nor any Subsidiary has any obligation to provide, and no Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

            (ix)  No Benefit Plan is maintained outside the jurisdiction of the United States or covers any Employees or other service providers of the Company or any of its Subsidiaries who reside or work outside of the United States.

             (x)  Section 5.1(l)(x) of the Company Disclosure Schedule sets forth a true, correct and complete listing of all outstanding Company Equity Awards as of November 8, 2019, setting forth the holder, the number of Shares subject to each such Company Equity Award, the number of vested and unvested awards, and the exercise price, if applicable, with respect to each Company Equity Award.

          (m)    Compliance with Laws; Permits.

            (i)    Compliance with Laws.

              (A)  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) since December 31, 2017, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with applicable federal, state, local, territorial, provincial, municipal, regional, foreign or supranational laws, statutes, codes, treaties and ordinances, common law, and any rules, regulations, standards, Orders, arbitration awards and agency requirements of any Governmental Authority (collectively, "Laws"), (B) as of the date of this Agreement, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened and (C) as of the date of this Agreement, the Company has not received any written notice or other written communication from any Governmental Authority of any noncompliance with Laws that has not been cured as of the date of this Agreement.

              (B)  To the Knowledge of the Company, the Company, its Subsidiaries and their respective owners, directors, employees (including officers) and agents are in compliance with and, within the prior five-year period, have complied with the U.S. Foreign Corrupt Practices Act of 1977 and all applicable anti-bribery, anti-corruption, anti-money-laundering and similar Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business, in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries or the Company or any of its Subsidiaries are otherwise subject.

              (C)  Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) or rules of the SEC, since December 31, 2017, neither the Company nor any of its Affiliates has made, arranged or modified (in any material respect) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

            (ii)    Permits.    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries hold all licenses, permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) issued or granted by any Governmental Authority (the "Permits") necessary for the Company and its Subsidiaries to own, lease and operate their properties or other assets and to conduct their businesses in the manner in which their businesses are presently conducted, (B) all such Permits are valid and in full force and effect, (C) the Company and its Subsidiaries are in compliance with such Permits and (D) as of the date of this Agreement, (1) neither the Company nor any of its Subsidiaries has received any written notice or other written communication from a Governmental Authority asserting any non-compliance with any such Permits by the Company or any of its Subsidiaries that has not been cured as of the date of this Agreement and (2) there is not pending, to the Company's Knowledge, or threatened any administrative or judicial proceeding that would reasonably be expected to result in any suspension, adverse modification, revocation or cancellation of any of the Permits.

          (n)    Material Contracts.

              (i)  Except for (x) Contracts (including all amendments and modifications thereto) as set forth in Section 5.1(n)(i) of the Company Disclosure Schedule or (y) any Benefit Plan, as of the date of this Agreement, neither the Company nor any Subsidiary is party to or bound by any Contract (a Contract described by clauses (A) through (O) of this Section 5.1(n)(i), being hereinafter referred to as a "Material Contract"):

              (A)  that is reasonably expected to require annual payments to or from the Company and its Subsidiaries of more than $10 million;

              (B)  that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

              (C)  that contains any noncompete, nonsolicit or exclusivity provisions to which the Company or any of its Subsidiaries is subject that would, after the Effective Time, restrict the ability of Parent or any of its Subsidiaries (other than Cork or any of its Subsidiaries) to compete in any line of business or geographic area of at least five square miles;

              (D)  with a Top Supplier;

              (E)  that, to the Knowledge of the Company, is material to the Specific Business and is not otherwise included in the definition of Material Contract;

              (F)  that provides for or relates to the formation, creation, operation, management or control of any partnership, limited liability company, joint venture, collaboration or similar arrangement (in each case, other than with respect to wholly owned Subsidiaries of the Company);

              (G)  that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing Indebtedness of any Person in excess of $1 million except for (x) any Contract solely among or between the Company and any of its wholly owned Subsidiaries or (y) any surety or performance bond, letter of credit or similar Contract entered into in the ordinary course of business;

              (H)  that includes a minimum purchase, "earnout" or other contingent, deferred or fixed payment obligation of the Company and its Subsidiaries that is material to the Company or any of its Subsidiaries, taken as a whole;

              (I)   that is a Real Property Lease requiring an annual payment in excess of $100,000;

              (J)   pursuant to which (x) any license, covenant not to sue, or other right is granted under any material Intellectual Property Rights exclusively owned by the Company or any of its Subsidiaries, (y) any Person has granted any license, covenant not to sue, or other right under any Intellectual Property Rights to the Company or any of its Subsidiaries, in each case, that is material to their respective businesses, other than (1) non-exclusive licenses for off-the-shelf software that have been granted on standardized, generally available terms, and (2) non-exclusive licenses granted in the ordinary course of business;

              (K)  that relates to any settlement of any Action in an amount in excess of $50,000 in the aggregate since December 31, 2017, other than claims defended and settled by insurance companies;

              (L)  that relates to the direct or indirect acquisition or disposition of any corporation, partnership or other business organization or the assets thereof (whether by merger, sale of stock, sale of assets or otherwise) in each case with a fair market value or purchase price in excess of $500,000 entered into since December 31, 2015;

              (M) that contains a put, call, right of first refusal, right of first offer or similar right or obligation or any other obligation pursuant to which the Company or any of its Subsidiaries could be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business reasonably expected to result in payments with a value in excess of $500,000 in any 12 month period;

              (N)  that contains a currently effective standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or any of its Affiliates; and

              (O)  that prohibits the payment of dividends or distributions in respect of the capital stock, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries, the pledging of the capital stock, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries or the incurrence of Indebtedness by the Company or any of its Subsidiaries.

             (ii)  The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of all written Material Contracts required to be identified in Section 5.1(n)(i) of the Company Disclosure Schedule, including all amendments thereto, as in effect as of the date of this Agreement.

            (iii)  As of the date of this Agreement, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is a valid and binding agreement of the Company or any of its Subsidiaries party thereto, enforceable against the Company or any of its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, and is in full force and effect, subject in each case to the Bankruptcy and Equity Exception (and subject to the termination or expiration of any such Material Contract after the date of this Agreement in accordance with its terms, other than as a result of any breach or default by the Company or any of its Subsidiaries). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, as of the date of this Agreement, no other party thereto, is (or with or without notice or lapse of time would be) in default or breach under the terms of any such Material Contract and no event has occurred (with respect to defaults or breaches by any other party thereto, to the Knowledge of the Company, as of the date of this Agreement) that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to accelerate the maturity or performance of any Material Contract or (C) give any Person the right to cancel, terminate or modify in a manner adverse to the Company any Material Contract.

            (iv)  For the purposes of this Agreement, (A) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a second Person, provided that (x) Parent and its Affiliates shall not be deemed to be Affiliates of the Company and Subsidiaries of the Company and (y) the Company and Subsidiaries of the Company shall not be deemed to be Affiliates of Parent and its Affiliates, in each case, for any purpose hereunder; and (B) "Indebtedness" shall mean, with respect to any Person, without duplication, as of the date of determination, (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of "holdback" or similar payment, but excluding obligations of such Person incurred in the ordinary course of business), (iv) all lease obligations of such Person capitalized on the books and records of such Person, (v) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby have been assumed, (vi) net cash payment obligations of such Person under interest rate, currency, commodity or other derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (vii) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and (viii) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person other than a wholly owned Subsidiary of such Person; provided, however, that "Indebtedness" shall not include intercompany indebtedness, obligations, liabilities or undertakings (including any guarantees or arrangements having the economic effect of a guarantee) solely between or among Parent and any of its wholly owned Subsidiaries or solely between or among the Company and any of its wholly owned Subsidiaries (as applicable).

          (o)    Real Property.

            (i)    Title to Real Property; Liens.

              (A)  Leased Real Property.    Set forth on Section 5.1(o)(i)(A) of the Company Disclosure Schedule is a true, correct and complete list of all Real Property Leases. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) the Company or its applicable Subsidiary has a valid leasehold interest in all Leased Real Property, free and clear of all Liens, except Permitted Liens; (2) there exists no breach or violation of, or default or event of default under, any of the Real Property Leases (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable) or, to the Knowledge of the Company, as of the date of this Agreement, any other party; (3) the Company or its applicable Subsidiary has not (x) subleased, licensed, or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof or (y) collaterally assigned or granted any other security interests in any Real Property Lease or any interest therein; (4) there are no written or oral subleases, concessions, licenses, occupancy agreements or other Contracts or arrangements with respect to the Real Property Leases granting to any Person other than the Company or its Subsidiaries the right to use or occupy any such property; and (5) there are no Liens on the estate or interests created by any such Real Property Lease, except Permitted Liens.

              (B)  Owned Real Property.    Set forth on Section 5.1(o)(i)(B) of the Company Disclosure Schedule is a true, correct and complete list of all land, buildings and improvements and other real property owned by the Company or any of its Subsidiaries as of the date of this Agreement (the "Owned Real Property"). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (1) the Company or its applicable Subsidiary has good and valid title to all the Owned Real Property, free and clear of all Liens, except Permitted Liens; (2) the Company or its applicable Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (3) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property, any portion thereof or any interest therein.

              (C)  Each of the Company Production Breweries has been maintained in accordance with normal industry practice, is in good operating condition and repair and is suitable for the purposes for which it is currently used, except as would not reasonably be expected to materially interfere with the business or operations of the Company and its Subsidiaries as currently conducted.

              (D)  For purposes of this Agreement:

        1.
        "Leased Real Property" shall mean the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

        2.
        "Lien" shall mean any mortgage, lien, pledge, charge, security interest, deed of trust, U.S. Uniform Commercial Code lien, right of first refusal, easement, or similar encumbrance in respect of any property or asset, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

        3.
        "Permitted Liens" shall mean: (I) Liens for current Taxes or assessments that are (x) not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP prior to the date of this Agreement; (II) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', workmen's, materialmen's or repairmen's liens or other like Liens arising or incurred in the ordinary course of business; (III) with respect to the Real Property, (x) zoning, building, subdivision or other similar requirements or restrictions and (y) Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the present use and operation of such property; (IV) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder that does not materially impair the use, occupancy or value of such Leased Real Property; (V) Liens securing payment, or any obligation, with respect to outstanding Indebtedness incurred in connection with the purchase of Owned Real Property so long as there is no event of default under such

          Indebtedness; (VI) pledges or deposits under workmen's compensation Laws, unemployment insurance Laws or similar legislation, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business; (VII) non-exclusive licenses and similar non-exclusive rights granted with respect to Intellectual Property Rights; (VIII) Liens, charges, fees or assessments for business parks, industrial parks or other similar organizations not yet due or delinquent; and (IX) Liens to the extent specifically disclosed on the most recent consolidated balance sheet of the Company included in the Company Reports as of the date of this Agreement (or any notes thereto).

        4.
        "Real Property" shall mean the Leased Real Property and the Owned Real Property.

        5.
        "Real Property Leases" shall mean the leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.

          (p)    Takeover Statutes.    Assuming the accuracy of the representations and warranties of Parent and Merger Sub made in Section 5.2(f) and that Parent beneficially owned voting shares entitled to cast votes comprising ten percent or more of the voting power of the Company prior to the time the Company had a class of voting shares registered with the SEC pursuant to Section 12 or 15 of the Exchange Act, no "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation, including Chapter 23B.19 of the WBCA (each, a "Takeover Statute") or any anti-takeover provision in the Company's articles of incorporation or bylaws is applicable to the Company, Parent, Merger Sub, the Shares, this Agreement, the Merger and any other transactions contemplated by this Agreement. There is no shareholder rights plan or "poison pill" antitakeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. The Company Board has taken all action irrevocably approving Parent, Merger Sub and their respective Affiliates and this Agreement, the Merger and any other transactions contemplated by this Agreement for purposes of Chapter 23B.19 of the WBCA, and irrevocably exempting such Persons, agreements and transactions from, and electing for the Company, Parent, Merger Sub and their respective Affiliates not to be subject to, any "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover Laws, including Chapter 23B.19 of the WBCA.

          (q)    Environmental Matters.

              (i)  Each of the Company and its Subsidiaries is, and since December 31, 2018 has been, in compliance with all applicable Environmental Laws, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Laws for the operation of the business as presently conducted other than an has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, the Company and its Subsidiaries have not received any written claim, notice of violation or citation since December 31, 2018 concerning any violation or alleged violation of any applicable Environmental Law or any release of any Hazardous

    Substance during the past three years except for matters that have been resolved, are no longer outstanding or as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. And as of the date of this Agreement, there are no legal actions, suits or proceedings pending or threatened concerning compliance by the Company or any of its Subsidiaries with any Environmental Law except for matters that have been resolved, are no longer outstanding or have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (ii)  With respect to each of the Company Production Breweries, (i) the Company and its Subsidiaries possess all material permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Laws for the operation of the business as presently conducted, and (ii) as of the date of this Agreement, the Company and its Subsidiaries have not received any written claim, notice of violation or citation since December 31, 2018 from any Governmental Authority concerning any material violation or alleged violation of any applicable Environmental Law or any material release of any Hazardous Substance during the past three years except for matters that have been resolved or are no longer outstanding.

            (iii)  As of the date of this Agreement, neither the Company nor any Subsidiary is subject to any Order with any Governmental Authority concerning liability or obligations under any Environmental Law. Notwithstanding any other representation or warranty in this Section 5.1 (other than the representations and warranties made in Section 5.1(f) and Section 5.1(h)(ii)), the representations and warranties contained in this Section 5.1(q) constitute the sole representations and warranties of Company relating to any Environmental Law (other than the representations and warranties made in Section 5.1(f) and Section 5.1(h)(ii)). As used in this Agreement, (i) the term "Environmental Law" means any Law relating to the protection of the environment or human health and safety as it relates to any Hazardous Substance and (ii) the term "Hazardous Substance" means any material that is presently listed, regulated, classified or defined as hazardous, toxic or as a pollutant under any Environmental Law, including, without limitation, any petroleum compounds, asbestos, or polychlorinated biphenyls.

          (r)    Taxes.    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

              (i)  The Company and each of its Subsidiaries (A) have duly and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Tax authority, and all such filed Tax Returns are true, correct and complete, (B) have paid all Taxes that are required to be paid (whether or not shown on any Tax Returns), and (C) have complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes and related information reporting and record retention requirements with respect to amounts owing to or from any employee, shareholder, creditor, independent contractor, customer or other third party.

             (ii)  Neither the Company nor any Subsidiary has executed any waiver of any statute of limitations with respect to any Tax Return or any Taxes, or agreed to any extension of time with respect to the assessment, deficiency, or collection of any Tax, in each case, that is currently effective, or has made any request in writing for any such waiver or extension.

            (iii)  There are no Tax Liens upon any property or assets of the Company or any of its Subsidiaries except (A) Liens for current Taxes not yet due and payable and (B) Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with U.S. GAAP.

            (iv)  No deficiency for any amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or unresolved in whole or in part.

             (v)  There are no pending or threatened in writing any audits, suits, claims, examinations, investigations, or other proceedings in respect of Taxes or Tax matters of the Company and its Subsidiaries or the properties or assets of the Company and its Subsidiaries.

            (vi)  Neither the Company nor any of its Subsidiaries has been informed in writing by any Tax authority that the Company or any of its Subsidiaries was required to file any Tax Return of any particular type that the Company or such Subsidiary did not file.

           (vii)  Neither the Company nor any Subsidiary (A) has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is or was the Company or any of its Subsidiaries); (B) has any obligation or liability for the payment of any Tax imposed on any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of state, local or foreign Tax Law; (C) has transferee, successor or contractual liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) by operation of applicable Law (other than pursuant to a contract described in Section 5.1(r)(vii)(D)(1) or (D)(2)); or (D) is a party to any Tax sharing, allocation or indemnification agreement or arrangement other than any (1) agreement or arrangement solely among the Company and its Subsidiaries, or (2) customary gross-up and indemnification provisions in credit agreements, derivatives, leases, supply agreements or other commercial agreements entered into in the ordinary course of business and not primarily related to Taxes.

          (viii)  In the last two years, neither the Company nor any Subsidiary has been either a "distributing corporation" or a "controlled corporation" in a transaction purported or intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local or foreign Law).

            (ix)  There are no adjustments under Section 481 of the Code (or any analogous or similar provision of state, local or foreign Tax Law) that are required to be taken into account by the Company or any of its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

             (x)  Neither the Company nor any Subsidiary has "participated" in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law).

            (xi)  The accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the financial statements included in the Company Reports filed prior to the date of this Agreement are adequate in accordance with U.S. GAAP.

           (xii)  The Company has made available to Parent true, correct and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the three-year period prior to the date of this Agreement.

          (xiii)  Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax authority, any prepaid amount received on or prior to the

    Closing Date, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of Tax Law), or any election pursuant to Section 108(i) or Section 965(h) of the Code (or any similar provision of Law) made with respect to any taxable period ending on or prior to the Closing Date

            As used in this Agreement, (A) the term "Tax" or "Taxes" means all federal, state, local and foreign income, windfall, other profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, transfer, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties, imposts, fees, levies or assessments of any nature whatsoever imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term "Tax Return" means all returns and reports, elections, declarations, disclosures, schedules, estimates, information returns, claims for refunds, supporting material, information returns and similar filings supplied or required to be supplied to a Tax authority relating to Taxes, and any attachments thereto and any amendments or supplements thereof.

          (s)    Labor Matters.

              (i)  Neither the Company nor any Subsidiary is party to or otherwise bound by any collective bargaining agreement or other agreement with, a labor union, works council, public labor authority, or like organization and there is not any pending or, to the Company's Knowledge, threatened labor representation request with respect to any employee of the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, there are no labor union or works council organizing activities with respect to employees of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no strikes, slowdowns, work stoppages or lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.

             (ii)  The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor and employment, including fair employment practices (including equal employment opportunity Laws), classification (whether as an employee or independent contractor or exempt or non-exempt employee), terms and conditions of employment, workers' compensation, occupational safety and health, wages and hours, shifts organization, and overtime.

          (t)    Intellectual Property.    Section 5.1(t) of the Company Disclosure Schedule sets forth a complete and correct list of all Registered Intellectual Property owned by the Company or any of its, indicating for each item the record owner, registration or application number, the registration or application date and the applicable filing jurisdiction. Except as has not been, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

              (i)  The Company and its Subsidiaries own or have sufficient and valid rights to use all Intellectual Property Rights used in the conduct of their respective businesses as currently conducted.

             (ii)  All Intellectual Property Rights owned by the Company or any of its Subsidiaries are exclusively owned by the Company or a Subsidiary thereof, as applicable, free and clear of all Liens other than Permitted Liens, and to the extent issued or registered, all such Registered Intellectual Property included therein is subsisting and, to the Company's Knowledge, valid and enforceable.

            (iii)  To the Knowledge of the Company, the Company and its Subsidiaries have not since the Applicable Date infringed, misappropriated or otherwise violated, and does not currently infringe, misappropriate or otherwise violate, the Intellectual Property Rights of any third party. Since Applicable Date, to the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or currently infringes, misappropriates or otherwise violates any Intellectual Property Rights owned by the Company or any of its Subsidiaries.

            For purposes of this Agreement, the following terms have the following meanings:

            "Intellectual Property Rights" means any or all of the following in the world: (A) patents (including design patents) and utility models of any kind, patent applications, including provisional applications, statutory invention registrations, inventions, discoveries and invention disclosures (whether or not patented), and all related continuations, continuations-in-part, divisions, reissues, re-examinations, substitutions, and extensions thereof, (B) rights in trademarks, service marks, trade names, corporate names, service names, symbols, logos, brands, trade dress, packaging design, slogans, Internet domain names, uniform resource locators, and other similar identifiers of origin, in each case whether or not registered, and any and all common law rights thereto, and registrations and applications for registration thereof and any goodwill associated therewith, (C) published and unpublished works of authorship whether or not registered or sought to be registered, copyrights in and to the foregoing, together with all common law rights therein, and any applications and registrations therefor and (D) trade secrets and any intellectual property or proprietary rights in or to any know-how or confidential information (collectively, "Trade Secrets"); and (E) any other similar proprietary or intellectual property rights.

            "Registered Intellectual Property" means all Intellectual Property Rights owned by the Company or any of its Subsidiaries and issued by, registered with, renewed by or the subject of a pending application before any Internet domain name registrar or Governmental Authority.

          (u)    International Presence.    The Company and its Subsidiaries do not have any assets, Owned Real Property or employees located or employed (as applicable) outside of the United States.

          (v)    Specific Business.    With respect to the business of the Company in Hawaii of developing, manufacturing, distributing and selling the beverages distributed by the Company using the trademark, copyrights, domain names, know-how or other intellectual property related to the Kona brand in Hawaii and the operations related to such business in Hawaii (the "Specific Business"), except as would not reasonably be expected to be material to the Specific Business:

              (i)  since December 31, 2018, the Company and its Subsidiaries have conducted the Specific Business in all material respects in the ordinary course of business consistent with past practice;

             (ii)  since December 31, 2018, there has not been any material damage, destruction or other casualty loss with respect to any material property or asset owned or leased by the Company or any of its Subsidiaries (including any Real Property) in connection with the Specific Business, whether or not covered by insurance;

            (iii)  since December 31, 2018, neither the Company nor any of its Subsidiaries has agreed, committed, or entered into any understanding with respect to (1) the sale or consolidation of the Specific Business with any other Person, or restructuring, reorganization or complete or partial liquidation of the Specific Business or (2) any restrictions on the assets, operations or business of the Specific Business that would materially and adversely impair the operation of the Specific Business as currently conducted;

            (iv)  (A) the Company and its Subsidiaries own or have sufficient and valid rights to use all Registered Intellectual Property used in the conduct of the Specific Business as currently conducted and (B) all such Registered Intellectual Property are free and clear of all Liens other than Permitted Liens (other than non-exclusive licenses);

             (v)  as of the date of this Agreement, the Company reasonably anticipates that the construction of Kona Brewery will be operational in compliance with applicable Law by March 31, 2020; and

            (vi)  since December 31, 2018, the Specific Business has been conducted in compliance with applicable Laws, and, as of the date of this Agreement, no investigation or review by any Governmental Authority with respect to the Specific Business is pending or, to the Knowledge of the Company, threatened, and the Company has not received any written notice or other communication from any Governmental Authority of any noncompliance with any applicable Laws with respect to the Specific Business that has not been cured as of the date of this Agreement.

          (w)    Insurance.    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers' compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies ("Insurance Policies") maintained by the Company or any of its Subsidiaries are with reputable insurance carriers and provide full and adequate coverage for all customary risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount substantially equivalent to those carried by companies of a comparable size in the industries in which the Company and its Subsidiaries operate. Each Insurance Policy maintained by or on behalf of the Company as of the date of this Agreement is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any Subsidiary has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (x)    Related Party Transactions.    Since December 31, 2017, there have not been any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings, nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company Reports filed as of the date of this Agreement.

          (y)    Fairness Opinion.    The Special Committee has received the oral opinion (to be confirmed by delivery of a written opinion) of Goldman Sachs & Co. LLC, substantially to the effect that, as of the date of such written opinion and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be paid to the Stockholders of the Company (other than Parent and its Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution and delivery of this Agreement by all Parties, deliver a copy of such written opinion to Parent solely for information purposes, it being understood and agreed that such opinion is for the benefit of the Special Committee and Company Board and may not be relied upon by Parent or Merger Sub.

          (z)    Brokers and Finders.    Except for the Company's obligations to Goldman Sachs & Co. LLC, whose fees and expenses will be paid by the Company, neither the Company nor any of its Subsidiaries nor any of their respective directors or employees (excluding any officers) has employed any broker, investment banker or financial advisor or has incurred any obligation or liability for any brokerage fees, commissions or finders fees in connection with the Merger and any other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary of the Company.

          (aa)    No Other Representations or Warranties; Non-Reliance.    Except for the representations and warranties contained in Section 5.2, the Company agrees and acknowledges that neither Parent nor any Person on behalf of Parent makes any other express or implied representation or warranty with respect to Parent or any of its Subsidiaries or with respect to any other information provided or made available to the Company in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and Parent shall not have any liability to the Company resulting from the Company's reliance on any such information.

        5.2.    Representations and Warranties of Parent and Merger Sub.     Except as set forth in any reports, forms, proxy statements, registration statements and other statements, certifications and documents required to be filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by Parent or an Affiliate of Parent (including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto) filed by Parent or an Affiliate of Parent with the SEC since December 31, 2018 and publicly available prior to the date of this Agreement (but excluding, in each case, any Excluded Disclosure), Parent and Merger Sub each hereby represent and warrant to the Company that:

          (a)    Organization, Good Standing and Qualification.    (i) Parent is a limited liability company duly incorporated and in good standing under the Laws of the State of Delaware, (ii) Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Washington, (iii) each of Parent and Merger Sub has all requisite corporate or similar entity power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iv) each of Parent and Merger Sub is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business require such qualification, in the case of each of clauses (iii) and (iv), except as does not and would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair the ability of Parent or Merger Sub, as applicable, to consummate the Merger and any other transactions contemplated by this Agreement.

          (b)    Corporate Authority.    No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Merger and any other transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate or similar entity action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement, subject only to the adoption of this Agreement by the sole stockholder of Merger Sub, which such approval shall occur immediately following the execution of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (c)    Governmental Filings; No Violations.

              (i)  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) the filing of the Washington Articles of Merger with the Washington Secretary of State, (B) compliance with any applicable requirements of the HSR Act, (C) compliance with any applicable requirements of any other Antitrust Laws, (D) compliance with any applicable requirements of the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (E) compliance with any applicable stock exchange rules, and (F) where the failure to take such actions or obtain such authorization would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.

             (ii)  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated in this Agreement do not and will not (A) assuming compliance with the matters referred to in Section 5.2(c)(i), conflict with or result in any violation or breach of any provision of the organizational documents of Parent, Merger Sub or any of their respective Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.2(c)(i) , conflict with or result in a violation or breach of any applicable Law or (C) assuming compliance with the matters referred to in Section 5.2(c)(i), require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, acceleration of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries are entitled, under any Contract binding upon Parent, Merger Sub or any of their respective Subsidiaries, or to which any of their respective properties, rights or other assets are subject, or any Permit necessary to conduct the business of Parent, Merger Sub or any of their Subsidiaries as currently conducted, except in the case of clauses (B) and (C) above, any such violation, breach or conflict that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.

          (d)    Litigation.    As of the date of this Agreement, there are no pending or, to the knowledge of Parent, threatened Actions against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.

          (e)    Sufficiency of Funds.    Parent and Merger Sub have, and will have as of the Effective Time, available to them cash and other sources of immediately available funds sufficient to pay the aggregate Merger Consideration and all other cash amounts payable in connection with the Closing pursuant to this Agreement. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger and any other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

          (f)    Ownership of Merger Sub; No Prior Activities.    The authorized capital stock of Merger Sub consists solely of 10,000 shares of common stock, without par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, business activities, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and any other transactions contemplated by this Agreement.

          (g)    Brokers and Finders.    Except for any Person whose fees and expenses will be paid by Parent, neither Parent nor Merger Sub has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees for which the Company would be responsible in connection with the Merger and any other transactions contemplated by this Agreement.

          (h)    No Other Representations or Warranties; Non-Reliance.    Except for the representations and warranties contained in Section 5.1, Parent and Merger Sub agree and acknowledge that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and the Company shall not have any liability to Parent or Merger Sub resulting from Parent or Merger Sub's reliance on any such information.

ARTICLE VI

Covenants

        6.1.    Interim Operations.

          (a)   Except as otherwise (i) required by this Agreement, (ii) required by applicable Law, (iii) approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (iv) set forth on Section 6.1(a) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will, and will cause its Subsidiaries to, use its and their reasonable best efforts to conduct their businesses in the ordinary course of business consistent with past practice and, to the extent consistent therewith, the Company shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to preserve their business organizations intact and to maintain existing significant business relationships (including customers and suppliers, but excluding Parent and its Affiliates) and relationships with Governmental Authorities; provided that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 6.1(b).

          (b)   Except as otherwise (w) required by this Agreement, (x) required by applicable Law, (y) approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (z) set forth on Section 6.1(b) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will not, and will cause its Subsidiaries not to:

              (i)  (A) adopt, propose or submit to shareholder approval any change in the articles of incorporation or bylaws of the Company or (B) adopt or propose any change in the comparable organizational document of any Subsidiary of the Company;

             (ii)  (A) merge or consolidate the Company or any of its Subsidiaries with any other Person, or (B) restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing, individually or in the aggregate, any changes or restrictions on the assets, operations or business of the Company or any of its Subsidiaries;

            (iii)  (A) acquire (including by merger, consolidation or acquisition of equity interests or assets or any other business combination) (x) any corporation, partnership or other business organization or (y) any assets outside of the ordinary course of business consistent with past practice from any other Person in any transaction or series of related transactions or (B) make any loans, advances or capital contributions to any Person, other than, in the case of clause (A) and (B), for consideration in excess of $1 million in the aggregate, and, in the case of clause (B), other than (1) to the Company or any of its wholly owned Subsidiaries, (2) extensions of credit terms to customers outside the United States in the ordinary course of business consistent with past practice and (3) loans or advances made by the Company or any of its Subsidiaries to employees in the ordinary course of business consistent with the terms set forth in Section 6.1(b)(iii) of the Company Disclosure Schedule;

            (iv)  issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Lien against, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of capital stock of the Company or any of its Subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (A) any such transaction among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries, (B) any issuance, sale, grant or transfer of Shares pursuant to exercise or settlement of Company Equity Awards outstanding as of the date of this Agreement or granted after the date of this Agreement not in violation with this Agreement, in each case, in accordance with their terms or (C) the grant of Company Equity Awards required to be granted by any Company Benefit Plan as in effect on the date hereof;

             (v)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock (except for dividends or other distributions paid by any wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company);

            (vi)  reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (except for (A) any such transaction by a wholly owned Subsidiary of the Company and (B) acquisitions of Shares in satisfaction of withholding obligations in respect of Company Equity Awards), or payment of the exercise price in respect of Company Options, in each case, outstanding as of the date of this Agreement pursuant to its terms or granted thereafter not in violation of this Agreement;

           (vii)  create, incur, assume, guarantee, endorse, suffer to exist or otherwise be liable with respect to any Indebtedness for borrowed money or guarantees of the same or any other

    Indebtedness incurred outside the ordinary course of business not consistent with past practice, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for (A) borrowings in the ordinary course of business under the Company's credit facilities as in effect on the date hereof or under facilities that replace or refinance such existing credit facilities (provided that such facilities (x) can be repaid on the Closing Date in connection with the Closing without premium or penalty, (y) do not increase the aggregate amount of the commitments thereunder relative to the facilities so replaced or refinanced, and (z) are on terms substantially consistent with or more favorable to the Company than the facilities so replaced or refinanced), (B) guarantees by the Company of the obligations of its Subsidiaries incurred in the ordinary course of business consistent with past practice, and (C) Indebtedness for borrowed money incurred for expenditures permitted by any other provision of this Section 6.1(b) and associated schedules of the Company Disclosure Schedule;

          (viii)  other than in accordance with the Company's capital expenditure budget set forth on Section 6.1(b)(viii) of the Company Disclosure Schedule or as required to comply with Section 6.1(b)(xvi), incur or commit to any capital expenditure or expenditures, except capital expenditures of less than $500,000 in the aggregate;

            (ix)  other than in the ordinary course of business or in connection with any matter to the extent such matter is permitted by any other clause of this Section 6.1(b), (A) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement or (B) amend, modify in any material respect, assign or terminate any Material Contract (other than expirations of any such Contract in accordance with its terms) or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder;

             (x)  make any material changes with respect to financial accounting policies or procedures, except as required by Law, proposed Law or by U.S. GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or by any Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);

            (xi)  settle any action, suit, claim, hearing, arbitration, investigation or other proceedings for an amount in excess of $100,000 in the aggregate per annum (after taking into account insurance coverage maintained by the Company or its Subsidiaries) or which would reasonably be expected to (A) prevent, materially delay or materially impair the consummation of the Merger or any other transactions contemplated by this Agreement, (B) result in the Company or any of its Subsidiaries being subject to any criminal liability, equitable relief or admission of wrongdoing;

           (xii)  (A) make, change or revoke any material Tax election, (B) file any material amended Tax Return, (C) adopt or change any accounting method or accounting period for Taxes, (D) settle or compromise any material Tax liability or any material assessment, claim, dispute, audit, examination or other proceeding in respect of Taxes, (E) surrender any claim for a material refund of Taxes, (F) request or consent to a waiver of the statute of limitations or extension of time with respect to any material Tax or Tax Return, or (G) enter into any closing agreement relating to Taxes;

          (xiii)  sell, lease, license, encumber (including by the grant of any option thereon), lapse, abandon or otherwise dispose of any material assets or property or Intellectual Property Rights except (A) pursuant to existing contracts or commitments, (B) other than with respect to Intellectual Property Rights, in the ordinary course of business consistent with past practice and in no event in an amount exceeding $100,000 individually or $500,000 in the aggregate,

    (C) with respect to Intellectual Property Rights, the grant of non-exclusive licenses in the ordinary course of business consistent with past practice or (D) dispositions of surplus, obsolete or worthless assets no longer useful to the operation of the Company or its Subsidiaries;

          (xiv)  except as required by Benefit Plans as in effect on the date hereof, (A) increase the compensation or benefits (including severance) payable or provided to the Company's directors or employees, (B) enter into any employment, change of control, severance or retention agreement with, or grant any incentive award to, any employee of the Company, (C) establish, adopt, enter into, amend or terminate any Benefit Plan or any arrangement that would have been a Benefit Plan had it been entered into prior to this Agreement, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, (E) hire any employee or engage any independent contractor (who is a natural person), or (F) enter into or amend or terminate any collective bargaining, labor union, works council or similar agreement;

           (xv)  make any material changes to the operation of the Specific Business other than (A) changes effected by the construction of the planned new brewing facilities at Lot 16 in Kailua-Kona (the "Kona Brewery") or (B) actions contemplated by the capital expenditure budget set forth on Section 6.1(b)(viii) of the Company Disclosure Schedule;

          (xvi)  fail to use commercially reasonable efforts to complete the construction of the Kona Brewery on the schedule set by the Company and made available to Parent prior to the date of this Agreement; provided, for the avoidance of doubt, that this Section 6.1(b)(xvi) shall not require the Company to make expenditures that would cause any overall cost of the Kona Brewery to exceed by a material amount the aggregate anticipated costs for the Kona Brewery;

         (xvii)  fail to comply with any obligations under the class action settlement agreement between Theodore Broomfield et al. and the Company, dated May 23, 2019, or fail to use reasonable best efforts to complete all actions required by such settlement agreement prior to the Closing; or

        (xviii)  agree, authorize or commit to do any of the foregoing.

          (c)   Parent agrees that neither it, and shall cause its Affiliates not to, acquire (including by merger, consolidation or acquisition of equity interests or assets or any other business combination) or make any investment in or enter into any joint venture with any corporation, partnership or other business organization engaged in the brewing and sale of alcohol malt beverages in the United States or any interest therein if such acquisition, investment or joint venture requires a filing under the HSR Act and would be reasonably expected to prevent, materially impair or materially delay satisfaction of the condition described in Section 7.1(b).

          (d)   Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        6.2.    Acquisition Proposals; Change of Recommendation.

          (a)    No Solicitation or Negotiation.    The Company agrees that, except as expressly permitted by this Section 6.2, neither it nor any of its Subsidiaries nor any of the employees (including any officers) and directors of it or its Subsidiaries shall, and that it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries' investment bankers, attorneys, accountants and other advisors or representatives (such investment bankers, attorneys, accountants and other advisors or representatives, along with employees (including any officers and directors thereof), collectively, "Representatives") not to, directly or indirectly:

              (i)  initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

             (ii)  engage in, continue or otherwise participate in any discussions or negotiations related to, or provide any nonpublic information or data to any Person or group (as defined under Section 13 of the Exchange Act) relating to, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 6.2 prohibit such discussions);

            (iii)  except as otherwise provided herein, approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle with respect to an Acquisition Proposal; or

            (iv)  otherwise facilitate knowingly any effort or attempt to make an Acquisition Proposal.

          (b)   Notwithstanding anything in this Section 6.2 to the contrary, but subject to the provisions of Section 6.2(g), prior to the time, but not after, the adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a shareholders' meeting duly called and held for such purpose, which majority includes a majority of the outstanding Shares beneficially owned by Unaffiliated Shareholders and not by Parent or any of its Affiliates (the "Company Shareholder Approval"), is obtained, in response to an unsolicited, bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a material breach of this Section 6.2, the Company may, or may authorize its Representatives to: (A) provide information in response to a request therefor by a Person or group (as defined under Section 13 of the Exchange Act) who has made a bona fide written Acquisition Proposal if the Company receives from such Person or group (as defined under Section 13 of the Exchange Act) so requesting such information an executed confidentiality agreement on customary terms and conditions relating to confidentiality, including, for the avoidance of doubt, provisions limiting the use of the confidential information to be provided thereunder; provided that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal; and promptly disclose (and, if applicable, provide copies of) any such information to Parent to the extent not previously disclosed or provided; (B) engage or participate in any discussions or negotiations with any Person or group (as defined under Section 13 of the Exchange Act) who has made such a bona fide written Acquisition Proposal; (C) after having complied with Section 6.2(e), authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal; or (D) after having complied with Section 6.2(e), effect a Change of Recommendation with respect to an Acquisition Proposal, if and only to the extent that, (x) prior to taking any action described in clause (A), (B) (C) or (D) above, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable Law, (y) in each such case referred to in clause (A) or (B) above, the Company Board, or any committee thereof, has determined in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (z) in the case referred to in clause (C) above, the Company Board or the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal. Anything in this Agreement to the contrary notwithstanding, the Company, directly or indirectly through one or more of its Representatives, may, prior to the receipt of the Company Shareholder Approval, seek clarification from (but not engage in negotiations with or provide non-public information to) any Person or group (as defined under Section 13 of the Exchange Act) that has made an Acquisition Proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Company Board or the Special Committee to make an informed determination under this Section 6.2.

          (c)    Definitions.    For purposes of this Agreement:

    "Acquisition Proposal" means any proposal, offer or indication of interest relating to (i) a merger, joint venture, partnership, exclusive license, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, plan of arrangement, business combination or similar transaction involving the Company or any of its Subsidiaries or assets, in each case, representing 25% or more of the consolidated net revenues, net income or total assets (including equity securities of the Subsidiaries of the Company) of the Company, (ii) any direct or indirect acquisition by any Person or group (as defined under Section 13 of the Exchange Act) resulting in, or proposal, offer or indication of interest to make an acquisition by any Person or group (as defined under Section 13 of the Exchange Act), which if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 25% or more of the total voting power of any class of equity securities of the Company, or those of any of its Subsidiaries or assets, in each case, representing 25% or more of the consolidated net revenues or total assets (including equity securities of its Subsidiaries or any other entity) of the Company, or (iii) any combination of the foregoing, in the case of each of clauses (i), (ii) and (iii) above, other than any proposal, offer, inquiry or indication of interest made by or on behalf of Parent or any of its Subsidiaries pursuant to this Agreement, the Merger and any other transactions contemplated by this Agreement.

    "Superior Proposal" means a bona fide written Acquisition Proposal (with references to 25% being deemed to be replaced with references to 50%) by a Person or group (as defined under Section 13 of the Exchange Act) (other than Parent or any of its Affiliates) that either the Company Board or the Special Committee determines, after consultation with its financial advisors and outside legal counsel and after taking into account such legal, financial, regulatory and other aspects of such proposal and the Person or group (as defined under Section 13 of the Exchange Act) making such proposal, as the Company Board or Special Committee deems relevant, to be more favorable to the Company's shareholders than the Merger and the other transactions contemplated by this Agreement.

          (d)    No Change in Recommendation or Alternative Acquisition Agreement.    Except as permitted by Section 6.2(e), the Company Board, including the Special Committee, shall not:

              (i)  withhold, withdraw, qualify or modify (in a manner adverse to Parent) (or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to Parent)) the Company Recommendation;

             (ii)  approve or recommend, or publicly declare advisable, any Acquisition Proposal;

            (iii)  fail to include the Company Recommendation in the Proxy Statement;

            (iv)  with respect to an Acquisition Proposal initiated through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act fail, within the earlier of three Business Days prior to the Company Shareholders Meeting (but only if such tender or exchange offer has been commenced prior to such date) and ten Business Days of such offer, to recommend against acceptance of such offer;

             (v)  except as expressly permitted by, and after compliance with, Section 6.2(e), approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar definitive agreement with respect to any Acquisition Proposal (other than a confidentiality agreement permitted by Section 6.2(b) relating to any Acquisition Proposal) (an "Alternative Acquisition Agreement," and any of the actions set forth in the foregoing clauses (i) through (iii), a "Change of Recommendation").

          (e)    Superior Proposal Termination; Changes of Recommendation.

              (i)  Anything in this Agreement to the contrary notwithstanding, prior to the receipt of the Company Shareholder Approval, in response to an, bona fide written Acquisition Proposal that did not arise from a breach of the obligations set forth in this Section 6.2, either the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Change of Recommendation or cause the Company to terminate this Agreement pursuant to Section 8.1(h), if, prior to taking such action, (A) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal and (B) the Company shall have given four Business Days' prior written notice to Parent that the Company has received such proposal, specifying the material terms and conditions of such proposal (including the consideration offered therein and the identity of the Person or group (as defined under Section 13 of the Exchange Act) making such proposal), and that the Company intends to take such action, and (x) after giving such notice and prior to effecting such Change of Recommendation or termination and (y) at the end of the four Business Day period, prior to taking action to effect a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(h) , the Company Board (acting on the recommendation of the Special Committee), or the Special Committee, as applicable, shall have taken into account any adjustments or revisions to this Agreement proposed by Parent in writing and any other information offered by Parent in response to such notice and has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal remains a Superior Proposal; provided that in the event of any change to the financial terms of, or any other material amendment or material modification to, any Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.2(e)(i) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.2(e)(i) shall be reduced to two Business Days; and

             (ii)  Anything in this Agreement to the contrary notwithstanding, prior to the receipt of the Company Shareholder Approval, in response to an Intervening Event (as defined below) that occurs or arises after the date of this Agreement, the Company Board (acting on the recommendation of the Special Committee) or Special Committee may effect a Change of Recommendation if, prior to taking such action, (A) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the Company's shareholders under applicable Law and (B) the Company shall have given four Business Days' prior written notice to Parent that the Company has determined that an Intervening Event has occurred or arisen (which notice will reasonably describe such Intervening Event) and that the Company intends to effect a Change of Recommendation, and after giving such notice and prior to effecting such Change of Recommendation, the Company negotiates (and causes its officers, employees, financial advisors and outside legal counsel to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of this Agreement as would permit the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, not to effect a Change of Recommendation in response thereto, and at the end of the four Business Day period, prior to taking action to effect a Change of Recommendation, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to such notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Change of Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with the fiduciary obligations owed by the Company Board to the Company's shareholders under applicable Law; provided that in the event of any material changes regarding any Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.2(e) with respect to such new written notice, except that the advance written notice obligation set forth in Section 6.2(e)(i) shall be reduced to three Business Days. "Intervening Event" means any material change, effect, event, occurrence or development that occurs or arises after the date of this Agreement that was not known or reasonably foreseeable by the Company Board or the Special Committee as of the date of this Agreement (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board or the Special Committee as of or prior to the date of this Agreement); provided, however, that in no event shall any of the following constitute or be deemed to contribute to an Intervening Event: (i) the receipt, existence or terms of an actual or possible Acquisition Proposal or any inquiry, indication of interest, proposal, offer, communications or matters relating thereto (or that could reasonably be expected to lead to an Acquisition Proposal or a Superior Proposal), (ii) any change, in and of itself, in the price or trading volume of the Shares (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), (iii) the fact that the Company exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition)or (iv) any event, fact, circumstance, development or occurrence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Parent or Merger Sub.

          (f)    Certain Permitted Disclosure.    Anything in this Agreement to the contrary notwithstanding, the Company, directly or indirectly through one or more of its Representatives, may, to the extent applicable, disclose to the Company's shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or make any "stop, look and listen" communication to the Company's shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition

  Proposal; provided, however, that nothing in this paragraph (f) shall be construed to permit the Company to effect any Change of Recommendation other than in accordance with Section 6.2(e).

          (g)    Notice.    The Company agrees that it will promptly (and, in any event, within the earlier of (i) 48 hours and (ii) one Business Day) notify Parent in writing if any proposals, indications of interest or offers with respect to Acquisition Proposal are received by, any information or data is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any proposal, indication of interest or offer (including the identity of the Person or group (as defined under Section 13 of the Exchange Act) making such proposal, indication of interest or offer and, if applicable, copies of any written request, proposal, offer, indication of interest or offer, including proposed agreements and any other written communications (but excluding, for the avoidance of doubt, drafts of agreements that do not constitute or form a part of the Acquisition Proposal or request or adjustments, revisions or amendments thereto), and thereafter the Company shall keep Parent informed, on a prompt basis (and, in any event, within 24 hours), of the status and terms of any such proposal, inquiry, indication of interest or offer (including any amendments and supplements thereto) and the status of any such discussions or negotiations.

          (h)    Existing Discussions.    The Company (i) acknowledges and agrees that as of the date of this Agreement, it has ceased and caused to be terminated any activities, solicitations, discussions and negotiations with any Person conducted prior to the date of this Agreement with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal and (ii) shall promptly (but in any event within 24 hours of the execution and delivery of this Agreement) deliver a written notice to each Person, if any, with whom the Company has entered into a confidentiality agreement in the 12 months prior to the date of this Agreement with respect to any such activities, solicitations, discussions and negotiations requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries and, if applicable, terminate any physical and electronic data or other diligence access previously granted to such Persons pursuant to any such confidentiality agreement.

        6.3.    Proxy Statement Filing; Schedule 13e-3; Information Supplied.

          (a)   The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement, but in any event within twenty Business Days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Shareholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement").

          (b)   The Company and Parent shall (and Parent shall cause its Affiliates to) cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the "Schedule 13e-3") relating to the transactions contemplated by this Agreement.

          (c)   The Company shall promptly notify Parent, and Parent shall promptly notify the Company, as applicable, of the receipt of all comments from the SEC with respect to the Proxy Statement or the Schedule 13e-3 and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to the other Party copies of all correspondence between such Party and/or any of its Representatives and the SEC with respect to the Proxy Statement or the Schedule 13e-3, as applicable, and provide the other Party, its outside legal counsel and its other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement or Schedule 13e-3, as applicable). The Company and

  Parent shall (and, in the case of the Schedule 13e-3, Parent shall cause its Affiliates to) use their respective reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement and the Schedule 13e-3 from the SEC, and the Company shall cause the definitive Proxy Statement and Schedule 13e-3 to be mailed to the shareholders of the Company as promptly as possible after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement and the Schedule 13e-3.

          (d)   The Company agrees, as to itself and its Subsidiaries, that the Proxy Statement and the Schedule 13e-3 will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company and Parent agree, as to themselves and their Affiliates, that the Schedule 13e-3 will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company, Parent and Merger Sub shall (and, in the case of the Schedule 13e-3, Parent shall cause its Affiliates to) ensure that none of the information supplied by it for inclusion in the Proxy Statement or Schedule 13e-3 will, at the date of mailing to shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent, its Affiliates or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or Schedule 13e-3 and Parent and Merger Sub assume no responsibility with respect to information not supplied in writing by or on behalf of Parent, its Affiliates or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or Schedule 13e-3. If at any time prior to the Company Shareholders Meeting, any information relating to the Company or Parent, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement or Schedule 13e-3, so that either the Proxy Statement or Schedule 13e-3 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification, as and to the extent required by applicable Law, (i) the Company shall promptly prepare (with the assistance of Parent as provided for in this Section 6.3) an amendment or supplement to the Proxy Statement, (ii) the Company and Parent shall (and Parent shall cause its Affiliates to) promptly prepare an amendment or supplement to the Schedule 13e-3 and/or (iii) the Company shall cause the Proxy Statement or Schedule 13e-3 as so amended or supplemented to be filed with the SEC and to be disseminated to its shareholders.

          (e)   The Company shall provide (i) Parent with a reasonable opportunity to review drafts of the Proxy Statement and any other documents related to the Company Shareholders Meeting prior to filing, furnishing or delivering such documents with or such communications to the applicable Governmental Authority and dissemination of such documents or communications to the Company's shareholders and (ii) consider in good faith all comments thereto reasonably proposed by Parent, its outside legal counsel and its other Representatives. The Company and Parent shall (and Parent shall cause its Affiliates to) (x) provide each other with a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (y) consider in good faith all comments thereto reasonably proposed by the other Party, its outside legal counsel and its other Representatives.

        6.4.    Company Shareholders Meeting.

          (a)   The Company will take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to convene a meeting of the holders of Shares (the "Company Shareholders Meeting") as promptly as reasonably practicable after clearance by the SEC staff of the Proxy Statement, to consider and vote upon the approval of this Agreement and to cause such vote to be taken, including, among other requirements of the WBCA, the appointment of one or more inspectors in accordance with Section 23B.07.035 of the WBCA and the preparation of a list of holders of Shares.

          (b)   The Company shall not postpone or adjourn such meeting, except with Parent's prior written consent or to the extent advised by counsel to be necessary to comply with Law; provided that (i) the Company may adjourn, recess, or postpone the Company Shareholders Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, as applicable, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or to obtain the Company Shareholder Approval and (ii) the Company may adjourn, recess, or postpone the Company Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders Meeting; provided that, in the case of each of the foregoing clauses (i) and (ii), unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten Business Days each. Subject to Section 6.2(e), the Company Board shall include the Company Recommendation in the Proxy Statement and shall use reasonable best efforts to obtain the Company Shareholder Approval.

          (c)   Company shall establish a record date for the Company Shareholders Meeting no later than the tenth day following the first Business Day after which the SEC staff advises that it has no further comments thereon or that the Company may file and commence mailing of the definitive Proxy Statement. Once the Company has established a record date for the Company Shareholders Meeting, the Company shall not change or establish a different record date for the Company Shareholders Meeting unless (i) required by applicable Law or (ii) with the prior written consent of Parent or (iii) reasonably related to the exercise by the Company of its right to adjourn, recess, or postpone the Company Shareholders Meeting pursuant to Section 6.4(b); provided that in the case of clause (iii), the Company shall establish a record date for the Company Shareholders Meeting no later than the tenth day following such decision to adjourn, recess, or postpone the Company Shareholders Meeting, except as required by applicable Law.

          (d)   The Company agrees (i) to provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (ii) to give written notice to Parent one day prior to the Company Shareholders Meeting indicating whether as of such date, sufficient proxies representing the Company Shareholder Approval have been obtained.

          (e)   Without the prior written consent of Parent, the approval of this Agreement and related procedural matters shall be the only matter that the Company may propose to be acted on by the Company's shareholders at the Company Shareholders Meeting.

        6.5.    Parent Vote.     Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at the Company Shareholders Meeting or any other meeting of stockholders of the Company, at which this Agreement shall be submitted for adoption and at all adjournments, recesses or postponements thereof.

        6.6.    Efforts; Cooperation; Antitrust Matters.

          (a)   Subject to the terms of this Agreement, each of the Company, Parent and Merger Sub shall use reasonable best efforts to: (i) consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable; (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent or the Company or any of their respective Subsidiaries as promptly as reasonably practicable, including under the Antitrust Laws; (iii) avoid any proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement, the Merger or any other transactions contemplated by this Agreement; (iv)as promptly as reasonably practicable, and in any event within ten Business Days after the date of this Agreement, make or cause its Affiliates to make all necessary filings under the HSR Act, (provided, however, that the Parties may agree to postpone or delay such filings for up to an additional ten Business Days), and as promptly as reasonably practicable submit all other notifications, filings and registrations required or advisable under the Antitrust Laws, and thereafter supply as promptly as reasonably practicable, unless agreed otherwise in writing by the Parties, any additional information and documentary material that may be requested pursuant to any Law; and (v) as promptly as reasonably practicable, make any other required or advisable registrations, declarations, submissions and filings with respect to the transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities Laws, and any other applicable Law.

          (b)   Without limiting the generality of anything contained in this Section 6.6, each Party shall: (i) give the other Parties prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the Merger or any other transactions contemplated by this Agreement; (ii) keep the other Parties informed as to the status of any such request or proceeding; (iii) give the other Parties notice and an opportunity to participate in any communication made to the United States Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "DOJ"), or any other domestic, foreign or supranational Governmental Authority regarding the Merger or any other transactions contemplated by this Agreement; and (iv) promptly notify the other Parties of any communication from the FTC, the DOJ or any other domestic, foreign or supranational Governmental Authority regarding the Merger or any other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with any presentation, correspondence, analysis, or other submission to be made to any Governmental Authority in connection with the Merger or any other transactions contemplated by this Agreement (including the Proxy Statement and the Schedule 13e-3). In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, each Party will permit authorized representatives of the other Parties to be present at each meeting, conference or telephone call and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request or proceeding. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.6 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be); provided that materials provided pursuant to this Section 6.6 may be redacted (i) to remove references concerning the valuation of the

  Company, (ii) as necessary to comply with contractual obligations, and (iii) as necessary to address reasonable privilege concerns.

          (c)   Subject to applicable Laws and as required by any Governmental Authority, the Company and Parent each shall keep the other apprised of the status of matters relating to the consummation of the Merger or any other transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any Governmental Authority with respect to the Merger or any other transactions contemplated by this Agreement.

          (d)   Subject to the terms of this Agreement (including, without limitation, Section 6.6(e)), if any objections are asserted with respect to the Merger or any other transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Laws, or if any lawsuit or other proceeding, whether judicial or administrative, is instituted (or threatened to be instituted), including any proceeding by any Governmental Authority or private party, challenging the Merger or any other transactions contemplated by this Agreement as violative of any Antitrust Law or which would otherwise prohibit or materially impair or delay in connection with any Antitrust Law the consummation of the Merger and any other transactions contemplated by this Agreement, each of Parent and the Company shall (and shall cause their respective Subsidiaries to) use their respective reasonable best efforts to resolve any such objections, including by proposing, negotiating, committing to, agreeing to and effecting the actions set forth in Section 6.6(d) of the Company Disclosure Schedule to avoid or eliminate each and every impediment under any Antitrust Law so as to enable the Closing to occur as promptly as practicable (and in any event no later than the Outside Date).

          (e)   Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall Parent or the Company or their respective Affiliates be obligated to, and neither the "reasonable best efforts" standard nor any other provision set forth in this Agreement shall be deemed to require, or be construed to require, Parent or the Company or their respective Affiliates or Subsidiaries to resist, vacate, limit, reverse, suspend, defend or prevent, in each case through litigation, any actual Action or Order brought by any Governmental Authority against any Party seeking to prevent, materially delay or materially impair the consummation of the Merger and any other transactions contemplated by this Agreement, or to undertake any actions that would constitute a Substantial Detriment. Notwithstanding the foregoing, Parent may at its sole discretion compel the Company to (and to cause its Subsidiaries and Affiliates to) agree to any such term or condition or take any such actions (or agree to take such actions) so long as the effectiveness of such term or condition or action is conditioned upon the consummation of the Merger and the other transactions contemplated by this Agreement. In furtherance of and subject to its obligations pursuant to this Section 6.6, Parent shall have final decision-making authority on relevant strategy, timing, and the conduct of the Parties' interactions with any Governmental Authority or private party relating to any investigation, review, or proceeding undertaken in connection with actual or potential enforcement of the Antitrust Laws as they may relate to the Merger or any other transactions contemplated by this Agreement.

          (f)    Definitions.    For purposes of this Agreement, (i) "Antitrust Law" means the Sherman Antitrust Act of 1890, as amended, the HSR Act, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, and all other federal, state, foreign or supranational statutes, rules, regulations, administrative and judicial doctrines and other Laws, including any antitrust, competition, trade or foreign investment Laws and regulations that are designed or intended to (A) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, or (B) regulate foreign investments; and (ii) "Substantial Detriment" means any term, condition, obligation, liability, requirement, limitation, prohibition, qualification, remedy, commitment, sanction or other action imposed upon Parent, the Company or any of their respective Affiliates in connection with effecting the expiration of any waiting period (and any extension thereof) under the HSR Act or any other applicable Antitrust Law or under any timing agreements with a Governmental Authority applicable to the consummation of the Merger and the other transactions contemplated by this Agreement or obtaining from a Governmental Authority any consent, registration, approval, permit or authorization necessary or advisable in order to consummate the Merger and the other transactions contemplated by this Agreement, that would include any requirement to (i) sell, license, divest, dispose of or otherwise hold separate (including by establishing a trust or otherwise), any of the businesses, assets or properties of Parent, the Company or any of their Subsidiaries or Affiliates, (ii) otherwise take or commit to take actions that after the Closing would limit Parent's freedom of action with respect to, or its ability to operate, expand, constrict, alter, change, dispose of or retain any of its businesses, assets or properties, or those of the Company or those of any of Parent's or Company's respective Subsidiaries or Affiliates, or (iii) propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, any action set forth in the foregoing clauses (i) and (ii); provided, however, taking the actions set forth in Section 6.6(d) of the Company Disclosure Schedule shall not constitute a Substantial Detriment.

          (g)   Nothing herein shall obligate Parent or any of its Affiliates to participate in, contest or continue any Action instituted by a Governmental Authority primarily in respect of an Antitrust Law, but Parent may, at its option, decide to participate in, contest or continue any such Action.

        6.7.    Information; Access and Reports.

          (a)   The Company and Parent each shall (and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause its and their respective Representatives to), upon the reasonable request by the other, furnish to the other, as promptly as reasonably practicable (i) all information concerning itself, its Subsidiaries, Representatives, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement and the Schedule 13e-3; (ii) any information or documentation needed to effect the expiration of all waiting periods under applicable Antitrust Laws and, if applicable, under any timing agreements with a Governmental Authority applicable to the consummation of the Merger or any of the transactions contemplated by this Agreement and (iii) documents or information to be used in connection with all filings, notices, reports, consents, registrations, approvals, permits and authorizations, made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party, including any Governmental Authority, in each case necessary or advisable in connection with the Merger and any other transactions contemplated by this Agreement.

          (b)   Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers and other authorized Representatives reasonable access, during normal business hours from the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement, to the Company's employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by the Company herein; and provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries; provided that in the event the

  Company does not disclose certain information pursuant to the foregoing clauses (i) and (ii), at Parent's reasonable request the Parties shall implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the non-disclosure to the greatest extent reasonably possible, including by arrangement of appropriate clean room procedures, redaction of text from documents or entry into a customary joint defense agreement with respect to any information to be so provided. Notwithstanding the foregoing, Parent and its Representatives shall not be permitted to perform any on-site procedures (including an on-site study) with respect to any property of the Company or its Subsidiaries without the Company's prior written consent, such consent not to be unreasonably delayed, withheld or conditioned. All requests for information made pursuant to this Section 6.7 shall be directed to the executive officer or other Person designated by the Company set forth on Section 6.7(b) of the Company Disclosure Schedule, which Person may be replaced by the Company at any time by providing written notice to the Parent. Parent shall, and shall cause its Subsidiaries and its and their respective Representatives to, treat and hold as confidential all such information exchanged or made available by the Company or any of its Subsidiaries and shall provide such information only to those individuals who (A) need to know the information for the purposes of consummating the Merger and the transactions contemplated by this Agreement; (B) have been informed of the confidential nature of the information and (C) have been directed to maintain the confidentiality of the information and otherwise be bound by the confidentiality provisions of this Section 6.7(b), except to the extent (I) such information becomes generally available to the public other than as a result of a breach of the terms of this Section 6.7(b) by Parent or its Subsidiaries or its or their Representatives, (II) such information is or has previously been disclosed to Parent or its Subsidiaries or its or their Representatives on a non-confidential basis by a third party; provided that such third party was not breaching an obligation of confidentiality to the Company or its Subsidiaries that was known after reasonable inquiry by Parent or its Subsidiaries or its or their Representatives, (III) such information was independently developed by Parent or its Subsidiaries or its or their Representatives without violating any of its obligations under this Section 6.7(b) and without use of, reference to or reliance on any information provided subject to the terms of this Section 6.7(b), or (IV) Parent or its Subsidiaries or any of its or their Representatives are compelled to disclose such information by judicial or administrative process or by other requirements of applicable Law (provided that in such event, Parent or its Subsidiaries or any of its or their Representatives shall (w) provide the Company with prompt advance written notice (except to the extent notice or disclosure thereof is prohibited by judicial or administrative rules or by other requirements of applicable Law), (x) to the extent not prohibited by judicial or administrative rules or by other requirements of applicable Law, provide the Company, in advance of any such disclosure, with a list of the information intended to be disclosed (and if applicable, the text of the disclosure language itself), (y) cooperate with the Company to the extent the Company may seek to limit such disclosure, including, if requested, taking all commercially reasonable steps to resist or narrow the scope of such required disclosure or legal process and to seek confidential treatment of any information that could be disclosed, and (z) in any case, disclose only the portion of such information which is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of such information).

          (c)   To the extent that any of the information or material furnished pursuant to this Section 6.7 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

        6.8.    Stock Exchange Delisting.     The Company and Parent shall cooperate to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time. Upon Parent's determination that the Surviving Corporation is reasonably expected to be required to file any quarterly or annual reports pursuant to the Exchange Act prior to the deregistration of the Shares under the Exchange Act, the Company shall cooperate in good faith with Parent prior to Closing to prepare a draft of any such reports required to be filed within ten days following the Closing Date, in such form and substance such that the reports can be timely filed and when filed will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and comply in all material respects with the provisions of applicable Law.

        6.9.    Publicity.     The initial press release regarding the Merger shall be a joint press release of Parent and the Company. Without limiting the generality of Section 6.10(g), thereafter, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue any press release or make any other public announcement or public statement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement or the Merger or the other transactions contemplated by this Agreement without consulting with each other and providing meaningful opportunity for review and giving due consideration to reasonable comment by the other Party and attempt to cooperate and develop consistent communications, except (a) as such press release or other public announcement may be required by applicable Law, in which case the Party required to issue the release or make the announcement shall use commercially reasonable efforts to provide the other Party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance and shall give reasonable and good-faith consideration to any such comments proposed by the other Party, (b) in connection with a Change of Recommendation, actual or potential Acquisition Proposal or dispute regarding the transactions contemplated hereby or (c) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement. Notwithstanding anything to the contrary in this Section 6.9, each of the Parties may make public statements in response to questions by the press, analysts, investors, business partners or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company or to the extent that they have been reviewed and previously approved by both Parent and the Company.

        6.10.    Employee Benefits.

          (a)   Parent agrees that each employee who continues to be employed with the Company or its Subsidiaries (each such employee, a "Continuing Employee") shall, during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, be provided with a base salary or base wage no less than the base salary or base wage provided to such Continuing Employee by the Company or its Subsidiaries immediately prior to the Effective Time. Additionally, Parent agrees that the Continuing Employees shall, during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, be provided with (i) annual cash bonus opportunities and long-term incentive compensation opportunities, to the extent applicable, that are, in the aggregate, commensurate with the aggregate value of such opportunities as in effect for such Continuing Employees immediately prior to the Effective Time and (ii) all other compensation and benefits that are, in the aggregate, substantially comparable in value to the other compensation and benefits provided to such Continuing Employees immediately prior to the Effective Time. Additionally, Parent agrees that each Continuing Employee who is involuntarily terminated within 12 months following the Closing Date will be provided with severance payments and benefits no less favorable than those that would have been provided to such Continuing Employee under the applicable severance policy or individual employment, severance or separation agreement or other arrangement in effect immediately prior to the Effective Time, in each case as listed on Section 5.1(l)(i) of the Company Disclosure Schedule (each, a "Company Severance Plan"), under circumstances that would have given the Continuing Employee a right to severance payments and benefits under such Company Severance Plan.

          (b)   Parent shall (i) cause any pre-existing conditions (for any condition for which the Continuing Employee would have been entitled to coverage under the corresponding Benefit Plan in which such Continuing Employee participated immediately prior to Closing) or other limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, to the extent permitted by insurance arrangements with third parties, (ii) use commercially reasonable efforts to cause the amount of eligible expenses incurred by each Continuing Employee and his or her eligible dependents that were credited to deductible and maximum out-of-pocket co-insurance requirements under the Benefit Plans to be credited for purposes of satisfying the deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Parent and its Affiliates for the plan year in which the Effective Time occurs and (iii) any of its (or its Affiliates') employee benefit plans (including disability pay continuation plans) in which the Continuing Employees are entitled to participate to take into account for purposes of eligibility to participate, vesting and, under any vacation, sick, and personal paid time off plan or policy, benefit accrual (except that no such service shall be required to be credited for purposes of determining credited service or eligibility under any severance plan or to the extent it would result in a duplication of benefits), service by such Continuing Employees to the Company or any of its Affiliates or predecessors as if such service were with Parent, to the same extent such service was credited under a comparable Benefit Plan.

          (c)   If the Closing occurs on or by December 31, 2020, the Company shall pay, at the time of the first regularly scheduled payroll date that is at least five Business Days following the Effective Time, each Continuing Employee then participating in any Company annual bonus plan (collectively, the "Company Bonus Plans", a bonus equal to the product of (i) the Continuing Employee's full-year bonus entitlement under all such Company Bonus Plans for 2020, based on actual performance for the full performance period as estimated based on the latest available information for the last complete calendar month prior to the Closing Date as determined by the Company in good faith consultation with Parent and consistent with the terms of the Company Bonus Plans and (ii) a fraction, the numerator of which shall equal the number of days in the calendar year through the Closing Date and the denominator of which is 365; provided that for purposes of clause (i), the Company may account for (x) any seasonality in the business of the Company and its Subsidiaries when determining performance and (y) the transactions contemplated by the Agreement and any costs and expenses associated with the transactions contemplated by the Agreement or any nonrecurring charges that would not reasonably be expected to have been incurred by the Company and its Subsidiaries had the transactions contemplated by the Agreement not arisen in establishing performance targets and/or determining the achievement of applicable performance targets under such plans.

          (d)   If the Closing occurs on or by December 31, 2021, the Company shall pay, at the time of the first regularly scheduled payroll date that is at least five Business Days following the Effective Time, each Continuing Employee then participating in any Company Bonus Plan, a bonus equal to the product of (i) the Continuing Employee's full-year bonus entitlement under all such Company

  Bonus Plans for 2021, based on actual performance for the full performance period as estimated based on the latest available information for the last complete calendar month prior to the Closing Date as determined by the Company in good faith consultation with Parent and consistent with the terms of the Company Bonus Plans] and (ii) a fraction, the numerator of which shall equal the number of days in the calendar year through the Closing Date and the denominator of which is 365; provided that for purposes of clause (i), the Company may account for (x) any seasonality in the business of the Company and its Subsidiaries when determining performance and (y) the transactions contemplated by the Agreement and any costs and expenses associated with the transactions contemplated by the Agreement or any nonrecurring charges that would not reasonably be expected to have been incurred by the Company and its Subsidiaries had the transactions contemplated by the Agreement not arisen in establishing performance targets and/or determining the achievement of applicable performance targets under such plans.

          (e)   Prior to the Effective Time, if requested by Parent in writing no later than ten Business Days prior to the Effective Time, to the extent permitted by applicable Law and the terms of the applicable plan, the Company shall cause the Company's 401(k) Plan (the "Company 401(k) Plan") to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such Company 401(k) Plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time.

          (f)    The Parties shall cooperate in developing employee messaging relating to the Merger and the other transactions contemplated by this Agreement. Prior to making any broad-based written or oral communications to Employees pertaining to the Merger and the other transactions contemplated by this Agreement, including compensation or benefits matters, and that are not materially consistent with the previously agreed employee messaging, each party shall provide the other Party with a copy of any such broad-based communications. The applicable Party shall have a reasonable period of time to review and comment on such communication, and the communicating Party shall consider any such comments in good faith. Notwithstanding the foregoing, this Section 6.10(f) shall not apply so long as the statements contained in the communication with respect to the Merger and the other transactions contemplated by this Agreement are substantially similar to (i) previous press releases, public statements or filings made by Parent or the Company with respect to which such party has complied with the provisions of the preceding sentence or (ii) communications previously approved by the other Party.

          (g)   Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a "change in control," "change of control" or term or concept of similar import of the Company and its Subsidiaries under the terms of the Benefit Plans to the extent applicable. From and after the Effective Time, Parent shall, and shall cause its Affiliates to, honor all obligations and rights under the Benefit Plans in accordance with their terms as in effect from time to time, including with respect to modification, amendment and termination.

          (h)   Notwithstanding the foregoing, nothing contained in this Agreement will (i) be treated as an amendment of any particular Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefit Plan, in each case, in accordance with their terms, (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee or (iv) create any third party beneficiary rights for the benefit of any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to this Section 6.10 or any compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan that Parent, the Surviving Corporation or any of their Affiliates may maintain.

        6.11.    Expenses.     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Merger and any other transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense, except that expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Statement shall be shared equally by Parent and the Company.

        6.12.    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent that the Company would have been permitted under applicable Law and the Company's articles of incorporation or bylaws in effect as of the date of the Agreement (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law the Company would have been permitted under applicable Law and the Company's articles of incorporation or bylaws in effect as of the date of the Agreement; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director, officer and employee of the Company and its Subsidiaries and each individual who was serving at the request of the Company or its Subsidiaries as a director, officer, employee, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable and documented attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, arising out of or related to (x) their service as such or (y) services performed by such Indemnified Parties at the request of the Company or its Subsidiaries, in each case at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including (i) the Merger and any other transactions contemplated by this Agreement and (ii) actions to enforce this Section 6.12 or any other indemnification or advancement right of any Indemnified Party.

          (b)   Parent and Merger Sub agree that all rights to exculpation or indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the Indemnified Parties or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such Indemnified Parties, as provided in the Company's or each of its Subsidiaries' respective certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any Contract, shall survive the Merger and the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms. After the Effective Time, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) fulfill and honor such obligations to the maximum extent that the Company or applicable Subsidiary would have been permitted to fulfill and honor them by applicable Law. In addition, for six years following the Effective Time, Parent shall and shall cause the Surviving Corporation to cause the certificates of incorporation and bylaws of the Surviving Corporation to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificates of incorporation and bylaws of the Company immediately prior to the Effective Time, and such provisions shall not be amended, repealed or otherwise modified for six years following the Effective Time in any respect, except as required by applicable Law.

          (c)   Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for "tail" insurance policies for the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and (ii) the Company's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time (the "Tail Period") from one or more insurance carriers with the same or better credit rating as the Company's insurance carrier as of the date of this Agreement (or, if no such policies are available from insurance carriers with such credit rating, from insurance carriers with the next-highest credit rating then capable of providing such policies) with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are substantially equivalent to and in any event not less favorable in the aggregate to the insureds as the Company's existing policies. If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company's existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company's existing policies as of the date of this Agreement; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the aggregate annual premiums paid by the Company as of the date of this Agreement for such insurance (or to pay an aggregate amount exceeding 300% of such aggregate annual premiums to purchase the "tail" insurance policies contemplated for the first sentence of this Section 6.12(c)); and provided, further, that if the annual premiums of such insurance coverage (or amount in respect of such "tail" insurance policies, as applicable) exceeds such applicable amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (d)   The provisions of this Section 6.12 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Indemnified Party, and nothing in this Agreement shall affect, and the rights of each Indemnified Party under this Section 6.12 shall be in addition to, any indemnification rights that any such Indemnified Party may have under the certificates of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract or applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.12 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party.

          (e)   In the event that Parent or the Surviving Corporation (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least 50% of its properties and assets to any other Person, then in each case proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.12.

        6.13.    Shareholder Litigation.     Each of Parent and the Company shall promptly notify the other of any shareholder litigation against it or any of its Representatives arising out of or relating to this Agreement, the Merger and any other transactions contemplated by this Agreement and shall keep the other reasonably informed regarding any such shareholder litigation. Until the termination of this Agreement in accordance with Article VIII, the Company shall provide Parent (a) an opportunity to review and to propose comments to all filings or written responses to be made by the Company in connection with any shareholder litigation against the Company and its directors relating to any transaction contemplated by this Agreement, and the Company shall give reasonable and good-faith consideration to any comments proposed by Parent and (b) give Parent the opportunity to otherwise participate in the defense and/or settlement of any such litigation (in each case at Parent's expense)

and shall consider in good faith Parent's advice with respect to such litigation. In no event shall the Company enter into, agree to or disclose any settlement with respect to such shareholder litigation without Parent's consent, such consent not to be unreasonably withheld, delayed or conditioned.

        6.14.    Other Actions by the Company.

          (a)    Takeover Statutes.    If any Takeover Statute is or may become applicable to the Merger and any other transactions contemplated by this Agreement, the Company and the Company Board shall, to the extent permitted by applicable Law, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

          (b)    Section 16 Matters.    The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

        6.15.    Approval by Sole Stockholder of Merger Sub.     Immediately following execution of this Agreement, Parent (directly or through its Subsidiaries) shall cause the sole stockholder of Merger Sub to execute and deliver, in accordance with applicable Law and its articles of incorporation and bylaws, a written consent approving this Agreement in accordance with the WBCA.

        6.16.    Special Committee.     Prior to the earlier of the Effective Time and the termination of this Agreement, neither Parent nor the Company shall, and each shall not permit any of its Subsidiaries to, take any action intended to cause the Company to, without the consent of a majority of the then existing members of the Special Committee, eliminate the Special Committee, revoke or diminish the authority of the Special Committee or remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a director or member of such committee other than for cause. For the avoidance of doubt, this Section 6.16 shall not apply to the filling, in accordance with the provisions of the applicable organizational documents of the Company, of any vacancies caused by the death, resignation or incapacity of any such director; provided that such director is independent and disinterested with respect to (i) the management of the Company and (ii) the Merger and any other transactions contemplated by this Agreement.

ARTICLE VII

Conditions

        7.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

          (a)    Company Shareholder Approval.    The Company Shareholder Approval shall have been obtained.

          (b)    HSR Clearance.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

          (c)    Laws or Orders.    No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered after the date of this Agreement any

  Law or Order (whether temporary, preliminary or permanent) that is in effect that enjoins or otherwise prohibits consummation of the Merger.

        7.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    (i) The representation and warranty of the Company set forth in Section 5.1(h)(ii) (Absence of Certain Changes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date; (ii) each of the representations and warranties of the Company set forth in the first two sentences of Section 5.1(b)(i) (Capital Structure) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time), except for any inaccuracies that would result in no more than a de minimis increase in the sum of the aggregate amount of the Merger Consideration and the aggregate amount to be paid in respect of Company Equity Awards pursuant to Section 4.3 of this Agreement; (iii) each of the representations and warranties of the Company set forth in the first sentence of Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.1(c) (Corporate Authority; Approval and Fairness), Section 5.1(p) (Takeover Statutes) and Section 5.1(z) (Brokers and Finders) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); and (iv) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality limitations, such as "material," "in all material respects" and "Material Adverse Effect" set forth therein) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)    No Substantial Detriment.    The condition set forth in Section 7.1(b) shall have been satisfied without the imposition of a Substantial Detriment.

          (d)    Company Closing Certificate.    Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) are satisfied.

        7.3.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except as would not, individually or in the aggregate, reasonably be expected to prevent the ability of Parent or Merger Sub to consummate the Merger and deliver the Merger Consideration in accordance with Article IV.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)    Parent Closing Certificate.    The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) are satisfied.

ARTICLE VIII

Termination

        8.1.    Termination.     This Agreement may be terminated and the Merger and any other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time:

          (a)   by mutual written consent of the Company and Parent;

          (b)   by either Parent or the Company, if the Merger shall not have been consummated by 5:00 p.m. (New York time) on November 11, 2020 (the "Initial Outside Date"), provided, however, that the right to terminate this Agreement and abandon the Merger and the other transactions contemplated by this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose action or failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date; provided, further, that (x) if on the Initial Outside Date, all the conditions to Closing, other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (to the extent relating to an Antitrust Law), shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), then the Initial Outside Date may be extended by either Parent or the Company to February 11, 2021 (the "First Extended Outside Date") upon written notice by the extending Party to the other Party no later than three Business Days prior to the Initial Outside Date and (y) if on the First Extended Outside Date all the conditions to Closing, other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (to the extent relating to an Antitrust Law), shall have been satisfied or waived or shall be capable of being satisfied at such time, then the First Extended Outside Date may be extended by either Parent or the Company to May 11, 2021 (the "Second Extended Outside Date") upon written notice by the extending Party to the other Party no later than three Business Days prior to the First Extended Outside Date. As used in this Agreement, the term "Outside Date" shall mean the Initial Outside Date, unless the Initial Outside Date has been extended to the First Extended Outside Date or Second Extended Outside Date pursuant to the foregoing, in which case, the term "Outside Date" shall mean the date to which the Outside Date has been extended, as applicable. Neither Party shall extend the Outside Date except insofar as such extension is reasonably necessary for the purpose of defending against any pending Action, or to appeal any Order, brought by any Governmental Authority seeking to prevent, materially delay or materially impair the consummation of the Merger and any other transactions contemplated by this Agreement;

          (c)   by either Parent or the Company, if the Requisite Company Vote and the Company Shareholder Approval shall not have been obtained if a vote shall have been taken thereon at the Company Shareholders Meeting or at any postponement, recess or adjournment thereof taken in accordance with this Agreement (and such Company Shareholders Meeting, postponement, recess or adjournment, as the case may be, shall have concluded);

          (d)   (i) by either Parent or the Company, if any court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered any Order that enjoins or otherwise prohibits consummation of the Merger and such Order shall become final and non-appealable, or (ii) by the Company, if (1) any court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered any such Order that is either permanent or is temporary but with an extension or lapse date that is on or after the date that is three Business Days prior to the Outside Date and (2) Parent determines at any point to drop any appeal of such Order or to cease any efforts to resist any Action seeking to block or enjoin consummation of the Merger;

          (e)   by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue or incorrect following the date of this Agreement, in either case such that any condition set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the then-applicable Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 60 days after the giving of notice thereof by Parent to the Company describing such breach or failure in reasonable detail and stating Parent's intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement or (ii) three Business Days prior to the Outside Date), whether before or after the Company Shareholder Approval is obtained; provided, however, that the right to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement pursuant to this Section 8.1(e) shall not be available to Parent if it is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

          (f)    by the Company, if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue or incorrect following the date of this Agreement, in either case such that any condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the then-applicable Outside Date, has not been cured within the earlier of (i) 60 days after the giving of notice thereof by the Company to Parent describing such breach or failure in reasonable detail and stating the Company's intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement or (ii) three Business Days prior to the Outside Date), whether before or after the Company Shareholder Approval is obtained; provided, however, that the right to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement pursuant to this Section 8.1(f) shall not be available to the Company if it is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

          (g)   by Parent, prior to the time the Company Shareholder Approval is obtained, if a Change of Recommendation shall have been made or occurred; or

          (h)   by the Company, prior to the time the Company Shareholder Approval is obtained, in connection with entering into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2(e); provided that prior to or concurrently with such termination, the Company pays or causes to be paid to Parent the Company Termination Fee due by wire transfer of immediately available funds to an account designated in writing by Parent.

        8.2.    Notice of Termination; Effect of Termination and Abandonment.

          (a)   In the event the Company or Parent intends to terminate this Agreement and abandon the Merger and the other transactions contemplated by this Agreement pursuant to Section 8.1, the Company or Parent, as applicable, shall give written notice to the other Party or Parties (as the case may be) specifying the provision or provisions of this Agreement pursuant to which such termination and abandonment is intended to be effected.

          (b)   Except to the extent provided in Sections 8.2(c), 8.2(d), 8.2(e), 8.2(f) and 8.2(g), in the event of termination of this Agreement and the abandonment of the Merger and the other transactions contemplated by this Agreement in accordance with Section 8.1, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any of its or their respective Representatives or Affiliates); provided that (i) no such termination shall relieve any Party of any liability or damages to the other Parties resulting from any fraud or willful and material breach of its obligations set forth in this Agreement and (ii) the provisions set forth in Section 6.7(c), this Section 8.2 and Article IX (and any related definitions thereto) shall survive the termination of this Agreement. For purposes of this Agreement, "willful and material breach" means a material breach that is a consequence of an action undertaken by the breaching Party or the failure by the breaching Party to take an action it is required to take under this Agreement, with knowledge that the taking of or failure to take such action would, or would reasonably be expected to, result in a material breach of this Agreement.

          (c)   Subject to Section 8.2(f), in the event that this Agreement is terminated:

              (i)  (A) by either the Company or Parent pursuant to Section 8.1(c) (Company Vote Not Obtained);

              (B)  an Acquisition Proposal shall have been made publicly or announced to the Company or the Company Board which Acquisition Proposal has not been withdrawn (publicly, if such Acquisition Proposal was made publicly or announced) prior to the earlier of in the case of termination pursuant to Section 8.1(c), five (5) days prior to the Company Shareholders Meeting, or termination of this Agreement; and

              (C)  within nine months after such termination, the Company or any Subsidiary of the Company shall have consummated a transaction contemplated by an Acquisition Proposal or shall have entered into an Alternative Acquisition Agreement with respect to an Acquisition Proposal; provided that, for purposes of this Section 8.2(c), the references to "25%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%";

             (ii)  by Parent pursuant to Section 8.1(g) (Company Recommendation); or

            (iii)  by the Company pursuant to Section 8.1(h) (Superior Proposal);

  then, (1) in the case of Section 8.2(c)(i), within two Business Days after the earlier of consummation of such Acquisition Proposal and entry into such Alternative Acquisition Agreement, (2) in the case of Section 8.2(c)(ii), within two Business Days after termination of this Agreement and (3) in the case of Section 8.2(c)(iii), prior to termination of this Agreement, the Company shall pay or cause to be paid a termination fee of $9,000,000 (the "Company Termination Fee") to Parent by wire transfer of immediately available funds to an account designated in writing by Parent.

          (d)   Subject to Section 8.2(f), in the event this Agreement is terminated (i) by the Company or Parent pursuant to Section 8.1(b) and as of the Outside Date one or more of the conditions to Closing set forth in Section 7.1(b) or Section 7.1(c) (in the case of Section 7.1(c), solely to the extent such conditions have not been satisfied due to an Order or injunction arising under any

  Antitrust Law) or (ii) by Parent or the Company pursuant to Section 8.1(d) (solely to the extent the right to terminate relates to an Order or injunction arising under any Antitrust Law), then, within two Business Days after termination of this Agreement, Parent shall pay or cause to be paid to the Company a termination fee of $15,000,000 (the "Parent Termination Fee" by wire transfer of immediately available funds to an account designated in writing by the Company. Solely with respect to clause (i) of this Section 8.2(d), the term "Outside Date" shall mean the later of (1) three Business Days prior to the Outside Date, as defined in Section 8.1(b) and (2), if Parent has waived completely or agreed to reduce the three Business Day period referred to in Section 1.2, the Outside Date as defined in Section 8.1(b) or the date corresponding to such reduced period of time prior to the Outside Date as defined in Section 8.1(b).

          (e)   Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no Party would have entered into this Agreement; accordingly, if the Company or Parent fails to timely pay Parent or Company any amount due pursuant to Section 8.2(c) or Section 8.2(d), as applicable (any such amount due, a "Termination Payment"), and, to obtain such payment, the Party owed a Termination Payment commences a suit that results in a judgment against the Party owing the applicable Termination Payment, the owing Party shall pay to the owed Party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest thereon at the prime rate as published in The Wall Street Journal (or if not reported therein, as reported in another authoritative source reasonably selected by the owed Party) in effect on the date such Termination Payment was required to be paid from such date through the date of full payment thereof; provided that if such suit does not result in a judgment against the owing Party, the owed Party shall pay to the owing Party its costs and expenses (including attorneys' fees) in connection with such suit.

          (f)    In no event shall a Party be required to pay a Termination Payment on more than one occasion. Except in the event of fraud or willful and material breach, if a Termination Payment is required to be, and is, paid pursuant to this Section 8.2, the receiving Party's right to receive the applicable Termination Payment and any additional amounts pursuant to Section 8.2(c) shall be the sole and exclusive remedies of that Party and its Subsidiaries and any of that Party's or its Subsidiaries' respective former, current, or future general or limited partners, shareholders, directors, officers, managers, members, Affiliates, agents and other Representatives against the other Party, the other Party's Subsidiaries and any of the other Party's or its Subsidiaries' respective former, current, or future general or limited partners, shareholders, directors, officers, managers, members, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger and any other transactions contemplated by this Agreement to be consummated.

          (g)   Each of the Parties acknowledges and agrees that the Company Termination Fee and Parent Termination Fee (the "Termination Fees") are not intended to be penalties, but rather are liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, in the circumstances in which such Termination Fee is due and payable and which do not involve fraud or willful and material breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and any other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision.

ARTICLE IX

Miscellaneous and General

        9.1.    Survival.     This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV, Section 6.10 (Employee Benefits) and Section 6.12 (Indemnification; Directors' and Officers' Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.11 (Expenses) and Section 8.2 (Notice of Termination; Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2.    Modification or Amendment.     Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Parent, Merger Sub and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided that after the receipt of the Company Shareholder Approval, no amendment shall be made that by applicable Law requires further approval by the holders of Shares without obtaining such further approval.

        9.3.    Waiver.     The conditions to each of the respective parties' obligations to consummate the Merger and any other transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law (except to the extent specifically provided otherwise in Section 8.2).

        9.4.    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

        9.5.    Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

          (a)   Except to the extent the Laws of the State of Washington are mandatorily applicable to the Merger (including under Chapter 23B.13 of the WBCA) and any other transactions contemplated by this Agreement, this Agreement and any action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, provided that matters related to (A) Article I and (B) the fiduciary duties of the Company Board shall be governed by the Laws of the State of Washington. In addition, each of the Parties (a) expressly submits to the personal jurisdiction and venue of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware (the "Chosen Courts"), in the event any dispute between the Parties

  (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (c) agrees that it shall not bring any claim, action or proceeding against any other Parties relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9.6, such service to become effective ten days after such mailing. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          (b)   Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Merger and any other transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement without necessity of posting a bond or other form of security. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, no Party shall allege or assert, and each Party hereby waives the defense, that there is an adequate remedy at law.

        9.6.    Notices.     All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other parties to this Agreement shall, unless otherwise specified herein, be in writing and shall have been deemed to have been duly given or made on the date of the receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery upon the party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email, provided that the transmission of the email is followed up within one Business Day by dispatch pursuant to one of the other methods described herein:

If to Parent or Merger Sub:
Anheuser-Busch Companies, LLC One Busch Place St. Louis, Missouri 63118
Attention:	Craig Katerberg
Email:	craig.katerberg@anheuser-busch.com

with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
Attention:	Frank J. Aquila
George J. Sampas
Email:	aquilaf@sullcrom.com sampasg@sullcrom.com
If to the Company:
Craft Brew Alliance, LLC 929 N. Russell St. Portland, Oregon 97227
Attention:	Marcus Reed, General Counsel
Email:	marcus.reed@craftbrew.com
with a copy to (which shall not constitute notice):
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Attention:	Mark Gordon
Email:	MGordon@wlrk.com

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one Business Day by dispatch pursuant to one of the other methods described herein. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 9.6.

        9.7.    Entire Agreement.     This Agreement (including any exhibits, annexes and schedules hereto) and the documents and other agreements among the Parties as contemplated by or referred to herein, including the Company Disclosure Schedule, together with each other agreement entered into by or among any of Parent, Merger Sub and the Company as of the date of this Agreement that makes reference to this Section 9.7, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof.

        9.8.    No Third-Party Beneficiaries.     Except as provided in this Section 9.8, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided that if, and only if, the Effective Time occurs, (a) the holders of Shares shall be third-party beneficiaries of, and entitled to rely on, Section 4.1 (Effect on Capital Stock) and Section 4.2 (Exchange of Share Certificates), (b) the holders of Company Equity Awards shall be third-party beneficiaries of, and entitled to rely on, Section 4.3 (Treatment of Company Equity Awards), and (c) the Indemnified Parties shall be third-party beneficiaries of, and entitled to rely on, Section 6.12

(Indemnification; Directors' and Officers' Insurance). The Parties further agree that the rights of third-party beneficiaries under the first proviso of this Section 9.8 shall not arise unless and until the Effective Time occurs.

        9.9.    Obligations of Parent and of the Company.     Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.10.    Existing Distribution Agreement.     The Parties acknowledge and agree that nothing in this Agreement, from the Effective Time until Closing, shall be deemed or construed to limit or restrict any rights, obligations or agreements pursuant to any existing Contracts between the Parties or their Affiliates, including (i) the Amended and Restated Master Distribution Agreement, dated as of May 1, 2011, by and between the Company and Parent, (ii) the International Distribution Agreement, dated as of August 23, 2016, by and between the Company and Anheuser-Busch Worldwide Investments, LLC, (iii) the Amended and Restated Exchange and Recapitalization Agreement, dated as of May 1, 2011, by and among the Company, Parent and Anheuser-Busch Companies, Inc. and (iv) the Contract Brewing Agreement, dated as of August 23, 2016, by and between the Company and A-B Commercial Strategies, LLC, in each case, as amended.

        9.11.    Transfer Taxes.     Except as otherwise provided in this Agreement, all transfer, documentary, sales, use, stamp, registration, excise and other similar Taxes and fees imposed upon the Merger or the transfer of Shares pursuant to the Merger shall be paid by Parent or the Company when due.

        9.12.    Definitions.     Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

        9.13.    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

        9.14.    Interpretation; Construction.

          (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

          (b)   If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words "includes" or "including" shall mean "including without limitation," the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply "if," any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented.

  Currency amounts referenced herein are in U.S. Dollars. Each reference to a "wholly owned Subsidiary" or "wholly owned Subsidiaries" of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). To the extent this Agreement refers to information or documents having been "provided to" or "made available to" Parent or Merger Sub by the Company, such obligation shall be deemed satisfied if, as of the date of this Agreement, (a) the Company or its Representatives made such information or document available in any virtual data rooms established by or on behalf of the Company in connection with the transactions contemplated by this Agreement or otherwise made such information or document available (or delivered or provided such information or document) to Parent or Merger Sub or its or their Representatives in connection with the transactions contemplated by this Agreement, or (b) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC and not subject to any redactions or omissions.

          (c)   Unless otherwise specified in this Agreement, all references in this Agreement to (i) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference and (ii) this Agreement mean this Agreement (taking into account the provisions of Section 9.7) as amended, supplemented or otherwise modified from time to time in accordance with Section 9.2.

          (d)   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

        9.15.    Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Parties, except that Merger Sub may assign any and all of its rights under this Agreement, by written notice to the Company, to another wholly owned direct or indirect Subsidiary of Parent to be a Constituent Corporation in lieu of Merger Sub, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that (a) no assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and any other transactions contemplated by this Agreement, (b) no assignment shall relieve Parent of any of its obligations pursuant to this Agreement and (c) no assignment shall relieve Merger Sub of its obligations that are unperformed by its assignee. Any purported assignment in violation of this Agreement is void.

[Signature Page Follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

ANHEUSER-BUSCH COMPANIES, LLC
By:	/s/ NELSON JAMEL
	Name:	Nelson Jamel
	Title:	Vice President, Finance and Solutions
By:	/s/ CRAIG KATERBERG
	Name:	Craig Katerberg
	Title:	Vice President, United States, General Counsel & Labor Relations
BARREL SUBSIDIARY, INC.
By:	/s/ THOMAS LARSON
	Name:	Thomas Larson
	Title:	Secretary
By:	/s/ KATHERINE FRANK
	Name:	Katherine Frank
	Title:	Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

CRAFT BREW ALLIANCE, INC.
By:	/s/ ANDREW THOMAS
	Name:	Andrew Thomas
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX A

DEFINED TERMS

        "Material Adverse Effect" means any change, effect, event, occurrence or development that is materially adverse to the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no change, effect, event, occurrence or development resulting from the following shall constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur: (A) changes in the economy or financial, debt, credit or securities markets generally in the United States; (B) changes generally affecting the industries or geographic regions in the United States or elsewhere in which the Company and its Subsidiaries operate; (C) changes or proposed changes in United States generally accepted accounting principles ("U.S. GAAP") or other accounting standards or interpretations thereof or in any Law or interpretations thereof; (D) changes in any political conditions, acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing; (E) weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, pandemics, floods, droughts or other natural disasters); (F) any capital market conditions, in each case in the United States or elsewhere in which the Company and its Subsidiaries operate; (G) a decline in the price or trading volume of the Shares on the NASDAQ Global Select Market ("NASDAQ") or any other securities market or in the trading price of any other securities of the Company or any of its Subsidiaries or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries; provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of this definition; (H) any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial, accounting or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of this definition; (I) (x) the identity of Parent or Merger Sub or (y) the announcement or entry into this Agreement, or any amendment of the Schedule 13D filed by Parent, including, in each case the impact thereof on relationships with employees, customers, suppliers, distributors or other Persons; (J) any action or claim made or brought by any of the current or former shareholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of this Agreement or the Merger and any other transactions contemplated by this Agreement; or (K) any action or inaction by the Company or its Subsidiaries taken or omitted to be taken at the request of Parent or Merger Sub or with the consent of Parent or Merger Sub or expressly contemplated by this Agreement (other than any obligation to operate in the ordinary course of business); except, in the case of clauses (A) through (F), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected by such changes, effects, events, occurrences or developments, compared to other craft beer brewing companies operating in the United States or elsewhere in which the Company and its Subsidiaries operate, and then solely to the extent of any such disproportionality.

        "Transaction Directors" means the members of the Company Board other than the Recused Directors.

A-2-1

        "Recused Directors" means the members of the Company Board listed on Section A of the Company Disclosure Schedule.

Term	Section
Acquisition Proposal	6.2(c)
Action	5.1(j)
Affiliate	5.1(n)(iv)(A)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(d)(v)
Antitrust Law	6.6(f)
Applicable Date	5.1(f)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plans	5.1(l)(i)
Book-Entry Shares	4.1(a)
Business Day	1.2
Bylaws	2.2
Change of Recommendation	6.2(d)(v)
Charter	2.1
Chosen Courts	9.5(a)
Closing	1.2
Closing Date	1.2
Code	4.2(h)
Company	Preamble
Company 401(k) Plan	6.10(f)
Company Board	Recitals
Company Disclosure Schedule	5.1
Company Option	4.3(a)(i)
Company Production Breweries	5.1(h)(i)
Company Recommendation	5.1(c)(iii)(B)
Company Reports	5.1(f)(i)
Company RSU Award	4.3(b)
Company Severance Plan	6.10(a)
Company Shareholder Approval	6.2(b)
Company Shareholders Meeting	6.4(a)
Company Termination Fee	8.2(c)
Constituent Corporations	Preamble
Continuing Employee	6.10(a)
Contract	5.1(e)(ii)
D&O Insurance	6.12(c)
Dissenting Shares	4.1(a)
DOJ	6.6(b)
DTC	(i)
Effective Time	1.3
Employees	5.1(l)(i)
Environmental Law	5.1(q)
ERISA	5.1(l)(i)
ERISA Affiliate	5.1(l)(v)
ERISA Plan	5.1(l)(iii)
Exchange Act	5.1(e)(i)
Excluded Disclosure	5.1
Excluded Shares	4.1(a)

A-2-2

Term	Section
First Extended Outside Date	8.1(a)
FTC	6.6(b)
Governmental Authority	5.1(e)(i)
Hazardous Substance	5.1(q)
HSR Act	5.1(e)(i)
Indebtedness	5.1(n)(iv)(B)
Indemnified Parties	6.12(a)
Initial Outside Date	8.1(a)
Insurance Policies	5.1(w)
Intellectual Property Rights	5.1(t)
Intervening Event	6.2(e)(ii)
IRS	5.1(l)(ii)
Knowledge	5.1(f)
Kona Brewery	6.1(b)(viii)
Laws	5.1(m)(i)(A)
Leased Real Property	5.1(o)(i)(D)1
Letter of Transmittal	4.2(c)(i)
Lien	5.1(o)(i)(D)2
Material Contract	5.1(n)(i)
material weakness	5.1(f)(vi)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble
Order	5.1(j)
Outside Date	8.1(a)
Owned Real Property	5.1(o)(i)(B)
Parent	Preamble
Parent Termination Fee	8.2(d)
Parties	Preamble
Party	Preamble
Paying Agent	4.2(a)
Payment Fund	4.2(b)
Permits	5.1(m)(ii)
Permitted Liens	5.1(o)(i)(D)3
Person	4.2(e)
Preferred Shares	5.1(b)(i)
Proxy Statement	6.3(a)
Real Property	5.1(o)(i)(D)4
Real Property Leases	5.1(o)(i)(D)5
Registered Intellectual Property	5.1(t)
Representatives	6.2(a)
Requisite Company Vote	5.1(c)(i)
Schedule 13e-3	6.3(b)
SEC	5.1(f)(i)
Second Extended Outside Date	8.1(a)
Securities Act	5.1(e)(i)
Share Certificate	4.1(a)
Shares	4.1(a)
significant deficiency	5.1(f)(vi)
Special Committee	Recitals

A-2-3

Term	Section
Specific Business	5.1(u)
Stock Plans	5.1(b)(i)
Subsidiary	5.1(a)
Substantial Detriment	6.6(f)
Superior Proposal	6.2(c)
Surviving Corporation	1.1
Tail Period	6.12(c)
Takeover Statute	5.1(p)
Tax	5.1(r)
Tax Return	5.1(r)
Taxes	5.1(r)
Termination Fees	8.2(g)
Termination Payment	8.2(e)
Top Supplier	5.1(k)
Trade Secrets	5.1(t)
Unaffiliated Shareholders	Recitals
Washington Articles of Merger	1.3
WBCA	Recitals
willful and material breach	8.2(b)

A-2-4

EXHIBIT A

Form of Articles of Incorporation of the Surviving Corporation

A-2-5

 AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CRAFT BREW ALLIANCE, INC.

ARTICLE 1
NAME

        The name of this corporation is Craft Brew Alliance, Inc.

ARTICLE 2
DURATION

        This corporation has perpetual existence.

ARTICLE 3
PURPOSE

        This corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be incorporated under Title 23B of the Revised Code of Washington, as amended.

ARTICLE 4
REGISTERED AGENT

        The registered agent of the corporation is [    •    ].

ARTICLE 5
CAPITAL STOCK

        The authorized capital stock of this corporation consists of 50,000,000 shares of Common Stock, with par value of $0.005 per share.

ARTICLE 6
PREEMPTIVE RIGHTS

        Shareholders of this corporation have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by the corporation.

ARTICLE 7
DIRECTORS

        The number of directors of this corporation is fixed by the bylaws of this corporation and may be increased or decreased in the manner specified therein.

ARTICLE 8
CUMULATIVE VOTING

        Shareholders of this corporation do not have the right to cumulate votes in the election of directors.

A-2-6

 ARTICLE 9
LIMITATION OF DIRECTOR LIABILITY

        A director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for:

  (a)
  Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

  (b)
  Conduct violating RCW 23B.08.310 (which involves certain distributions by the corporation);

  (c)
  Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

        If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation will not adversely affect any right or protection of a director of the corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE 10
INDEMNIFICATION OF DIRECTORS

  (a)
  The capitalized terms in this paragraph shall have the meanings set forth in RCW 23B.08.500.

  (b)
  This corporation shall indemnify and hold harmless each individual who is or was a director or officer of this corporation or who, while a Director or officer of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability, including reimbursement and advances of reasonable Expenses, incurred with respect to a Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled. If, after the effective date of this paragraph, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of this corporation shall be indemnified to the fullest extent permitted by the Act as so amended. To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this paragraph shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this paragraph shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this paragraph shall not adversely affect any right or protection of a Director or officer of this corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

  (c)
  This corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of this corporation or, who, while a director,

A-2-7

    officer, employee, or agent of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not this corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

  (d)
  If any provision of this paragraph or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this paragraph, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

  (e)
  The board of directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

A-2-8

Annex B

PERSONAL AND CONFIDENTIAL

November 11, 2019

Special Committee of the Board of Directors
Craft Brew Alliance, Inc.
929 North Russell Street
Portland, Oregon 97227-1733

Lady and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Anheuser-Busch InBev SA/NV ("ABI") and its affiliates) of the outstanding shares of common stock, par value $0.005 per share (the "Shares"), of Craft Brew Alliance, Inc. (the "Company") of the $16.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 11, 2019 (the "Agreement"), by and among Anheuser-Busch Companies, LLC, an indirect wholly owned subsidiary of ABI ("ABI Buyer"), Barrel Subsidiary, Inc., a wholly owned subsidiary of ABI Buyer ("Merger Sub"), and the Company.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, ABI, any of their respective affiliates and third parties, including Stichting Anheuser-Busch InBev (the "Stichting") and Altria Group, Inc. ("Altria"), each a significant shareholder of ABI, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the "Special Committee") in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Altria and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a dealer in Altria's commercial paper program since May 2011; as joint bookrunner with respect to a public offering of Altria's 3.490% Notes due 2022, 3.800% Notes due 2024, 4.400% Notes due 2026, 4.800% Notes due 2029, 5.800% Notes due 2039, 5.950% Notes due 2049 and 6.200% Notes due 2059 (aggregate principal amount $11,500,000,000) in February 2019; and as joint bookrunner with respect to a public offering of Altria's 1.000% Notes due 2023, 1.700% Note due 2025, 2.200% Notes due 2027, and 3.125% Notes due 2031 (aggregate principal amount €4,250,000,000) in February 2019. We also have provided certain financial advisory and/or underwriting services to the Stichting and/or its affiliates from time to time. We may also in the future provide financial advisory and/or underwriting services to the Company, ABI, Altria, the Stichting and their respective affiliates for which our Investment Banking Division may receive compensation. In addition, a Director on the Board of ABI is currently affiliated with the Goldman Sachs Group, Inc. as a Director.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2018; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Special Committee (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the beverage industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Special Committee. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than ABI and its affiliates) of Shares, as of the date hereof, of the $16.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $16.50 in cash per Share to be paid to the holders (other than ABI and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company, ABI Buyer or ABI or the ability of the Company, ABI Buyer or ABI to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee and the Board of Directors of the Company in connection with their consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $16.50 in cash per Share to be paid to the holders (other than ABI and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

Annex C

Chapter 23B.13 of the Revised Code of Washington

RCW 23B.13.010—Definitions.

        As used in this chapter:

          (1)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

          (3)   "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6)   "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7)   "Shareholder" means the record shareholder or the beneficial shareholder.

RCW 23B.13.020—Right to dissent.

        (1)   A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a)   A plan of merger, which has become effective, to which the corporation is a party (i) if shareholder approval was required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder was entitled to vote on the merger, or (ii) if the corporation was a subsidiary and the plan of merger provided for the merger of the subsidiary with its parent under RCW 23B.11.040;

          (b)   A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

          (c)   A sale, lease, exchange, or other disposition, which has become effective, of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale, lease, exchange, or other disposition, including a disposition in dissolution, but not including a disposition pursuant to court order or a disposition for cash pursuant to a plan by which all or substantially all of the net proceeds of the disposition will be distributed to the shareholders within one year after the date of the disposition;

          (d)   An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation;

          (e)   Any action described in RCW 23B.25.120;

          (f)    Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

          (g)   A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if: (i) The shareholder was entitled to vote on the plan; and (ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion.

        (2)   A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

        (3)   The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a)   The proposed corporate action is abandoned or rescinded;

          (b)   A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c)   The shareholder's demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030—Dissent by nominees and beneficial owners.

        (1)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

        (2)   A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a)   The beneficial shareholder submits to the corporation the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

          (b)   The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200—Notice of dissenters' rights.

        (1)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (2)   If corporate action creating dissenters' rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

RCW 23B.13.210—Notice of intent to demand payment.

        (1)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

        (2)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters' rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

        (3)   A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to payment for the shareholder's shares under this chapter.

RCW 23B.13.220—Dissenters' rights—Notice.

        (1)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is approved at a shareholders' meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (5) of this section.

        (2)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(2) shall comply with subsection (5) of this section.

        (3)   In the case of proposed corporate action creating dissenters' rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (5) of this section.

        (4)   In the case of proposed corporate action creating dissenters' rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (5) of this section.

        (5)   Any notice under subsection (1), (2), (3), or (4) of this section must:

          (a)   State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c)   Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d)   Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), or (4) of this section is delivered; and

          (e)   Be accompanied by a copy of this chapter.

RCW 23B.13.230—Duty to demand payment.

        (1)   A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(5)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

        (2)   The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

        (3)   A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter.

RCW 23B.13.240—Share restrictions.

        (1)   The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

        (2)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250—Payment.

        (1)   Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

        (2)   The payment must be accompanied by:

          (a)   The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b)   An explanation of how the corporation estimated the fair value of the shares;

          (c)   An explanation of how the interest was calculated;

          (d)   A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e)   A copy of this chapter.

RCW 23B.13.260—Failure to take corporate action.

        (1)   If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

        (2)   If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270—After-acquired shares.

        (1)   A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (2)   To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

RCW 23B.13.280—Procedure if shareholder dissatisfied with payment or offer.

        (1)   A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a)   The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b)   The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c)   The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (2)   A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

RCW 23B.13.300—Court action.

        (1)   If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (2)   The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (3)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (4)   The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

        (5)   The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (6)   Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

RCW 23B.13.310—Court costs and counsel fees.

        (1)   The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

        (2)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)   Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

          (b)   Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

        (3)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

WHITE PROXY CARD

CRAFT BREW ALLIANCE, INC.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, February 25, 2020 at 1 p.m. Pacific Standard Time

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s) Andrew J. Thomas and J. Scott Mennen, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Craft Brew Alliance, Inc. (the “Company”) that the shareholder(s) is/are entitled to vote at the special meeting of shareholders of the Company to be held at 1 p.m. Pacific Standard Time on Tuesday, February 25, 2020 at Widmer Brothers Pub Space, 947 N. Russell Street, Portland, OR 97227 and any and all postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Shareholders, including any previously given by telephone or internet.

This WHITE proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote “FOR” Proposal 1, the Merger Agreement Proposal , “FOR” Proposal 2, the Adjournment Proposal and “FOR” Proposal 3, the Advisory (Nonbinding) Merger-Related Compensation Proposal, in accordance with the Board of Directors’ recommendations, and in their discretion on any other matters that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:

The Notice and Proxy Statement are Available at:

www.stockholderdocs.com/BREW

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CRAFT BREW ALLIANCE, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 & 3

1.              To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 11, 2019 (as amended from time to time, the “merger agreement”), by and among the Company, Anheuser-Busch Companies, LLC, a Delaware limited liability company (“Parent”), and Barrel Subsidiary, Inc., a Washington Corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent, which we refer to as the “Merger Agreement Proposal.” A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

☐FOR                    ☐AGAINST                         ☐ABSTAIN

2.              To consider and vote on one or more proposals to adjourn the special meeting, if necessary or appropriate, including adjournment to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement Proposal, which we refer as the “Adjournment Proposal.”

☐FOR                    ☐AGAINST                         ☐ABSTAIN

3.              To approve, by nonbinding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger, which we refer as the “Advisory (Nonbinding) Merger-Related Compensation Proposal.”

☐FOR                    ☐AGAINST                         ☐ABSTAIN

Signature of Shareholder
Signature, if held jointly (Title)
Date: , 2020

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer